UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
NOVAVAX, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 proxy statement

Novavax, Inc. (Nasdaq: NVAX) promotes improved health by discovering, developing, and commercializing innovative vaccines to protect against serious infectious diseases.
Novavax, a global company based in Gaithersburg, MD, U.S., offers a differentiated vaccine platform that combines a recombinant protein approach, innovative nanoparticle technology and Novavax’s patented Matrix-M™ adjuvant to enhance the immune response.
Focused on the world’s most urgent health challenges, Novavax is currently evaluating vaccines for COVID-19, influenza, and COVID-19 and influenza combined.

NOVAVAX FYE 2022 AT A GLANCE		PRODUCT PIPELINE
$2.0B	Total revenue	Novavax Clinical-Stage Coronavirus • NVX-CoV2373 • Variant Strain-Containing Monovalent or Bivalent
550+	U.S. and foreign patents and pending patent applications	Seasonal Influenza • Influenza (Older Adults) Combination Vaccines • COVID / Influenza
100M+	Delivered doses of COVID-19 vaccine globally	Partnered Clinical-Stage • R21 (Malaria)
40+	Achieved regulatory authorizations for our COVID-19 vaccine globally to date	Novavax Preclinical-Stage RSV • RSV Vaccine (Older Adults) • Influenza / RSV • Influenza / COVID / RSV

LETTER FROM OUR CEO

DEAR NOVAVAX STOCKHOLDER:
You are cordially invited to our Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 15, 2023, beginning at 8:30 a.m. Eastern Time. In an effort to encourage greater stockholder participation at our Annual Meeting, this year’s Annual Meeting will be held in a virtual meeting format only. You can virtually attend the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/NVAX2023. We are pleased to also provide a copy of our 2022 Annual Report to Stockholders with this Proxy Statement.
Your vote is important, and we hope you will be able to attend the Annual Meeting. You may vote over the Internet, by telephone, or, if you requested printed proxy materials, by mailing a proxy card or voting instruction form. Please review the instructions for each of your voting options described in this Proxy Statement. Also, please let us know if you plan to attend the live virtual webcast of our Annual Meeting by marking the appropriate box on the proxy card, if you requested printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.
We look forward to seeing you at our Annual Meeting.

2022 was a year of significant growth, opportunity, and learning for Novavax, as we executed the commercial launch of our COVID-19 vaccine, Nuvaxovid. As we begin this new chapter of our journey, I am honored to lead Novavax, and I humbly accept the challenge of building on our past to create a path toward long-term success.
Sincerely, JOHN C. JACOBS President and Chief Executive Officer April 28, 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 15, 2023
TO THE STOCKHOLDERS OF NOVAVAX, INC.:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Novavax, Inc., a Delaware corporation (the “Company,” “Novavax,” “we,” or “us”), will be held:

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 15, 2023 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2023	Stockholders of record at the close of business on April 18, 2023 are entitled to notice of and to vote
Matters to Be Voted on at the Annual Meeting

Proposal
1	Election of three directors as Class I directors to serve on the board of directors, each for a three-year term expiring at the 2026 Annual Meeting of Stockholders
2	Advisory vote to approve the compensation of our Named Executive Officers
3	Advisory vote to approve the frequency of future Named Executive Officer compensation votes
4	Amendment to the Second Amended and Restated Certificate of Incorporation of Novavax, Inc., as amended (the “Certificate of Incorporation”) to reflect Delaware law provisions allowing officer exculpation
5
Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended (the “2015 Stock Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 (“Common Stock”), available for issuance thereunder by 6,170,000 shares

6	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023
7	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
The board of directors has fixed the close of business on April 18, 2023 (the “Record Date”) as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The following Proxy Statement is included with the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2022, which contains financial statements and other information of interest to stockholders, and is being mailed or made available to our Record Date stockholders on or about May 5, 2023.

By Order of the Board of Directors, JOHN A. HERRMANN III, J.D. Executive Vice President, Chief Legal Officer and Corporate Secretary
Gaithersburg, Maryland
April 28, 2023

Whether or not you plan to attend the virtual webcast of the annual meeting, please promptly vote over the Internet or by telephone as per the instructions on the enclosed proxy or complete, sign and date the enclosed proxy and mail it promptly in the accompanying envelope. Postage is not needed if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS ANNUAL MEETING TO BE HELD ON June 15, 2023

Our Notice of Annual Meeting, Proxy Statement, and Annual Report are available free of charge at www.virtualshareholdermeeting.com/NVAX2023

PROXY STATEMENT
Table of Contents

1	Proxy Summary
8	Board of Directors and Corporate Governance
8	Proposal 1—Election of Directors
8	Nominees for Election as Class I Directors
10	Directors Continuing as Class II Directors
13	Directors Continuing as Class III Directors
14	Information Regarding the Board and Corporate Governance Matters
14	Leadership Structure and Risk Oversight
17	Board Committees
22	Nomination Procedures
23	Corporate Governance Guidelines
23	Environmental, Social, and Governance (“ESG”) Matters
26	Stock Ownership Guidelines
26	Code of Conduct
26	Stockholder Communications with the Board of Directors
27	Certain Relationships and Related Transactions
27	Compensation Committee Interlocks and Insider Participation
27	Compensation of Directors
31	Executive Officers and Compensation
31	Proposal 2—Advisory Vote on Executive Compensation (Say-on-Pay)
32	Executive Officers
36	Compensation Discussion and Analysis
48	Compensation Committee Report
49	Executive Compensation Tables
49	Summary Compensation Table
50	Grants of Plan-Based Awards Table
51	Outstanding Equity Awards at 2022 Fiscal Year End
52	Options Exercised and Stock Vested

53	Overview of Employment and Change In Control Agreements
59	Potential Payments Upon Termination
60	2022 CEO Pay Ratio
61	Pay Versus Performance
67	Proposal 3—Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes
68	Proposal 4—Approval of the Amendment of the Certificate of Incorporation to Reflect Delaware Law Provisions Allowing Officer Exculpation
70	Proposal 5—Amendment and Restatement of the 2015 Stock Plan
82	Equity Compensation Plan Information
83	Audit Matters
83	Proposal 6—Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023
83	Fees and Services
84	Audit Committee Pre-Approval Policies and Procedures
85	Audit Committee Report
86	Stock Ownership Information
86	Security Ownership of Certain Beneficial Owners and Management
88	Information about the Annual Meeting and Voting
94	Additional Information
94	Stockholder Proposals
95	Other Matters
96	Appendix A— Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Novavax, Inc.
97	Appendix B— Novavax, Inc. 2015 Stock Incentive Plan Amended and Restated March 30, 2023

PROXY SUMMARY

This summary represents only selected information. You should review the entire proxy statement before voting.
Novavax, Inc. 2023 Annual Meeting of Stockholders

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 15, 2023 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2023	Stockholders of record at the close of business on April 18, 2023 are entitled to notice of and to vote

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal		Board Recommendation	See Page
1	Election of three directors as Class I directors to serve on the board of directors, each for a three-year term expiring at the 2026 Annual Meeting of Stockholders	FOR all nominees	8
2	Advisory vote to approve the compensation of our Named Executive Officers	FOR	31
3	Advisory vote to approve the frequency of future Named Executive Officer compensation votes	FOR one year option	67
4	Amendment to the Certificate of Incorporation to reflect Delaware law provisions allowing officer exculpation	FOR	68
5	Amendment and restatement of the 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 6,170,000 shares	FOR	70
6	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	83
7	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof

NOVAVAX, INC. 2023 PROXY STATEMENT	1

Proxy Summary
HOW TO VOTE
Have your Notice of Internet Availability, proxy card, or voting instruction form in hand, with your 16-digit control number available. Even if you plan to attend the virtual meeting, please vote as soon as possible to ensure your shares are represented.

	Internet	Telephone	Virtual Device	Mail	During the Meeting
Registered Holders	Visit, 24/7 www.proxyvote.com	Dial toll-free, 24/7 1-800-690-6903	Scan the QR code available on your proxy card	Return a properly executed proxy card (if received by mail) in the postage-paid envelope provided	Attend the virtual meeting at www.virtualshareholder meeting.com/NVAX2023 and follow the instructions provided during the Annual Meeting
Beneficial Owners (holders in street name)
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee, so please follow the voting instructions in the materials you receive
			Scan the QR code if one is provided by your broker, bank, or other nominee	Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank, or other nominee makes available	Contact your broker, bank, or other nominee to request a legal proxy and voting instructions
Deadline	11:59 p.m. Eastern Time on June 14, 2023			Before the polls close at the Annual Meeting on June 15, 2023

NOTE ABOUT FORWARD-LOOKING STATEMENTS
Any statements in the discussion below and elsewhere in this Proxy Statement about expectations, beliefs, plans, objectives, assumptions, or future events or performance of the Company are not historical facts and are forward-looking statements. Such forward-looking statements include, without limitation, statements about our stockholder engagement program; focusing the organization to align investments and activities with our priority of delivering an updated COVID-19 vaccine for the 2023 fall vaccination season; positioning the Company to deliver long-term growth by reducing spend, extending our cash runway and operating efficiently; our aim to operate in an environmentally sustainable manner; our efforts to grow and retain our diverse, high-performance workforce; the impact of compensation paid to our named executive officers to encourage the achievement of our strategic priorities and milestones in 2023 and beyond; and other matters referenced herein. Generally, forward-looking statements can be identified through the use of words or phrases such as “believe,” “may,” “could,” “will,” “would,” “possible,” “can,” “estimate,” “continue,” “ongoing,” “consider,” “anticipate,” “intend,” “seek,” “plan,” “project,” “expect,” “should,” “would,” “aim,” or “assume,” the negative of these terms, or other comparable terminology, although not all forward-looking statements contain these words.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations about the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements involve estimates, assumptions, risks, and uncertainties that could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, and, therefore, you should not place considerable reliance on any such forward-looking statements. Such risks and uncertainties include, without limitation, challenges satisfying, alone or together with partners, various safety, efficacy, and product characterization requirements, including those related to process qualification and assay validation, necessary to satisfy applicable regulatory authorities, such as the U.S. Food and Drug Administration, the World Health Organization, United Kingdom Medicines and Healthcare Products Regulatory Agency, the European Medicines Agency, the Republic of Korea’s Ministry of Food and Drug Safety, or Japan’s Ministry of Health, Labour and Welfare; unanticipated challenges or delays in conducting clinical trials; difficulty obtaining scarce raw materials and supplies; resource constraints, including human capital and manufacturing capacity, constraints on the ability of Novavax to pursue planned regulatory pathways, alone or with partners, in multiple jurisdictions simultaneously, leading to staggering of regulatory filings, and potential regulatory actions;

2	ir.novavax.com

Proxy Summary
challenges meeting contractual requirements under agreements with multiple commercial, governmental, and other entities; and other risks and uncertainties identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) on February 28, 2023, which may be detailed and modified or updated in other documents filed with the SEC from time to time, and are available at www.sec.gov and at www.novavax.com. You are encouraged to read these filings as they are made.

We cannot guarantee future results, events, level of activity, performance, or achievement. Any or all of our forward-looking statements in this Proxy Statement may turn out to be inaccurate or materially different from actual results. Further, any forward-looking statement speaks only as of the date when it is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

NOVAVAX, INC. 2023 PROXY STATEMENT	3

Proxy Summary
Board of Directors

Name and Principal Occupation	Age(1)	Director Since	Other Current Public Company Boards	Independent	Committee Membership
					Audit	Compensation	Nominating & Corporate Governance	Research & Development
CLASS I DIRECTORS, FOR TERMS EXPIRING AT THE 2023 ANNUAL MEETING
John C. Jacobs President and Chief Executive Officer, Novavax, Inc.	56	2023	—	—	—	—	—	—
Gregg H. Alton, J.D. Former Interim Chief Executive Officer and Chief Patent Officer, Gilead Sciences	57	2020	3			—	—	—
Richard J. Rodgers Former Executive Vice President, and Chief Financial Officer, TESARO, Inc.	56	2022	2				—	—

CLASS II DIRECTORS, FOR TERMS EXPIRING AT THE 2024 ANNUAL MEETING
Richard H. Douglas, Ph.D. Former Senior Vice President, Corporate Development, Genzyme Corporation	70	2010	2				—
Margaret G. McGlynn, R. Ph. Former President, Merck Vaccines and Infectious Disease, Merck & Co, Inc.	63	2020	2			—
David M. Mott Private Investor, Mott Family Capital	57	2020	4		—		—

CLASS III DIRECTORS, FOR TERMS EXPIRING AT THE 2025 ANNUAL MEETING
Rachel K. King Interim Chief Executive Officer, the Biology Innovation Organization (BIO) and Founder and former Chief Executive Officer, GlycoMimetics, Inc.	63	2018	1		—			—
James F. Young, Ph.D. Former Chairman of the Board and Chief Executive Officer, Targeted Microwave Solutions, Inc.	70	2010 Since 2011	—		—	—
Number of meetings in 2022	Board—9				9	11	5	3
(1)As of April 18, 2023

Committee Chair	Committee Member	Chairman of the Board	Audit Committee Financial Expert

4	ir.novavax.com

Proxy Summary
BOARD ATTRIBUTES

Independence	Diversity	Age	Tenure

BOARD DIVERSITY
Board Diversity Matrix (As of April 18, 2023)

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	2	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latin	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

NOVAVAX, INC. 2023 PROXY STATEMENT	5

Proxy Summary
ISG Stewardship Principles
Our Board and executive leaders are stewards of our stockholders’ interests, believing that strong and effective corporate governance is essential to our success. As a cornerstone of our corporate governance program, we provide transparent disclosure to our stockholders on a consistent basis. Our approach integrates all components of effective governance, including a strong ethical culture, an ongoing stockholder engagement program, and sound financial, regulatory, and legal compliance functions. Novavax supports and follows the Investor Stewardship Group’s (“ISG”) Corporate Governance Framework for U.S. Listed Companies. Below is an illustration how certain of our governance practices directly support each of the six ISG principles.

ISG Principle	Novavax’s Practice

Boards are accountable to stockholders	Separate CEO and Board Chairman roles
Stockholders should be entitled to voting rights in proportion to their economic interest	One class of voting stock; we believe in a “one share, one vote” standard
No “poison pill”

Boards should be responsive to stockholders and be proactive in order to understand their perspectives	Proactive year-round engagement with stockholders
All current Directors attended at least 75% of Board and committee meetings in 2022
All of the then-current Board members attended the 2022 Annual Meeting
Directors are expected to devote sufficient time and effort necessary to fulfill their respective responsibilities

Boards should have a strong, independent leadership structure	7 of 8 directors are independent
Independent Board Chairman
Regular executive sessions of independent directors
Four fully independent standing Board committees—Audit, Compensation, Nominating and Corporate Governance, and Research and Development

Boards should adopt structures and practices that enhance their effectiveness	37.5% of directors are gender, racially, or ethnically diverse
Average age of director nominees is 56 years
Balance of new and experienced directors, with one new independent director added in 2022 and average director tenure of 4.8 years
Annual Board and committee self-evaluations

Boards should develop management incentive structures that are aligned with the long-term strategy of the company	Annual Say-on-Pay advisory vote
Active Board oversight of risk management
Clawback policy
Anti-hedging and anti-pledging policy
Stock ownership guidelines

6	ir.novavax.com

Proxy Summary
Executive Compensation Highlights
STOCKHOLDER ENGAGEMENT

Stockholder Engagement Highlights
•We continued our Stockholder Outreach program in 2022
•Topics discussed in connection with our Stockholder Outreach program included Board composition, corporate governance, risk oversight, corporate strategy, and executive compensation
•We contacted our top stockholders representing approximately 79% of our institutional ownership and 35% of shares outstanding
ANNUAL OUTREACH TO STOCKHOLDERS of institutional ownership in 2022

COMPENSATION PHILOSOPHY AND OBJECTIVES
Our compensation program is designed to attract, retain, and reward a high-performance workforce in an extremely competitive recruitment and retention market to achieve Novavax’s mission, vision, and goals.

Attract and retain highly qualified executives	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance	Align executives’ interests with those of our stockholders
COMPENSATION PROGRAM BEST PRACTICES

What We Do		What We Do NOT Do
Link what we pay our Named Executive Officers (“NEOs”) to our short-and long-term performance	X	No incentivizing excessive risk-taking that would have a material adverse effect on our business and operations
Base pay increases on merit	X	Agreements do not provide for excise tax gross ups
Engage an independent compensation consultant for competitive analysis, based on a combination of survey data and peer group data	X	No repricing of underwater stock options or stock appreciation rights without stockholder approval
Have a clawback policy	X	No guaranteed salary increases or bonuses
Have stock ownership guidelines applicable to our executive officers	X	No single-trigger change in control severance provisions
Include maximum payout caps on our annual incentive program	X	No hedging or pledging of our stock
Auditors
Ernst & Young LLP has served as our independent auditors since 2014. We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2023. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the Annual Meeting if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

NOVAVAX, INC. 2023 PROXY STATEMENT	7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Proposal 1—Election of Directors
In accordance with the Company’s charter, the Board of Directors (the “Board”) may consist of no fewer than three directors, with the specific number to be authorized by the Board from time to time at its discretion. The Board is presently authorized to consist of eight members, and currently includes the following eight individuals:

Class I Directors Terms expiring at the 2023 Annual Meeting	Class II Directors Terms expiring at the 2024 Annual Meeting	Class III Directors Terms expiring at the 2025 Annual Meeting

•John C. Jacobs •Gregg H. Alton, J.D. •Richard J. Rodgers	•Richard H. Douglas, Ph.D. •Margaret G. McGlynn, R. Ph. •David M. Mott	•Rachel K. King •James F. Young, Ph.D., Chairman of the Board
Members of the Board are divided into three classes, designated as Class I, Class II, and Class III, each serving staggered three-year terms. The terms of the Class I directors expire at the 2023 Annual Meeting. The terms of the Class II and Class III directors will expire at the 2024 and 2025 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he or she is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his or her predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire at the meeting are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified.
In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships must be apportioned by the Board among the three classes to ensure that no one class has more than one director more than any other class, unless otherwise determined by a resolution of the Board. However, since existing directors cannot move across classes, the number of directors continuing in office following the Annual Meeting, as well as the nominees for election at the Annual Meeting, including their ages and positions as of April 18, 2023, are reflected below followed by biographical information for each such director and nominee.

The Board recommends that stockholders vote FOR the election of the nominees.

Nominees for Election as Class I Directors
After recommendation by the Nominating and Corporate Governance Committee, the Board has designated John C. Jacobs, Gregg H. Alton, J.D., and Richard J. Rodgers as nominees for election as Class I directors of the Company at the Annual Meeting. If elected, each such nominee will serve until the expiration of his term at the 2026 Annual Meeting of Stockholders and until his successor is elected and qualified. Messrs. Jacobs, Alton and Rodgers have consented to being named in this Proxy Statement and to serve if elected. The Board has no reason to believe that Messrs. Jacobs, Alton and Rodgers will be unable or unwilling to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named in the proxy will vote the proxy for a substitute nominee or nominees as they, in their discretion, shall determine.
Information on the nominees follows.

8	ir.novavax.com

Board of Directors and Corporate Governance

AGE 56 DIRECTOR SINCE 2023 COMMITTEES •None
JOHN C. JACOBS

CAREER HIGHLIGHTS
Novavax, Inc.
•President and Chief Executive Officer (January 2023 to present)
Harmony Biosciences Holdings, Inc.
•President and Chief Executive Officer and a member of the board of directors (June 2018 to January 2023)
•Executive Vice President and Chief Commercial Officer (October 2018 to June 2018)
Teva Pharmaceuticals Industries Ltd.
•Senior Vice President and General Manager of the Respiratory Business Unit (September 2017 to October 2017)
◦Senior Vice President of Commercial Operations and Innovation of Teva, (September 2016 to September 2017)
◦Vice President and General Manager of Teva’s Branded Business in Canada (July 2014 to September 2016)

OTHER PUBLIC COMPANY BOARDS
•None

OTHER CURRENT DIRECTORSHIPS
•CiRC Biosciences
EDUCATION
•M.B.A. from the State University of New York at Binghamton
•Bachelor of Science in Business, State University of New York College at Plattsburgh
KEY SKILLS AND QUALIFICATIONS
Mr. Jacobs is well-suited to serve on our Board due to his leadership experience in the biotechnology industry, having held several leadership position for commercial biotechnology companies.

AGE 57 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES •Audit	GREGG H. ALTON, J.D.

CAREER HIGHLIGHTS
Gilead Sciences
Served in an array of leadership roles across a portfolio of responsibilities for more than 20 years from 1999 to 2019, including:
•Interim Chief Executive Officer
•Chief Patent Officer, responsible for Gilead's government affairs, public affairs, patient outreach and engagement initiatives, as well as efforts to facilitate access to its medicines globally
•Oversight for commercial operations in Europe, Asia, Latin America, and Africa, as well as government affairs, public affairs and global medical affairs
•General Counsel and Chief Compliance Officer
Cooley LLP
•Attorney, specializing in corporate finance transactions for healthcare and information technology companies (1993 to 1996 and 1998 to 1999)

OTHER PUBLIC COMPANY BOARDS
•Corcept Therapeutics (Nasdaq: CORT)
•Enochian Biosciences (Nasdaq: ENOB)
OTHER CURRENT DIRECTORSHIPS
•Several non-profit organizations, including Black Women’s Health Imperative, AIDSVu and the Boys and Girls Clubs of Oakland
EDUCATION
•J.D., Stanford University
•Bachelor of Science in Legal Studies, University of California, Berkeley
KEY SKILLS AND QUALIFICATIONS
Mr. Alton is well-suited to serve on our Board. His extensive industry experience and broad global experience across multiple business areas and his deep insight in infectious disease will contribute to the Board’s understanding of our mission and corporate goals.

NOVAVAX, INC. 2023 PROXY STATEMENT	9

Board of Directors and Corporate Governance

AGE 56 INDEPENDENT DIRECTOR SINCE 2022 COMMITTEES •Audit •Compensation	RICHARD J. RODGERS

CAREER HIGHLIGHTS
TESARO, Inc.
•Former Co-Founder, Executive Vice President, Chief Financial Officer, Secretary, and Treasurer (2010 to 2013)
•Mr. Rodgers guided TESARO, Inc. through and acquisition by GSK for over $5 billion.
Integrated Genetics
•Chief Financial Officer and Senior Vice President of Abraxis BioScience, Inc. (2009-2010)
•Mr. Rodgers guided Abraxis BioScience, Inc. through an acquisition by Celgene for $2.9 billion
  MGI PHARMA, Inc.
•Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, Inc. prior to acquisition by Eisai for $3.9 billion
•Mr. Rodgers guided Abraxis BioScience, Inc. through an acquisition by Celgene for $2.9 billion

OTHER PUBLIC COMPANY BOARDS
•Ardelyx, Inc. (Nasdaq: ARDX)
•Ocuphire, Inc. (Nasdaq: OCUP)
EDUCATION
•Bachelor of Science in Financial Accounting, St. Cloud State University
•M.B.A., University of Minnesota, Carlson School of Business
KEY SKILLS AND QUALIFICATIONS
Mr. Rodgers is well-suited to serve on our Board due to his significant business experience in the biopharmaceutical field and his financial expertise.

Directors Continuing as Class II Directors

AGE 70 INDEPENDENT DIRECTOR SINCE 2010 COMMITTEES •Audit •Compensation •Research & Development	RICHARD H. DOUGLAS, PH.D.

CAREER HIGHLIGHTS
Genzyme Corporation
•Former Senior Vice President, Corporate Development (1989 to 2011)
•Dr. Douglas led Genzyme Corporation’s Corporate Development team, and was involved in numerous acquisitions, licenses, financings, joint ventures, and strategic alliances
Integrated Genetics
•Dr. Douglas served in science and corporate development capacities (1982 until its merger with Genzyme Corporation in 1989, now Sanofi Genzyme)
OTHER PUBLIC COMPANY BOARDS
•Alderya Therapeutics (Nasdaq: ALDX)
•MaxCyte, Inc. (Nasdaq: MXCT)

OTHER CURRENT DIRECTORSHIPS
•University of Michigan Technology Transfer National Advisory Board
EDUCATION
•Postdoctoral fellow, Dr. Leroy Hood’s laboratory at the California Institute of Technology
•Ph.D. in Biochemistry, University of California, Berkeley
•Bachelor of Science in Chemistry, University of Michigan
KEY SKILLS AND QUALIFICATIONS
Dr. Douglas is well-suited to serve on our Board due to his significant business experience and scientific background.

10	ir.novavax.com

Board of Directors and Corporate Governance

AGE 63 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES •Audit •Nominating & Corporate Governance •Research & Development	MARGARET G. MCGLYNN, R. PH.

CAREER HIGHLIGHTS
International AIDS Vaccine Initiative
•President and Chief Executive Officer, leading extensive partnership efforts to advance the development, global launch and access to a broadly effective HIV vaccine (2011 to 2015)
Merck
Served in leadership roles of increasing responsibility for more than two decades (1983 to 2009) including:
•President, U.S. Hospital and Specialty Products Division
•President of Merck Vaccines and Infectious Diseases
OTHER PUBLIC COMPANY BOARDS
•Amicus Therapeutics (Nasdaq: FOLD)
•Vertex Pharmaceuticals (Nasdaq: VRTX)

OTHER CURRENT DIRECTORSHIPS
•HCU Network America, a patient advocacy organization; Ms. McGlynn founded HCU Network America in 2016 which is focused on the rare genetic disease homocystinuria (HCU) and related disorders

EDUCATION
•Honorary Doctorate, the State University of New York at Buffalo
•Master's in Business Administration and Marketing, The State University of New York at Buffalo
•Bachelor of Science in Pharmacy, The State University of New York at Buffalo
KEY SKILLS AND QUALIFICATIONS
Ms. McGlynn is well-suited to serve on our Board due to her extensive experience in the pharmaceutical and vaccine industries. In addition, her experience in for-profit and non-profit vaccine organizations and deep experience in vaccine commercialization and understanding of global public health make Ms. McGlynn an ideal board member.

NOVAVAX, INC. 2023 PROXY STATEMENT	11

Board of Directors and Corporate Governance

AGE 57 INDEPENDENT DIRECTOR SINCE 2020 COMMITTEES •Compensation •Research & Development	DAVID M. MOTT

CAREER HIGHLIGHTS
New Enterprise Associates
•General Partner (2008 to 2020)

Mott Family Capital
•Private investor
MedImmune
•President and Chief Executive Officer, Vice Chairman (2000 to 2008), during which he led the sale of the company to AstraZeneca in June 2007 for $15.6 billion
•Served in various senior roles, including Chief Operating Officer and Chief Financial Officer (1992 to 2000)
During the course of his career, Mr. Mott has been involved in more than $40 billion in corporate acquisitions, fundraising, partnerships and other capital formation ventures. He has supported more than 35 initial public offerings or corporate acquisitions, overseen more than a dozen new drugs from development to commercialization, and served on 25 corporate boards.
OTHER PUBLIC COMPANY BOARDS
•Chairman, Adaptimmune Therapeutics (Nasdaq: ADAP)
•Chairman, Ardelyx (Nasdaq: ARDX)
•Chairman, Epizyme (Nasdaq: EPZM)
•Chairman, Mersana Therapeutics (Nasdaq GS: MRSN)

EDUCATION
•Bachelor of Arts, Dartmouth College
KEY SKILLS AND QUALIFICATIONS
Mr. Mott is well-suited to serve on our Board. His more than three decades of global management, board, and investment experience across numerous private and public biopharmaceutical companies, as well as his extensive experience building, leading, and financing biopharmaceutical companies adds significant value to our Board. The Board believes Mr. Mott’s skill set and experience uniquely position him to contribute significantly as a director. When Mr. Mott joined as a director, the Board understood that Mr. Mott already sat on five public company boards of directors and would be considered “overboarded” by some investors. Mr. Mott indicated that, despite his other commitments, he was confident he had capacity to meaningfully contribute on all his boards, and the Board’s experience with Mr. Mott since his appointment in 2020 has validated that judgment. In 2023, Mr. Mott resigned from the Board of Imara Inc. in connection with its merger with Enliven Inc., and he currently sits on four other public company boards of directors. Mr. Mott was willing to contribute the incremental time, and the Board sought Mr. Mott to join the Board, due to the potential for Mr. Mott to assist in the Company’s efforts to help address the substantial health and economic consequences resulting from the COVID pandemic. The other directors have highly valued Mr. Mott’s participation on the Board.

12	ir.novavax.com

Board of Directors and Corporate Governance
Directors Continuing as Class III Directors

AGE 63 INDEPENDENT DIRECTOR SINCE 2018 COMMITTEES •Compensation •Nominating & Corporate Governance	RACHEL K. KING

CAREER HIGHLIGHTS
The Biotechnology Innovation Organization
•Interim Chief Executive Officer (November 2022 to present)

GlycoMimetics, Inc.
•Founder and former Chief Executive Officer (2003 to 2021)
New Enterprise Associates
•Executive in Residence (2001 to 2003)
Novartis Corporation
•Senior Vice President (1999 to 2001)
Genetic Therapy, Inc.
•Manager of Laboratory Operations from 1989 to 1993 and Vice President for Product Planning from 1993 to 1996 including early-stage development, initial public offering and acquisition by Novartis; Chief Executive Officer of GTI, a wholly owned subsidiary of Novartis from 1996 to 1998.
Ms. King worked previously at ALZA Corporation and Bain and Company

OTHER CURRENT PUBLIC COMPANY BOARDS
•GlycoMimetics (Nasdaq: GLYC)
OTHER CURRENT DIRECTORSHIPS
•Executive Committee of the Biotechnology Innovation Organization
•University of Maryland BioPark
EDUCATION
•M.B.A., Harvard Business School
•Bachelor of Arts, Dartmouth College
KEY SKILLS AND QUALIFICATIONS
Ms. King is well-suited to serve on our Board due to her successful growth and development of businesses and products, her experience as a chief executive officer of a public company, and her significant experience in governance, legal, finance and risk management.

AGE 70 INDEPENDENT DIRECTOR SINCE 2010 CHAIRMAN OF THE BOARD SINCE 2011 COMMITTEES •Nominating & Corporate Governance •Research & Development	JAMES F. YOUNG, Ph.D.

CAREER HIGHLIGHTS
Targeted Microwave Solutions, Inc.
•Former Chairman of the Board and Chief Executive Officer (2016 to 2018)
MedImmune, Inc.
•Former President, Research and Development (2000 to 2008)
•Executive Vice President, Research and Development (1999 to 2000)
•Senior Vice President (1995 to 1999)
•Senior Vice President, Research and Development (1989 to 1995)
OTHER CURRENT DIRECTORSHIPS
•Sagimet Biosciences, a privately-held biopharmaceutical company

EDUCATION
•Ph.D. in Microbiology and Immunology, Baylor College of Medicine
•Bachelor of Science degrees in General Science and Biology, Villanova University
KEY SKILLS AND QUALIFICATIONS
Dr. Young is well-suited to serve on our Board due to his years of experience in the fields of molecular genetics, microbiology, immunology, and pharmaceutical development. In addition, Dr. Young brings extensive scientific background and experiences, particularly in the areas of vaccine research and development.

NOVAVAX, INC. 2023 PROXY STATEMENT	13

Board of Directors and Corporate Governance
Information Regarding the Board and Corporate Governance Matters
On March 30, 2023, the Board determined, upon the recommendation by the Nominating and Corporate Governance Committee, that all of the members of the Board are “independent” directors as defined in the Nasdaq listing standards, except Mr. Jacobs. Mr. Jacobs is currently the President and Chief Executive Officer of the Company.

During 2022, the Board met nine times and acted by written consent in lieu of a meeting once, and the non-employee directors met four times in executive session during the same period. Each of our incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board they were eligible to attend, as well as the total number of meetings held by all committees on which they served.

Recognizing that director attendance at the Company’s Annual Meeting of Stockholders provides stockholders with an opportunity to communicate with members of the Board, the Company strongly encourages (but does not require) members of the Board to attend such meetings. All of the then-current Board members attended the 2022 Annual Meeting of Stockholders.
Leadership Structure and Risk Oversight
One of the most critical roles of our Chief Executive Officer and Board members is managing risk. Today’s environment consists of ongoing disruption, innovation, and technological change. Increasing disruption leads to greater risks, which may become greater still because they are often interconnected. The Board separates the positions of Chairman of the Board and Chief Executive Officer thereby allowing our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

The Board recognizes the commitment that our Chief Executive Officer is required to devote to his position, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow. Mr. Jacobs and Dr. Young each are responsible for:

14	ir.novavax.com

Board of Directors and Corporate Governance

PRESIDENT AND CHIEF EXECUTIVE OFFICER	CHAIRMAN OF THE BOARD

John C. Jacobs
•general charge and supervision of the business of the Company
•managing the risks the Company faces in the ordinary course of operating the business, including reputation risk, culture risk, cybersecurity risk, and extended enterprise risk
•focusing the organization to align investments and activities with its top priority of delivering an updated COVID-19 vaccine for the 2023 fall vaccination season
•positioning the Company to deliver long-term growth by achieving our goal to reduce spend, extend cash runway and operate efficiently

James F. Young, Ph.D.
•presiding at all meetings of the Board
•advising Board committee chairs in fulfilling their roles
•serving as a liaison between the Board and senior management team
•mentoring and advising the senior scientific team
•providing an extensive network of contacts
•reporting regularly to the Board

Our Chief Executive Officer and Chairman work closely together to execute our strategic plan. Our Chairman leads our Board, serves as a liaison between the Board and senior management team, mentors and advises the senior scientific team, provides an extensive network of contacts, and reports regularly to the Board. We believe the combination of Mr. Jacobs as the President and Chief Executive Officer and Dr. Young as the Chairman of the Board is an effective leadership structure. The additional avenues of communication between the Board and management associated with having Dr. Young serve as Chairman provide the basis for the proper functioning of the Board and its oversight of management.
Our Chief Executive Officer and senior management team are primarily responsible for managing the risks Novavax faces in the ordinary course of operating the business. The Board actively oversees potential risks and risk management activities by regularly receiving operational and strategic presentations from management, which include discussions of key risks to the business. In addition, the Board delegates risk oversight to each of its key committees within their areas of responsibility.

NOVAVAX, INC. 2023 PROXY STATEMENT	15

Board of Directors and Corporate Governance

For example:

•Reviews and discusses with management the system of disclosure controls and internal controls over financial reporting and discusses the key risks facing the Company and the processes or actions being taken to mitigate those risks
•Reviews specific risk areas, such as cybersecurity risk, on a regular basis with input from management
•Reviews and discusses with the Senior Vice President, Information Technology the current cybersecurity risks and our cybersecurity risk management program and activities
•Oversees the Company’s Enterprise Risk Management function

•Oversees incentive compensation programs and strategies, as well as key employee retention issues

•Periodically reviews the current Directors’ skill sets and the Company’s anticipated future needs
•Oversees the Company’s corporate governance structure
•Oversees the Company’s policies and practices with respect to corporate social responsibility and environmental sustainability

•Periodically reviews and assesses the Company’s research and development programs •Oversees strategies and investments specific to research and development programs
Board committees are chaired by independent directors and at each Board meeting the committee chairs deliver reports to the full Board on the activities and decisions made by the committees at recent meetings. In addition, there is significant cross-over of members of the various committees allowing information to flow freely outside of a full board meeting.

16	ir.novavax.com

Board of Directors and Corporate Governance
Board Committees
Our Board currently maintains four standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Research and Development Committee. In addition to the descriptions below, please refer to the “Compensation Committee Report” and the “Audit Committee Report” included in this Proxy Statement. The members of the committees are shown below.

Committee Memberships
Director	Independent	Audit	Compensation	Nominating and Corporate Governance	Research and Development
Gregg H. Alton, J.D.
Richard H. Douglas, Ph.D.
John C. Jacobs
Rachel K. King
Margaret G. McGlynn, R. Ph.
David M. Mott
Richard J. Rodgers
James F. Young, Ph.D.

Committee Chair	Committee Member	Chairman of the Board	Audit Committee Financial Expert

NOVAVAX, INC. 2023 PROXY STATEMENT	17

Board of Directors and Corporate Governance

Audit Committee	Meetings in 2022: 9
MEMBERS •Richard J. Rodgers. •Margaret G. McGlynn. R. Ph.	•Richard H. Douglas, Ph.D. •Gregg H. Alton, J.D.
During 2022, the Audit Committee met nine times and did not act by written consent in lieu of a meeting.

PRINCIPAL RESPONSIBILITIES
The Audit Committee is responsible for:
•the appointment, compensation, retention, and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services; the Audit Committee meets with our independent registered public accounting firm to discuss the scope and results of its examination and reviews the financial statements and reports contained in the Company’s periodic and other financial filings
The Audit Committee’s authority and responsibilities include but are not limited to:
•review the adequacy and efficacy of all accounting, auditing, and financial control systems, as well as disclosure controls and procedures
•monitor the adequacy of our accounting and financial reporting processes and practices
•consider any issues raised by its members, the independent registered public accounting firm, and employees
•oversee the Company’s compliance with applicable federal and state laws and regulations, and the implementation and operation of the Company’s corporate compliance program
•annually review the Company’s corporate compliance program with the Company’s Chief Legal Officer and Chief Compliance Officer, and monitor the program’s progress and results during the year
•oversee the Company’s Enterprise Risk Management function
The Audit Committee is authorized to investigate any matter brought to its attention, retain the services of independent advisors (including legal counsel, auditors, and other experts), and receive and respond to concerns and complaints relating to accounting, internal accounting controls, and auditing matters.

The Audit Committee meets regularly with both the Company’s management team and its independent auditor. At times, the Audit Committee meets in executive session without management or the independent auditor present.
CHARTER
•The Audit Committee acts pursuant to a written charter as adopted by the Board. A current copy of the charter is available on the Company’s website at www.novavax.com.
•The Audit Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
AUDIT COMMITTEE REPORT
•The Audit Committee Report is on page 85 of this Proxy Statement.
QUALIFICATIONS
•Each Audit Committee member is an “independent director,” as defined by the listing standards of the Nasdaq.
•The Board has determined that each of Mr. Rodgers and Mr. Alton qualifies as an “audit committee financial expert,” as defined by the rules and regulations of the Securities and Exchange Commission, and is financially sophisticated, as required by the listing standards of the Nasdaq.

18	ir.novavax.com

Board of Directors and Corporate Governance

Compensation Committee	Meetings in 2022: 11
MEMBERS •David M. Mott •Richard H. Douglas, Ph.D.	•Richard J. Rodgers •Rachel K. King
During 2022, the Compensation Committee met eleven times and acted by written consent in lieu of a meeting four times.

PRINCIPAL RESPONSIBILITIES
The Compensation Committee is responsible for:
•assisting the Board with its responsibilities relating to the compensation of the Company’s officers and directors and the development, administration and oversight of the Company’s compensation and benefits plans
•reviewing and recommending salaries and other compensatory benefits for employees, executive officers, and directors
The Compensation Committee’s authority and responsibilities include, but are not limited to:
•review and recommend to the Board corporate goals and objectives relevant to our Chief Executive Officer’s and other executive officers’ compensation; annually evaluate the performance of the Chief Executive Officer and other executive officers; approve or recommend to the Board the compensation levels and annual awards for the Chief Executive Officer and other executive officers
•oversee our overall compensation philosophy, policies, and programs
•administer and periodically review stock ownership guidelines
•make recommendations to the Board about the compensation of directors
•approve and administer our equity-based plans and awards and management incentive compensation plans
•review and approve employment agreements, severance arrangements, retirement arrangements, change in control provisions, and any supplemental benefits or perquisites for executive officers and senior management
The Compensation Committee has the authority to engage independent compensation consultants or advisors, as it may deem appropriate in its sole discretion, and to approve related fees and retention terms.
The Compensation Committee routinely holds meetings, some of which management attends, as well as executive sessions without management, where compensation is discussed. The chair of the Compensation Committee is responsible for leadership of the Compensation Committee and sets meeting agendas.

The Compensation Committee may request that any executive officer or employee, outside counsel, or consultant attend Compensation Committee meetings or confer with any members of, or consultants to, the Compensation Committee. The Compensation Committee is supported in its efforts by our Legal and Human Resources teams, to which the Compensation Committee delegates authority for certain administrative functions. The Chief Executive Officer gives performance assessments and compensation recommendations for each executive officer (other than himself). The Chairman gives performance assessments and compensation recommendations for the Chief Executive Officer. The Compensation Committee considers the Chief Executive Officer’s and the Chairman’s recommendations and the information provided by the Human Resources team in its deliberations regarding executive compensation. The compensation of the executive officers is based on these deliberations. The Chief Executive Officer and the Executive Vice President, Chief Human Resources Officer generally attend Compensation Committee meetings but are not present for executive sessions or any discussion of their own compensation.
CHARTER
•The Compensation Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.
•The Compensation Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
COMPENSATION COMMITTEE REPORT
•The Compensation Committee Report is on page 48 of this Proxy Statement.
QUALIFICATIONS
•Each Compensation Committee member is a “non-employee director,” as defined by Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and an “independent director,” as defined by the listing standards of the Nasdaq, including the heightened standards that apply to compensation committee members.

NOVAVAX, INC. 2023 PROXY STATEMENT	19

Board of Directors and Corporate Governance

Nominating and Corporate Governance Committee	Meetings in 2022: 5
MEMBERS •James F. Young, Ph.D. •Rachel K. King	•Margaret G. McGlynn, R. Ph.
During 2022, the Nominating and Corporate Governance Committee met five times and did not act by written consent in lieu of a meeting.

PRINCIPAL RESPONSIBILITIES
The Nominating and Corporate Governance Committee is responsible for:
•reviewing and making recommendations to the Board regarding the Board’s size, structure, and composition
•establishing criteria for Board membership
•identifying and evaluating candidates qualified to become members of the Board, including candidates proposed by stockholders
•selecting, or recommending for selection, director nominees to be presented for approval at the Annual Meeting of Stockholders and to fill vacancies on the Board
The Nominating and Corporate Governance Committee’s authority and responsibilities include, but are not limited to:
•oversee the Company’s corporate governance guidelines
•oversee the Company’s policies and practices with respect to corporate social responsibility and environmental sustainability
•evaluate Company policies relating to the recruitment of Board members
•develop and recommend to the Board corporate governance policies and practices
•oversee management’s plans for succession to senior management positions
The Nominating and Corporate Governance Committee’s goal is to contribute to the effective representation of the Company’s stockholders and to play a leadership role in shaping the Company’s corporate governance.

In reviewing and evaluating director candidates, including candidates submitted by stockholders, the Nominating and Corporate Governance Committee does not differentiate between candidates based on the proposing constituency, but rather applies the same criteria to each candidate.
CHARTER
•The Nominating and Corporate Governance Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com .
•The Nominating and Corporate Governance Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
QUALIFICATIONS
•Each Nominating and Corporate Governance Committee member is an “independent director,” as defined by the listing standards of the Nasdaq.

20	ir.novavax.com

Board of Directors and Corporate Governance

Research and Development Committee	Meetings in 2022: 3
MEMBERS •James F. Young, Ph.D. •David M. Mott	•Richard H. Douglas, Ph.D. •Margaret G. McGlynn, R. Ph.
During 2022, the Research and Development Committee met three times and did not act by written consent in lieu of a meeting.

PRINCIPAL RESPONSIBILITIES
The Research and Development Committee is responsible for:
•reviewing and assessing the Company’s research and development programs, with the Committee Chair playing a day-to-day role providing input on key aspects of such research and development programs
•evaluating the Company’s progress in achieving research and development goals and objectives, and make recommendations to the Board on modifications to the Company’s research and development goals and objectives
•reviewing and assessing the Company’s intellectual property portfolio and strategy
•reviewing the Company’s regulatory efforts and strategy
The Research and Development Committee’s authority and responsibilities include, but are not limited to:
•oversee management’s exercise of its responsibility to assess and manage risks associated with the Company’s research and development programs and regulatory matters
•select, retain, and supervise any advisors as the Committee deems necessary, in its discretion, to fulfill its mandates under its Charter, and compensate, at the expense of the Company, such advisors

The Research and Development Committee’s goal is to contribute to the Company’s development of a robust intellectual property portfolio, and to play a leadership role in shaping the Company’s research and development programs and strategies.
CHARTER
•The Research and Development Committee acts pursuant to a written charter as adopted by the Board; a current copy of the charter is available on the Company’s website at www.novavax.com.
•The Research and Development Committee reviews and evaluates its charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.
QUALIFICATIONS
•Each Research and Development Committee member is an “independent director,” as defined by the listing standards of the Nasdaq.

NOVAVAX, INC. 2023 PROXY STATEMENT	21

Board of Directors and Corporate Governance
Nomination Procedures
Stockholders who wish to nominate qualified candidates to serve as directors may do so in accordance with the procedures set forth in the Company’s By-laws, which procedures did not change during the last fiscal year. As stated in the By-laws, a stockholder must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s principal executive offices, of a proposed nominee.
In order to ensure meaningful consideration of such candidates, notice must be received not less than 60 days nor more than 90 days prior to the anniversary date of the applicable year’s Annual Meeting of Stockholders. However, in the event the date of the applicable year’s Annual Meeting of Stockholders is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, notice by the stockholder to be timely it must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.
The notice must include the following information for each proposed nominee:
•name, age, business and residence address;
•his or her principal occupation or employment;
•the class and number of shares of capital stock and other securities of the Company, if any, which are beneficially owned by such nominee and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person with respect to the Company’s securities; and
•any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations, or is otherwise required, in each case pursuant to applicable law.
The notice must also include with respect to the stockholder giving the notice and each Stockholder Associated Person:
•the name and address, as they appear on the Company’s books, of such stockholder;
•a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and each Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand;
•the class and number of shares of capital stock and other securities of the Company that are owned by such person; and
•any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such person, with respect to the Company’s securities.
For purposes of this Proxy Statement, a “Stockholder Associated Person” of any stockholder means:
(i)    any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the Company or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Company, and
(ii)    any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Company.
In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Company. The completed questionnaire shall be submitted within ten days after the Company provides the questionnaire. The Company may require any proposed nominee to furnish other information as may reasonably be required to determine the eligibility of the nominee to serve as a director. Nominations received through this process will be forwarded to the Nominating and Corporate Governance Committee for review.
Notwithstanding the foregoing, a stockholder who wishes to nominate a candidate to serve as a director must also comply with the requirements of Rule 14a-19 of the Exchange Act.

22	ir.novavax.com

Board of Directors and Corporate Governance
The Nominating and Corporate Governance Committee strives to maintain a board of directors with a diverse set of skills and qualifications to ensure the board of directors is adequately serving the needs of the Company’s stockholders. Before evaluating director candidates, the Nominating and Corporate Governance Committee reviews the skills and qualifications of the directors currently serving on the Board and identifies any areas of weakness or skills of particular importance. On the basis of that review, the Nominating and Corporate Governance Committee will evaluate director candidates with those identified skills. While the Nominating and Corporate Governance Committee does not have a formal policy on Board diversity, the committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences, underrepresented classes, and other factors that contribute to the Board having an appropriate range of expertise, talents, diversity, experiences, and viewpoints. The Nominating and Corporate Governance Committee considers the following skills and experiences necessary to the Board: industry knowledge, clinical development expertise, commercialization expertise, manufacturing expertise, financial expertise and capital raising experience, and scientific or medical education and experience, particularly in vaccine-related fields. While there are no set minimum requirements, a candidate should:
•be intelligent, thoughtful, and analytical
•have excelled in both academic and professional settings
•possess superior business-related knowledge, skills, and experience
•demonstrate achievement in his or her chosen field
•reflect the highest integrity, ethics, and character
•be free of actual or potential conflicts of interest
•have the ability to devote sufficient time to the business and affairs of the Company
•demonstrate the capacity and desire to represent the best interests of our stockholders as a whole
In addition to the above criteria (which may be modified from time to time), the Nominating and Corporate Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Nominating and Corporate Governance Committee must consider a candidate’s independence to make certain the Board includes at least a majority of “independent” directors to satisfy all applicable independence requirements, as well as a candidate’s financial sophistication and special competencies.
The Nominating and Corporate Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management, and stockholders, as well as through business and other organizational networks. To date, the Nominating and Corporate Governance Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it reserves the right to engage executive search firms and other third parties to assist in finding suitable candidates.
Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. The Nominating and Corporate Governance Committee also must consider the age and length of service of incumbent directors.

If any existing members does not wish to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience, and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Nominating and Corporate Governance Committee meets (in person or telephonically) to discuss each candidate and may require personal interviews before final approval. Once a slate of nominees is selected, the Nominating and Corporate Governance Committee presents it to the full Board.

Corporate Governance Guidelines
The Board has adopted corporate governance guidelines that are available on the Company’s website at www.novavax.com

NOVAVAX, INC. 2023 PROXY STATEMENT	23

Board of Directors and Corporate Governance
Environmental, Social, and Governance (“ESG”) Matters
At Novavax, we know protecting all can come down to protecting one. Novavax is driven by the need to prepare, protect, and provide effective vaccines to every person who needs them, wherever they are and is committed to doing that in the right way. We focus our ESG efforts on increasing access to our products through innovative partnerships and programs; operating our business with the highest standards and transparency; playing our part to operate our business in an environmentally sustainable manner while mitigating our impact on the planet; and acting as a champion for diversity, equity and inclusion.
Access: Maximizing Vaccine Access and Improving Global Health
We innovate through R&D, business and community partnerships to increase global access to vaccines that target serious infectious diseases.
•Novavax is committed to using our partnerships across the healthcare industry to address existing barriers to vaccine access around the world. We drove conversations with the community to help define needed solutions to today’s access barriers during events such as Aspen Ideas: Health and our Axios ‘Expert Voices’ roundtable.
•The company supports leading vaccine access champions like the National Health Council, Vaccinate your Families, Blue Star Families, the National Black Nurses Association and Healthy Women. See an example of our work with Healthy Women.
•We take our commitment to global public health seriously and support efforts such as the R21 malaria vaccine candidate, developed by the Jenner Institute, University of Oxford, Serum Instittue of India, and formulated with our Matrix-M™ adjuvant.
Governance: Meeting the Highest Standards of Governance
We are committed to operating with integrity, transparency, and accountability in all that we do as we pursue our important mission of protecting global public health.
•We have added key senior positions to our team to support our governance efforts, including a Chief Compliance Officer who led the publication of “The NovaCode,” a robust handbook of written standards and business ethics policies. The hiring of our Head of Global Quality Assurance and Quality Control
has enabled a focus on building quality     control and establishing functions of global technical quality, clinical quality, control systems, and compliance operations. The addition of a Chief Safety Officer accelerated the build out of an epidemiology benefit/risk group to better understand safety profiles of different vaccines.
•Amplified efforts to comply with government and regulatory agency requirements and industry standards with good laboratory practices (“GLP”), current good manufacturing practices (“cGMP”), and good distribution practices (“GDP”), including cybersecurity standards and meeting elevated government contracting requirements.
•Audit Committee and Compliance Committee meet with employee officers on a quarterly basis to discuss oversight of our compliance program and develop working groups including external partners to aid in complying with U.S. and foreign government regulations.
•Company-wide business ethics training, guidance, and raw materials review and implementation of global hotline for reporting compliance concerns with established internal investigational protocols.
•Standard operating procedures drafted to guide decision-making.
•Ongoing employee training for updated Safety Policy and Standards.
•Included qualitative Corporate Social Responsibility (“CSR”) and ESG performance metric in executive bonus criteria for 2022.
Environment: Mitigating our Environmental Impact
We aim to operate in an environmentally sustainable manner that reduces our environmental impact and increases our resilience.
•Prioritize resource management and greenhouse gas (“GHG”) reduction strategies, including carbon conscious initiatives, conserving water and monitoring energy use across multi-use leased and owned facilities.
•Adopted a procurement approach that incorporates sustainability metrics into vendor evaluation rubrics.
•Awarded WELL certifications from the International WELL Building Institute at multiple leased facilities by creating spaces

24	ir.novavax.com

Board of Directors and Corporate Governance
that enhance - rather than hinder - health and well-being.
•Use sustainable saponin sourcing with our partner Desert King, the key supplier of bark from the Quillaia saponaria (Soapbark) tree found native to central Chile, and used to produce our Matrix-M™ adjuvant. Bark is harvested to produce saponin, without cutting down the soapbark trees.
•Novavax AB is a proud partner of Uppsala: 2030, a collective of business leaders, academics, and residents of Uppsala, Sweden who are coming together to tackle sustainability challenges.
Diversity: Championing Diversity, Equity, and Inclusion in our Workforce
We seek to build an empowering and diverse work culture, investing in our people to attract and retain the best talent and help our employees, referred to as SuperNovas, achieve their full potential. Our culture of Diversity, Equity, and Inclusion (“DEI”) helps us to create, develop, and leverage the strengths of our workforce to meet our growth objectives.
•We are focused on growing and retaining our diverse workforce and we believe our DEI strategy will enable us to continuously improve and excel. As of December 31, 2022, approximately 54% of our employees in the United States are female. As of February 2023, approximately 67% of our research and development employees in the United States are female. In 2022 and into 2023, we continued increasing representation for women and minorities at the executive level, including the hiring of Elaine O’Hara as Executive Vice President, Chief Strategy Officer and the promotions of Dr. Henrietta Ukwu and Silvia Taylor, each to Executive Vice President. As of March 1, 2023, 36% of our executive-level employees are female and 18% are from a minority group.

•Implementing a multi-year roadmap and strategy that will enable our mission, our SuperNovas, and our best work. The roadmap seeks to embed DEI into our people decisions and processes, and equip our leaders and SuperNovas with the understanding, capability, education, tools, and resources on DEI to live and thrive in a culture of inclusion.

•Hired a full-time DEI and Employee Engagement Manager who will facilitate and help focus our actions to build an inclusive workforce.

•Investing in training to build an inclusive culture and develop our leaders to access different perspectives when generating ideas and making decisions.

•Nearly 300 Novavax women attended the second annual Novavax Women’s Leadership Forum.

•Commenced and completed the reviews of three people processes, namely, Talent Acquisition, Promotion, and Performance Management.

•Incorporated DEI principles into our Novavax Leadership Model.

Human Capital Management
As of February 21, 2023, we have 1,992 full-time employees, of whom approximately 9% hold M.D. or Ph.D. degrees and approximately 21% hold other advanced degrees. Of our total workforce, approximately 63% of employees are engaged primarily in research, development, and manufacturing activities and approximately 37% of employees are engaged primarily in executive, business development, commercial, finance and accounting, legal, and administrative functions. We seek to attract, retain, and reward a high-performance workforce in an extremely competitive recruitment and retention market to achieve Novavax’ mission, vision, and goals. To nurture, grow, and treat our employees fairly is an integral part of our culture, and we have invested in creating an exceptional work culture. Program highlights include:
•Generous total rewards package includes competitive market pay and comprehensive benefits, including insurance to protect and maintain health, income protection through our short- and long-term disability programs, adoption assistance and paid parental leave programs.
•Services to assist in balancing work and personal life, such as backup child, adult, and elder care, and financial wellness seminars, one-on-one financial planning sessions, and debt and credit management support.
•We have a robust employee assistance program for employees to access support for

NOVAVAX, INC. 2023 PROXY STATEMENT	25

Board of Directors and Corporate Governance
a variety of life events, reduce stress, and increase emotional well-being.
•Variety of recruitment vehicles to source top talent, including strategic partnerships with search firms, leveraging social media channels, and a robust employee referral program. In 2022, we held an Early Career Summit to engage, retain, and develop over 150 employees and college interns. The Summit provided a forum for this group to network, build relationships, and learn from Novavax leaders and one another.
•Tuition and continuing education reimbursement, and an array of training and professional development opportunities. Our spot coaching program provides all employees, no matter their role or level, with access to an executive coach. Approximately 200 employees have participated in spot coaching in the last year. Employees have full access to the LinkedIn Learning library of over 16,000 on-demand video tutorials that address skills, knowledge, and behaviors related to business, leadership, technology, and innovation. In the last 12 months, training videos were viewed and completed over 50,000 times by our employees.
•We provide an Executive Development Program for employees identified as having high potential and for employees who have been identified as potential successors to leadership positions. Our Executive Development Program includes executive coaching engagements, capstone projects, and leadership development sessions designed to strengthen our leadership bench and accelerate and prepare our top talent for future growth. The 2022 cohort included eight high potential employees (62% female and 13% minority) from functions across the organization. Our professional development learning series are available to all employees and focus on self-awareness, collaboration, hybrid working, management, and business acumen.
Stock Ownership Guidelines
In 2021, the Board adopted stock ownership guidelines (the “Stock Ownership Guidelines”) for our executive team and Board to promote ongoing alignment between our executive team, directors, and stockholders. The Stock Ownership Guidelines are described below under “Compensation Discussion and Analysis.”
Code of Conduct
The Board has adopted a Code of Conduct (“Code of Conduct”) that applies to each employee, officer, and director, including but not limited to, the Chief Executive Officer and Chief Financial Officer. The Code of Conduct is reviewed at least annually by the Nominating and Corporate Governance Committee and acknowledged on an annual basis by the Company’s employees. A current copy of the Code of Conduct is available on the Company’s website at www.novavax.com. The Company intends to disclose on its website any future amendments to and waivers of the Code of Conduct that apply to its Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer, and persons performing similar functions.
Stockholder Communications with the Board of Directors
The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to:

MAIL	Novavax, Inc. Attention: Corporate Secretary 21 Firstfield Road Gaithersburg, Maryland 20878	EMAIL	ir@novavax.com Mark “Attention: Corporate Secretary” in the “Subject” field
All such communication must identify the author as a stockholder and include the stockholder’s full name, address, and a telephone number. If the communication is intended for a specific Board member, the name of such Board member should be noted in the communication. The Corporate Secretary, or his designee, will forward any such correspondence to the intended recipient. However, the Corporate Secretary, or his designee, in his or her discretion, may not forward the communication that relates to ordinary business affairs, is clearly of a marketing nature, or is unduly hostile, threatening, illegal, or similarly inappropriate for the Board’s consideration.

26	ir.novavax.com

Board of Directors and Corporate Governance
Certain Relationships and Related Transactions
The Company’s Code of Conduct provides that the Audit Committee is responsible for approving all transactions or business relationships involving Novavax and any director or executive officer, including any transactions between Novavax and either the director or officer personally, members of their immediate families, or entities in which they have an interest. In evaluating related party transactions, the Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit Committee will approve a related party transaction when, in its good faith judgment, the transaction is in the best interest of the Company.

There are no family relationships among any of the directors or executive officers (or any board member nominee) of Novavax. No director, executive officer, nominee, or any associate of any of the foregoing has any interest, direct or indirect, in any proposal to be considered and acted upon at the Annual Meeting (other than the election of directors).
Compensation Committee Interlocks and Insider Participation
During 2022, Dr. Douglas, Ms. King, Ms. McGlynn, Mr. McManus, Mr. Mott, and Mr. Rodgers served as members of the Compensation Committee. None of the members of the Compensation Committee was at any time during 2022 an employee or executive officer of Novavax.

No executive officer of the Company currently serves, or during 2022 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.
Compensation of Directors
Compensation paid to our non-employee directors is comprised of two components: (i) cash compensation and (ii) equity awards. Stanley C. Erck and Rajiv I. Modi did not receive compensation for service on the Board during the fiscal year ending December 31, 2022.
The Compensation Committee, working with its independent compensation consultant, conducts analyses of our director compensation program and makes recommendations to the Board about the non-employee director compensation program. The Board then approves any changes to the program, as well as the approach to equity compensation for that year. Novavax’ annual non-employee director compensation is generally structured to deliver competitive compensation relative to the peer group used for executive compensation setting purposes.

NOVAVAX, INC. 2023 PROXY STATEMENT	27

Board of Directors and Corporate Governance

CASH COMPENSATION
Our non-employee director cash compensation arrangement for 2022 was as follows:

Non-Employee Director Service	Cash Retainer ($)
Board member	55,000
Supplemental cash retainers:
Chairperson:
Board	35,000
Audit Committee	25,000
Compensation Committee	20,000
Nominating and Corporate Governance Committee	11,500
Research and Development Committee	15,000
Member:
Audit Committee	12,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	5,000
Research and Development Committee	7,500
Board and Committee meetings:

Directors do not receive compensation for attending meetings. Directors are reimbursed for reasonable costs and expenses incurred in connection with attending any Board or committee meetings or any other Company related business activities.
NON-EMPLOYEE DIRECTOR DEFERRED FEE POLICY
The Company’s Director Deferred Fee Policy for its non-employee directors permits an eligible director to defer receipt of all or part of the director’s cash retainer. To defer fees payable during any calendar year, a director must make an election by the end of the preceding calendar year. A director can elect to have 100% of deferred amounts credited to a “cash account” or a “Company common stock account,” or, alternatively, a director may elect to have deferred amounts credited 50% to each account. Cash accounts are credited with interest quarterly at the IRS Applicable Federal Rate for short-term debt instruments for the last month of such calendar quarter. Company Common Stock accounts are credited as if amounts were invested in notional stock units based upon the market price of Common Stock and are credited with additional notional units if dividends are paid on Common Stock. Payment of deferred amounts is to be made in cash upon the occurrence of certain events, including the director’s separation from service, death of the director, or a change in control of the Company. The director may also elect to receive payment of the deferred amounts in a specified year that is not more than ten years from the year in which the director’s fees were earned. A director may elect to receive payment in either a lump sum or in up to ten annual installments.
Dr. Douglas has elected to defer fees earned in the fiscal year ending December 31, 2022. The following table shows how he currently has his deferred fees credited.

Name	Annual Retainer
Richard H.	Cash account	0%
Douglas, Ph.D.	Company Common Stock account	100%

28	ir.novavax.com

Board of Directors and Corporate Governance
EQUITY AWARDS

Director Equity Compensation
Historically, we have emphasized equity compensation as a component of our director compensation program in order to conserve cash and align our directors’ interests with those of our stockholders.

2022 non-employee director annual equity awards were determined in June 2022. On June 10, 2022, after reviewing peer group data provided by Pearl Meyer, the Compensation Committee granted awards based on the market data provided.

2022 non-employee annual director equity awards generally targeted delivering value at the 50th percentile of the peer group used for executive compensation setting purposes, using data provided by Pearl Meyer to the Compensation Committee. During 2022, directors devoted substantial time to Company matters. The Board held 9 meetings during 2022 and acted by written consent once; and Board committees held an aggregate of 26 meetings and took action by written consent four times.

Annual Equity Awards
On June 10, 2022, the Compensation Committee granted options to purchase 4,600 shares of Common Stock to each of Dr. Douglas, Mses. King and McGlynn, and Messrs. Alton and Mott. In recognition of his service as our Chairman of the Board, Dr. Young was granted an option to purchase 6,900 shares of Common Stock. All of the aforementioned options have an exercise price per share equal to the closing price of a share of Common Stock on the grant date ($40.62) and will vest in full one year from the date of grant subject to continued service on the Company’s Board through the vesting date.
On June 10, 2022, the Compensation Committee granted time-vesting RSUs representing a right to receive 3,100 shares of Common Stock to each of Dr. Douglas, Mses. King and McGlynn, and Messrs. Alton and Mott. In recognition of his service as our Chairman of the Board, Dr. Young received RSUs representing a right to receive 4,600 shares of Common Stock. All of the aforementioned RSUs will vest in full one year from the date of grant subject to continued service on the Company’s Board through the vesting date.

Initial Equity Awards
The Compensation Committee also reviewed our approach to initial equity grants provided to new board members. Any eligible non-employee director who is elected or appointed to the Board will receive an initial equity grant at 1.5x the value of the annual grant value for non-employee directors, which will be granted on the date of appointment and vest in one year from the date of grant, subject to continued service on the Company’s Board through the vesting date.
In connection with his appointment to the Board, on October 29, 2022, Mr. Rodgers was granted an initial equity grant, comprised of an option to purchase 17,095 shares of Common Stock and RSUs representing a right to receive 11,400 shares of Common Stock. Mr. Rodgers’ initial option grant has an exercise price per share equal to the closing price of a share of Common Stock on the grant date ($23.02) and will vest as to one-third of the shares on each of the first three anniversaries of the date of grant subject to continued service on the Company’s Board through the vesting date. Mr. Rodgers’ initial RSU grant will vest as to one-third of the RSUs on each of the first three anniversaries of the date of grant subject to continued service on the Company’s Board through the vesting date.

NOVAVAX, INC. 2023 PROXY STATEMENT	29

Board of Directors and Corporate Governance
DIRECTOR COMPENSATION TABLE
The Company does not pay employee directors additional compensation for service on the Board. The following table sets forth information concerning the compensation paid by the Company to each individual who served as a non-employee director at any time during fiscal year 2022:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Stock Awards ($)(3)	Total ($)
Gregg H. Alton, J.D.	80,000	172,134	125,922	378,056
Richard H. Douglas, Ph.D.(4)	84,500	172,134	125,922	382,556
Rachel K. King (5)	70,484	172,134	125,922	368,540
Margaret G. McGlynn, R. Ph. (6)	71,111	172,134	125,922	369,167
Michael A. McManus, Jr., J.D. (7)	35,506	—	—	35,506
Rajiv I. Modi, Ph.D.(8)	—	—	—	—
David M. Mott	82,500	172,134	125,922	380,556
Richard J. Rodgers(9)	11,030	366,054	262,428	639,512
James F. Young, Ph.D.	116,500	258,201	186,852	561,553
(1)Represents fees earned in 2022, pro-rated as applicable for a partial year of service.
(2)Represents options granted in 2022 in respect of 2022 service on the Board. The grant date fair value was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Assumptions used in the calculation of this amount are included in Note 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023. Mr. McManus’ equity awards were modified during 2022 to provide for vesting of his equity awards at the annual meeting of stockholders in 2022. There was no incremental fair value attributable to such modification. As of December 31, 2022, the aggregate number of stock options held by each non-employee director is as follows:

Mr. Alton	13,600
Dr. Douglas	50,300
Ms. King	38,800
Ms. McGlynn	13,600
Mr. McManus	36,200

Dr. Modi	—
Mr. Mott	18,300
Mr. Rodgers	17,095
Dr. Young	52,180
(3)Represents restricted stock units granted in 2022 in respect of 2022 service on the Board. The grant date fair value was calculated by multiplying the number of RSUs subject to the award by the closing price of a share of Common Stock on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023. Mr. McManus’ equity awards were modified during 2022 to provide for vesting of his equity awards at the annual meeting of stockholders in 2022. There was no incremental fair value attributable to such modification. As of December 31, 2022, the aggregate number of restricted stock units held by each non-employee director is as follows:

Mr. Alton	3,100
Dr. Douglas	3,100
Ms. King	3,100
Ms. McGlynn	3,100
Mr. McManus	—

Dr. Modi	—
Mr. Mott	3,100
Mr. Rodgers	11,400
Dr. Young	4,600

(4)Dr. Douglas’ fees in respect of 2022 were deferred in accordance with the Non-Employee Director Deferred Fee Policy, described above.
(5)Ms. King was mistakenly paid $484 in 2022, which amount was deducted from her first fee payment in 2023 to remedy this error.
(6)Ms. McGlynn should have received an additional $484 in 2022 in respect of her service on the Research and Development Committee beginning December 8, 2022. This amount was added to her first fee payment in 2023 to remedy this error.
(7)Mr. McManus’ term expired at the Company’s 2022 Annual Meeting of Stockholders and he did not stand for re-election.
(8)Due to his relationship with Cadila and CPL Biologicals Private Limited, Dr. Modi did not receive compensation for his services as a director in 2022. Dr. Modi resigned from the Board effective March 5, 2022.
(9)Mr. Rodgers was appointed to the Board effective October 29, 2022.

30	ir.novavax.com

EXECUTIVE OFFICERS AND COMPENSATION

Proposal 2—Advisory Vote on Executive Compensation (Say-on-Pay)
We are asking stockholders to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement, as required pursuant to section 14A of the Exchange Act (15 U.S.C. 78n-1). The Company provides its stockholders with the opportunity to cast an annual advisory vote to approve the compensation of its Named Executive Officers and this Proposal 2, commonly referred to as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation programs.
As described in detail in the Compensation Discussion and Analysis section and the related tables and narrative disclosure in this Proxy Statement, our executive compensation programs are designed to:

Attract and retain highly qualified executives	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance	Align executives’ interests with those of our stockholders
Please read the Compensation Discussion and Analysis section for additional details about our executive compensation objectives, philosophy, and programs, along with the compensation paid to our Named Executive Officers with respect to the fiscal year ended December 31, 2022 and the rationale for such compensation.
The Board is asking stockholders to cast a non-binding, advisory vote “FOR” the compensation paid to our Named Executive Officers in 2022, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related narrative discussion included in this Proxy Statement.
We recommend that you vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.
Although the say-on-pay vote we are asking you to cast is non-binding, the Board and the Compensation Committee, who are responsible for designing and administering our executive compensation programs, value the opinions of our stockholders on this Proposal 2 and will consider the outcome of the vote on Proposal 2 when making future compensation decisions for our Named Executive Officers. The Board has determined to provide stockholders with an annual opportunity to approve the compensation of the Named Executive Officers.

The Board recommends that stockholders vote FOR the compensation paid to our Named Executive Officers in 2022.

NOVAVAX, INC. 2023 PROXY STATEMENT	31

Executive Officers and Compensation
Executive Officers
Our executive officers hold office until the first meeting of the Board following the Annual Meeting of Stockholders and until their successors are duly chosen and qualified, or until they resign or are removed from office in accordance with our By-laws. The following information outlines our executive officers, their ages, and positions as of April 18, 2023, followed by biographical information for each executive officer.

JOHN C. JACOBS	JAMES P. KELLY	ELAINE O’HARA	JOHN J. TRIZZINO	JOHN A. HERRMANN III, J.D.	FILIP DUBOVSKY, M.D.
Age 56 President and Chief Executive Officer and Director	Age 57 Executive Vice President, Chief Financial Officer and Treasurer	Age 55 Executive Vice President, Chief Strategy Officer	Age 63 Executive Vice President, Chief Commercial Officer and Chief Business Officer	Age 57 Executive Vice President, Chief Legal Officer and Corporate Secretary	Age 58 President, Research & Development

President and Chief Executive Officer and Director	John C. Jacobs

CAREER HIGHLIGHTS
Novavax, Inc.
•President and Chief Executive Officer (January 2023 to present)

Harmony Biosciences Holdings, Inc.
•President and Chief Executive Officer and a member of the board of directors (June 2018 to January 2023)
•Executive Vice President and Chief Commercial Officer (October 2018 to June 2018)
Teva Pharmaceuticals Industries Ltd.
•Senior Vice President and General Manager of the Respiratory Business Unit (September 2017 to October 2017)
•Senior Vice President of Commercial Operations and Innovation of Teva, (September 2016 to September 2017)
•Vice President and General Manager of Teva’s Branded Business in Canada (July 2014 to September 2016)
CURRENT DIRECTORSHIPS •CiRC Biosciences EDUCATION •M.B.A., the State University of New York at Binghamton •Bachelor of Science in Business, State University of New York College at Plattsburgh

32	ir.novavax.com

Executive Officers and Compensation

Executive Vice President, Chief Financial Officer and Treasurer	James P. Kelly

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Chief Financial Officer and Treasurer (August 2021 to present)
Supernus Pharmaceuticals
•Executive Vice President, Chief Financial Officer (October 2020 to August 2021)
Vanda Pharmaceuticals Inc.
•Executive Vice President, Chief Financial Officer and Treasurer (February 2017 to March 2020)
•Senior Vice President, Chief Financial Officer and Treasurer (December 2010 to February 2017)
    MedImmune, LLC
•Vice President and Controller

EDUCATION •M.B.A., Cornell University •Bachelor of Science in Business, University of Vermont

Executive Vice President, Chief Strategy Officer	Elaine O’Hara

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Chief Strategy Officer (March 2023 to present)
Sanofi Vaccines
•Chief Commercial Officer (2017 to March 2023)
Otsuka America Pharmaceuticals, Inc.
•Senior Vice President, Commercial Operations (2012 to 2017)
Pfizer Pharmaceuticals
•Anti-Infective Portfolio Commercial Lead – U.S. Specialty Care (2012)
•Senior Director | Team Lead – U.S. Zyvox® (2010 – 2011)
EDUCATION •M.B.A., HAUB School of Business Saint Joseph’s University •Bachelor of Arts, National University of Ireland

NOVAVAX, INC. 2023 PROXY STATEMENT	33

Executive Officers and Compensation

Executive Vice President, Chief Commercial Officer and Chief Business Officer	John J. Trizzino

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Chief Commercial Officer and Chief Business Officer (August 2021 to present)
•Executive Vice President, Chief Commercial Officer, Chief Business Officer, and Interim Chief Financial Officer (April 2021 to August 2021)
•Executive Vice President, Chief Commercial Officer and Chief Business Officer (November 2020 to April 2021)
•Executive Vice President, Chief Business Officer and Chief Financial Officer (June 2020 to November 2020)
•Senior Vice President, Chief Business Officer and Chief Financial Officer and Treasurer (March 2018 to June 2020)
•Senior Vice President, Commercial Operations (March 2014 to March 2018)
•Senior Vice President, Business Development (August 2010 to September 2011)
•Senior Vice President, International and Government Alliances (July 2009 to September 2011)
Medimmune, LLC
•Vice President, Vaccine Franchise
ID Biomedical
•Senior Vice President, Business Development
Henry Schein, Inc.
•Vice President, Business Development in the Medical Group
•Vice President, General Manager, GIV Division

ImmunoVaccine, Inc.
•Chief Executive Officer (September 2011 to September 2013)

CURRENT DIRECTORSHIPS
•The Maryland Tech Council
EDUCATION
•M.B.A., New York University
•Bachelor of Science, Long Island University, CW Post

34	ir.novavax.com

Executive Officers and Compensation

Executive Vice President, Chief Legal Officer and Corporate Secretary	John A. Herrmann III, J.D.

CAREER HIGHLIGHTS
Novavax, Inc.
•Executive Vice President, Chief Legal Officer and Corporate Secretary (June 2020 to present)
•Senior Vice President, General Counsel and Corporate Secretary (June 2014 to June 2020)
•Vice President, General Counsel and Corporate Secretary (March 2012 to June 2014)
•Executive Director, Legal Affairs and Corporate Secretary (April 2010 to March 2012)
Ore Pharmaceuticals
•General Counsel
Gene Logic
•Deputy General Counsel (prior to Gene Logic becoming Ore Pharmaceuticals)
Celera Genomics
•Senior Counsel
Baxter Healthcare •Senior Corporate Counsel, Renal Division EDUCATION •J.D., University of Illinois •Bachelor of Arts in Political Science and History, Brown University

Filip Dubovsky, M.D.
President, Research & Development
CAREER HIGHLIGHTS
Novavax, Inc.
•President, Research & Development (April 2023 to present)
•Executive Vice President, Chief Medical Officer (June 2020 to March 2023)
AstraZeneca
•Head of Clinical Engagement and Policy and Deputy Chief Medical Officer for Clinical Affairs (September 2019 to June 2020)
MedImmune
•Vice-President Clinical Biologics, Therapeutic Area Head Infectious Disease and Vaccines (January 2013 to September 2019)
•Vice-President Clinical Development Vaccines and Infectious Disease (May 2012 to January 2013)
•Medical Director - Vice-President Clinical Development Vaccines (August 2006 to June 2012)

EDUCATION
•Masters of Public Health, International Health and Disease Prevention Certified in Vaccine Science and Policy, Johns Hopkins University
•M.D., University of Alabama, Birmingham
•Bachelor of Arts in Cell Biology, Cornell University

NOVAVAX, INC. 2023 PROXY STATEMENT	35

Executive Officers and Compensation
Compensation Discussion and Analysis
CONTENTS

36	Compensation Discussion and Analysis
36	Overview
37	Executive Compensation Program
39	Objectives of the Executive Compensation Program
39	Attract and Retain Highly Qualified Executives
39	Reward Executives for Meeting Strategic Goals and Objectives of the Company
39	Reward Strong Individual Performance
39	Align Executives’ Interests with Those of Our Stockholders
39	Oversight and Operation of the Executive Compensation Program
40	Process for Setting Executive Compensation
40	Use of Market Data
41	Internal Factors

41	What the Compensation Program Is Designed to Reward
41	Company and Individual Performance
41	2022 Performance and Outcomes
43	Elements of Compensation
43	Base Salary
44	Incentive Cash Bonus Program
44	Equity Awards
45	Stock Options
45	Restricted Stock Units
45	Clawback Policy
46	Stock Ownership Guidelines
47	Perquisites and Other Personal Benefits
47	Employment Agreements and Severance Benefits
48	Tax and Accounting Implications
48	Prohibition on Hedging and Pledging Our Common Stock
48	Compensation Risk Assessment

OVERVIEW
The Compensation Discussion and Analysis (the “CD&A”) discusses the compensation of our former President and Chief Executive Officer, our Executive Vice President, Chief Financial Officer and Treasurer and our other three most highly compensated executive officers who were serving in office as of the last day of 2022 (each a “Named Executive Officer” or an “NEO”):

NEO	Title
Stanley C. Erck(1)	Former President and Chief Executive Officer
James P. Kelly	Executive Vice President, Chief Financial Officer and Treasurer
John J. Trizzino	Executive Vice President, Chief Commercial Officer and Chief Business Officer
Gregory M. Glenn, M.D.(2)	Former President, Research and Development
John A. Herrmann III, J.D.	Executive Vice President, Chief Legal Officer and Corporate Secretary
(1)As discussed further below under “Executive Transitions”, effective January 23, 2023, Mr. Erck retired from his position as our President and Chief Executive Officer. Mr. Erck is currently party to a consulting agreement with us, pursuant to which he will provide consulting services to the Company until April 30, 2024.

(2)As discussed further below under “Executive Transitions”, effective March 31, 2023, Dr. Glenn retired from his position as our President, Research and Development. Dr. Glenn is currently party to a consulting agreement with us, pursuant to which he will provide consulting services to the Company until December 31, 2024.

The CD&A reviews:
•the Company’s executive compensation philosophy
•the objectives and operation of the executive compensation program
•how compensation was set for 2022
•the various elements of compensation paid to the NEOs for services during 2022

36	ir.novavax.com

Executive Officers and Compensation
EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to attract, retain, and reward highly qualified executives in an extremely competitive recruitment and retention market to achieve the Company’s mission, vision, and goals. We maintain a compensation philosophy that rewards Company performance as it relates to key performance goals.
The Compensation Committee believes the components of our executive compensation program provide the tools needed to deliver at-risk, variable compensation to retain and reward high-performing executives, align with general industry practices, and benefit our stockholders.

2022 Performance Highlights
2022 was a significant year for Novavax as a global, commercial-stage organization. With a focus on our mission to protect the health of people everywhere, we brought to market our COVID-19 vaccine, Nuvaxovid. To accomplish this objective and subsequently expand access to Nuvaxovid, we built our commercial capabilities and pursued regulatory and policy support around the world. In parallel, we continued to evaluate our COVID-19 vaccine across ages and indications, ensuring that we remain committed to leading with our science. Throughout the year, the Board sought to retain the team necessary to advance these efforts. The Compensation Committee believes that the 2022 compensation for our Named Executive Officers appropriately reflects the operational progress achieved by Novavax and encourages the continued achievement of our strategic priorities and anticipated milestones in 2023 and beyond, with the goal of creating value for our stockholders. Our operational results in 2022 included the following highlights:

We expanded our robust body of clinical evidence for our COVID-19 vaccine, demonstrating high efficacy, a durable and broad immune response, protection against infection, and a well-characterized safety and reactogenicity profile.
We advanced policy support for our COVID-19 vaccine to improve market access.

We evaluated our COVID-19 vaccine in adolescents with positive results announced from the pediatric expansion of our Phase 3 PREVENT-19 trial.	We leveraged our manufacturing and supply network to establish vaccine distribution globally, in partnership with Serum Institute of India, SK bioscience and Takeda.

We initiated a Phase 2b/3 Hummingbird™ trial to evaluate our COVID-19 vaccines in younger children.	We established internal drug substance manufacturing capabilities, with European Medicines Agency approval received in 2023 for our own state-of-the-art facility in the Czech Republic, Novavax CZ.

We demonstrated our variant strain change capabilities through initial results from our Phase 3 COVID-19 Omicron trial.	We developed our commercial presence to support three priority markets (Americas, Europe, Asia-Pacific).

We advanced our vaccine pipeline, including positive results from our Phase 1/2 trial and initiating a Phase 2 trial for our COVID-19-Influenza Combination and stand-alone influenza vaccine candidates.
We have delivered over 100 million doses of our COVID-19 vaccine globally to date.

We achieved regulatory authorizations for our COVID-19 vaccine in over 40 countries to date, as well as Emergency Use Listing from the World Health Organization.	We achieved 2022 total revenue of $2 billion in our first year as a commercial-stage company.

We expanded our label for our COVID-19 vaccine across multiple indications and ages in markets around the world.

NOVAVAX, INC. 2023 PROXY STATEMENT	37

Executive Officers and Compensation

Executive Transitions
Effective January 23, 2023, Mr. Erck retired from employment as President and CEO. In connection with his retirement, the Company and Mr. Erck entered into a consulting agreement (the “Erck Consulting Agreement”) pursuant to which Mr. Erck will provide consulting services to the Company following his retirement and will receive certain payments and benefits, as described in more detail below under “Overview of Employment and Change in Control Agreements – Employment Agreements; Consulting Agreements.”

Effective upon Mr. Erck’s retirement, we appointed Mr. Jacobs to succeed Mr. Erck as President and CEO and a member of our Board. In connection with his appointment, we entered into an employment agreement with Mr. Jacobs under which he is entitled to an annual base salary of $700,000 and is eligible to receive an annual performance bonus with a target of 75% of his base salary. Mr. Jacobs also received sign-on equity grants in the form of stock options and restricted stock units with a total grant date value of $6 million and is entitled to certain payments and benefits in the event that his employment is terminated by the Company without cause or he resigns for good reason (as such terms are defined in Mr. Jacobs’ employment agreement). The Company also provided Mr. Jacobs a make-whole payment of $250,000 in February 2023 to compensate him for certain amounts that were not paid to him by his prior employer, which make-whole payment is subject to repayment to the Company upon a termination of Mr. Jacobs’ employment for cause or a voluntary termination of his employment without good reason within the one-year period following his commencement of employment with the Company. During Mr. Jacobs’ employment, the Company will pay or reimburse him for housing and commuting expenses in an amount not to exceed $100,000 per year. When determining the terms and conditions of Mr. Jacob’s employment, including the amount of base salary and target bonus, the Compensation Committee reviewed and was informed by Comparative Market Data provided by Pearl Meyer.

Effective March 31, 2023, Dr. Glenn retired from employment as President, Research and Development. In connection with his retirement, the Company and Dr. Glenn entered into a consulting agreement (the “Glenn Consulting Agreement”) pursuant to which Dr. Glenn will serve as the Company’s Strategic Research & Development Advisor and will provide consulting services to the Company following his retirement and will receive certain payments and benefits, as described in more detail below under “Overview of Employment and Change in Control Agreements – Employment Agreements; Consulting Agreements.”

2022 Pay Decisions
During 2022, we maintained an executive compensation program designed to provide incentives that were necessary to attract, retain and reward key employees to continue to advance the Company’s mission, vision and strategic goals.
We conducted our most recent advisory vote on executive compensation at our 2022 Annual Meeting of Stockholders. Our Board and our Compensation Committee value the opinions of our stockholders. Close attention was given to the outcome of this vote even though it is non-binding. Approximately 75% of the votes cast on the advisory vote on executive compensation were in favor of our Named Executive Officer compensation as disclosed in our 2022 proxy statement.

We continued our stockholder outreach in 2022 and the information we obtain from these engagements is highly valued. We contacted our top stockholders representing approximately 79% of our institutional ownership and 35% of shares outstanding. Through this outreach we sought continued alignment with our stockholders on how to further enhance the design of our executive compensation program to achieve our shared objectives, particularly in light of the results of our say-on-pay proposal at the 2022 Annual Meeting of Stockholders. Conversations with stockholders focused on executive compensation policy and practice, corporate governance, and executive succession planning. Feedback from stockholders was carefully considered and weighed into relevant decision making moving forward. During 2022, we amended and restated our clawback policy (described in more detail below under “Clawback Policy”) to expand its application to compensation paid, awarded, exercised, vested, or settled within three years preceding an accounting restatement (increased from six months). Additionally, to further align with our stockholders’ perspective, our executive officers will not receive an annual salary increase or a target bonus increase for the fiscal year ending December 31, 2023.

38	ir.novavax.com

Executive Officers and Compensation
OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM
The Compensation Committee believes the compensation for our executive officers should be designed to attract, retain and reward highly qualified executive officers responsible for the success of Novavax and should be determined within a framework that rewards performance and aligns the interests of the executive officers with the interests of the Company’s stockholders.
Within this overall philosophy, the Compensation Committee’s objectives are to:

Attract and retain highly qualified executives	Reward executives for meeting the strategic goals and objectives of the Company	Reward strong individual performance	Align executives’ interests with those of our stockholders

Attract and Retain Highly Qualified Executives
Our executive compensation program is designed to attract, motivate, and retain, from a limited pool of available talent, individuals who are highly experienced with proven records of success, and to provide total compensation that is competitive with Company peers within the biotechnology and pharmaceutical industries.

Reward Executives for Meeting Strategic Goals and Objectives of the Company
The Compensation Committee believes a significant portion of an executive officer’s total compensation should reflect overall Company performance. The executive compensation program rewards the Company’s executive officers for achieving specified corporate performance goals, as well as goals that fall within their individual functional areas. Incentives are based on meeting criteria in each of these categories and reflect the executive officer’s overall contribution to the Company. The Compensation Committee also believes that it is appropriate to partially reward our executive officers for their contributions to important corporate performance goals that are partially, but not fully, achieved.

Reward Strong Individual Performance
As described under “Incentive Cash Bonus Program” below, the Compensation Committee assessed individual performance for each of our NEOs, other than Mr. Erck, and determined that such performance was achieved at a level of 50% of target, which was generally aligned with 2022 overall corporate performance. Mr. Erck’s 2022 annual bonus was based 100% on achievement of the 2022 Objectives, as described below.

Align Executives’ Interests with Those of Our Stockholders
The Compensation Committee believes that Novavax’ long-term success depends upon aligning executives’ and stockholders’ interests. To support this objective, Novavax provides executive officers with the opportunity to receive equity grants in various forms. We consider grants of stock options to align the interests of our executives with our stockholders’ interests because value is created in such grants only when the value of Common Stock appreciates after the grant. We also view RSUs granted to our executive officers as important incentives, designed to encourage retention and stock ownership.
For a discussion of equity grants made to our NEOs, see “Equity Awards” below.
OVERSIGHT AND OPERATION OF THE EXECUTIVE COMPENSATION PROGRAM
The Compensation Committee is appointed by the Board to assist in the development, review, and approval of the compensation of the Company’s directors and executive officers, as well as the development of the Company’s compensation plans. For details on the Compensation Committee’s oversight of the executive compensation program, see the section titled “Information Regarding the Board and Corporate Governance Matters — Compensation Committee” beginning on page 14 of this Proxy Statement.

NOVAVAX, INC. 2023 PROXY STATEMENT	39

Executive Officers and Compensation
The Chief Executive Officer (the “CEO”) evaluates and provides to the Compensation Committee performance assessments and compensation recommendations for each executive officer other than himself. The Board Chairman in concert with the Compensation Committee evaluates the CEO’s performance and makes compensation recommendations for the CEO to the Compensation Committee. The Compensation Committee considers the CEO’s and the Board’s recommendations, information provided by the Human Resources team, and advice provided by its compensation consultant in its deliberations regarding executive compensation and determines the compensation of the executive officers based on such deliberations. In 2022, the CEO and the Executive Vice President, Chief Human Resources Officer generally attended Compensation Committee meetings, but were not present for executive sessions or any discussion of their own compensation.

Independent Compensation Consultant
The Compensation Committee retains an independent compensation consulting firm to assist and advise on executive and Board compensation. As required by rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) in September 2021 as an independent compensation consultant after assessing Pearl Meyer’s independence. Based upon this assessment, it was determined that the engagement of Pearl Meyer did not raise any conflicts of interest or similar concerns. The Compensation Committee will assess Pearl Meyer’s independence and potential conflicts of interest on a regular basis, no less than annually.
Our outside compensation consultant is independent, reports directly to the Compensation Committee, and advises on compensation levels and practices. The role of the Compensation Committee’s independent compensation advisor includes:
•Reviewing executive compensation marketplace trends and best practices;
•Informing the Compensation Committee of regulatory developments relating to executive compensation practices;
•Advising the Compensation Committee on peer companies for compensation plan designs and competitive pay levels;
•Assessing the competitiveness and appropriateness of compensation plans and pay levels;
•Generally advising the Compensation Committee on relevant matters; and
•Providing compensation risk assessments
Pearl Meyer is authorized by the Compensation Committee to work with certain executive officers of the Company, as well as other employees in the Company’s Human Resources, Legal, and Finance departments in connection with its work on behalf of the Compensation Committee.
PROCESS FOR SETTING EXECUTIVE COMPENSATION
Generally, compensation packages for each executive officer are analyzed and discussed separately at the first Compensation Committee meeting each year. Prior to that meeting, the Compensation Committee’s independent compensation consultant performs a comprehensive competitive analysis on the compensation package for each executive officer. In the fourth quarter of 2022, similar to the process that was followed in the fourth quarter of 2021, Pearl Meyer completed a thorough competitive analysis for 2023 executive compensation, and this analysis was used by the Compensation Committee to inform decisions made regarding base salaries, target incentive cash bonus opportunities, and equity awards granted to our executive officers.

Use of Market Data
When determining overall compensation for 2022, the Compensation Committee reviewed an analysis, provided by Pearl Meyer, based on relevant market data from a combination of life sciences industry compensation survey data and compensation information from an individual set of comparable publicly traded companies (the “Peer Group”), collectively referred to as “Comparative Market Data.”
The Compensation Committee selected the companies in the Peer Group with the assistance of Pearl Meyer based on factors including, but not limited to, the following:
•industry sector
•stage of development
•market capitalization

40	ir.novavax.com

Executive Officers and Compensation
•business focus
•employee headcount
The Peer Group utilized in 2022 consists of the following 18 companies:

•Acceleron Pharma •Alnylam Pharmaceuticals •Biohaven Pharmaceutical •BioMarin Pharmaceutical •Blueprint Medicines •Dynavax Technologies	•Emergent BioSolutions •Exelixis •Incyte •Inovio Pharmaceuticals •Ionis Pharmaceuticals •Nektar Therapeutics	•Neurocrine Biosciences •Sarepta Therapeutics •Seagen •Ultragenyx Pharmaceutical •United Therapeutics •Vir Biotechnology

In addition to the Peer Group, Pearl Meyer provided industry and size-appropriate compensation survey data for named executive officer positions where an adequate peer group sample was not available.

For 2022, Pearl Meyer benchmarked each executive officer’s current compensation against the 50th percentile of the Comparative Market Data. The Compensation Committee determined that this benchmarking was appropriate for targeting compensation opportunities, such as target bonus levels, and actual compensation levels such as earned bonuses will reflect on the Company’s and the individual’s performance.

Internal Factors
In addition to Comparative Market Data, the Compensation Committee considers various internal factors when evaluating compensation decisions. These factors include, but are not limited to, internal equity, an executive’s experience both broadly and in his or her current role, the scope of role, individual performance, and contributions, and how critical the role is to the Company’s business objectives and long-term business strategy. These factors help ensure the Company is fair in its compensation practices across roles similar in scope and level of responsibility.
WHAT THE COMPENSATION PROGRAM IS DESIGNED TO REWARD

Company & Individual Performance
The executive compensation program is designed to reward both individual and Company performance. Because of the key roles the executive officers play in the success of the Company, a significant portion of the achievement of corporate goals is reflective of the executive officers’ individual performance. Accordingly, a significant portion of an executive officer’s total compensation package is based on the Company’s performance and the achievement of certain corporate goals. In 2022, the Company set six corporate objectives (“2022 Objectives”). These 2022 Objectives are described below under “2022 Performance and Outcomes.” For 2022, the Compensation Committee also evaluated individual performance for our named executive officers, other than our CEO, whose incentive compensation was based entirely on achievement of the 2022 Objectives and the discretion of the Board.

NOVAVAX, INC. 2023 PROXY STATEMENT	41

Executive Officers and Compensation
2022 PERFORMANCE AND OUTCOMES
During the first quarter of 2023, the Compensation Committee reviewed the Company’s performance related to the 2022 Objectives. The following table summarizes its conclusions regarding these objectives:

2022 Objectives	Weight	Achievement	Percent	Explanation
Full Year 2022 Revenue Goal of $4.5 Billion	35%	Partially Met Objective	10%	Achieved 2022 total revenue of $2.0 billion
				Failed to meet Revenue Guidance provided in 2022 Q1 earnings
Nuvaxovid Lifecycle Optimization	35%	Partially Met Objective	20%	Maintained Conditional/Provisional Authorizations
				Completed near term Nuvaxovid label expansion filings
				Implemented manufacturing footprint to support future demand
				Established global commercial capabilities
				U.S. BLA not filed in 2022
				Variant product not launched in 2022
				Failed to implement PFS presentation plan in 2022
Flu Program	15%	Partially Met Objective	10%	Completed down-select dosing and regimen for Phase 2 trial
				Completed manufacture and supply CTM for phase 2 trial
				Failed to fully develop investment case study for go-forward decisions
Develop Portfolio of Assets	5%	Partially Met Objective	1%	RSV co-development discussed but not finalized with partner
Financial Year End Cash Balance of at least $1B	5%	Partially Met Objective	2%	$1.35B cash balance encumbered but financial situation requires immediate near-term management
Corporate Social Responsibility & Environmental, Social, Governance	5%	Met Objective	5%	Established CSG and ESG approach and strategy
				Defined 2-3-year CSR/ESG strategy and began implementation
Total	100%		48%

42	ir.novavax.com

Executive Officers and Compensation
ELEMENTS OF COMPENSATION
The Compensation Committee believes the most effective executive compensation program is one that:
•provides a competitive base salary
•rewards the achievement of established annual and long-term goals and objectives
•provides an incentive for retention
For this reason, the executive compensation program is comprised of three primary elements:
(i)base salary (fixed) — the base salary provides recognition of an individual’s role, responsibility, and experience
(ii)an incentive cash bonus program — variable pay designed to reward achievement of strategic objectives
(iii)equity awards — variable compensation that promotes a culture of ownership and aligns the interests of the executive with those of the stockholders
The Compensation Committee believes these three elements provide an effective way to motivate and retain executive officers.
The Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, but generally seeks to provide an overall executive compensation package designed to attract and retain highly qualified executive officers, to reward them for performance over time, and to align the interests of the executive officers with the interests of our stockholders.

Base Salary
The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long term. In making base salary determinations for 2022, the Compensation Committee considered Comparative Market Data, and the internal factors described above, as well as retention and succession considerations.
The base salaries for the NEOs as of December 31, 2022 were:

Executive	Base Salary ($)	Percentage Increase in Base Salary from December 31, 2021	Nature of Increase
Stanley C. Erck(1)	758,000	4.6%	Merit
James P. Kelly(2)	515,000	5.1%	Merit
John J. Trizzino(3)	520,000	11.8%	Merit and Market Adjustment
Gregory M. Glenn, M.D.(4)	600,000	4.3%	Merit
John A. Herrmann III, J.D.(5)	530,000	8.2%	Merit and Market Adjustment
(1)Mr. Erck’s continuing leadership, along with the continued growth of the size of the Company and the complexity of its operations, and his individual performance, were factors used by the Compensation Committee in its decision to increase his base salary on April 1, 2022.
(2)Mr. Kelly’s individual contributions to the Company, along with the growth of the Company, were factors used by the Compensation Committee in its decision to increase his base salary on April 1, 2022.
(3)Mr. Trizzino’s individual performance, along with a review of the Comparative Market Data, were factors used by the Compensation Committee in its decision to increase his base salary on April 1, 2022.
(4)Dr. Glenn’s individual contributions to the Company, along with the growth of the Company, were factors used by the Compensation Committee in its decision to increase his base salary on April 1, 2022.
(5)Mr. Herrmann’s individual contributions to the Company, along with the growth of the Company and a review of the Comparative Market Data, were factors used by the Compensation Committee in its decision to increase his base salary on April 1, 2022.

Our executive officers will not receive an annual salary increase for the fiscal year ending December 31, 2023.

NOVAVAX, INC. 2023 PROXY STATEMENT	43

Executive Officers and Compensation

Incentive Cash Bonus Program
The 2022 incentive cash bonus program was designed to motivate and reward executive officers for the achievement of specific corporate objectives. The purpose of the incentive cash bonus program is to align company, departmental, and individual goals throughout the Company and to provide an incentive that further ties compensation to individual contribution and teamwork.
As described above, for 2022, the Board set six corporate objectives — 2022 Company Revenue (35%), Development of Nuvaxovid Measured Against Specific Milestones (35%), Development of a Flu Program Measured Against Specific Milestones (15%), Development of Portfolio of Assets (5%), Financial Goal (5%) and Corporate Objectives Related to Corporate Social Responsibility and Environment, Social, and Governance Factors (5%). In reviewing the Company’s achievement against the 2022 Objectives during the first quarter of 2023, the Compensation Committee determined that the 2022 Objectives were achieved at a level of 48% of target, based on the achievements described above under “2022 Performance and Outcomes.”

For each of our NEOs (except for Mr. Erck, whose 2022 annual bonus was based 100% on achievement of the 2022 Objectives), the Compensation Committee determined that individual performance was achieved at a level of 50% of target, which was generally aligned with the overall corporate performance described above.

A target bonus for each named executive officer is set as a percentage of the executive officer’s base salary, with such percentages being based on market data, although the ultimate amount of any bonus payout is at the discretion of the Compensation Committee and based on the level of achievement of applicable bonus plan objectives.

The 2022 NEO bonus targets and actual incentive cash bonus awards received were as follows:

Executive	Bonus Target as Percentage of Base Salary	Incentive Cash Bonus Award Received ($)(1)	Actual Bonus as a Percentage of Target Bonus
Stanley C. Erck	85%(2)	305,898	48.0%
James P. Kelly	50%	123,372	48.5%
John J. Trizzino	50%	122,766	48.5%
Gregory M. Glenn, M.D.	50%	143,687	48.4%
John A. Herrmann III, J.D	50%	126,100	48.5%
(1)    The 2022 bonus payouts for our NEOs were determined on a prorated basis to account for the increases to the NEOs’ base salaries during the year.

(2)    Mr. Erck’s bonus target was increased to 85% for 2022 based on the Compensation Committee’s review of the Comparative Market Data and desire to align Mr. Erck’s bonus target closer to the 50th percentile of our peer group.

Equity Awards
Equity awards are a fundamental incentive element in the Company’s executive compensation program because they emphasize long-term performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and executives. In addition, they are crucial to a competitive compensation program for executive officers because they act as a powerful retention tool. With the Company’s ongoing global rollout of Nuvaxovid, the Compensation Committee believes that equity awards create appropriate incentives for rewarding our executives for increases in stock performance as a result of our efforts towards improved global health and align the executives’ interests with those of our stockholders.

In the case of stock options, the executive officers are further motivated by the potential appreciation in stock price above the exercise price of the stock options. To encourage continued employment, equity grants to executive officers, other than retention- and performance-vesting grants, typically require the executive to remain in continued service with the Company for three or four years before the award is fully vested. In addition, the Compensation Committee may grant equity awards that vest as the Company achieves certain performance milestones. The Compensation Committee believes it is important to tie the long-term benefit potentially realizable by the executive to a long-term commitment with Novavax.

44	ir.novavax.com

Executive Officers and Compensation

Annual equity grants are awarded to executive officers at the discretion of the Board upon a recommendation by the Compensation Committee or at the discretion of the Compensation Committee pursuant to the authority delegated by the Board. In making its recommendations or determinations, the Compensation Committee considers Company performance, Comparative Market Data, and the individual’s scope of responsibility and continuing performance. After reviewing guidance from Pearl Meyer based on its analysis of competitive data, annual equity awards were awarded to all eligible employees, including the NEOs, in March 2022.

Stock Options
In March 2022, the Compensation Committee awarded to each Named Executive Officer an option to purchase shares of Common Stock. Each stock option vests as to 25% of the shares underlying the option on the first anniversary of the grant date and as to the remaining 75% of the shares in equal monthly installments over a three-year period, subject to continued service with the Company through the applicable vesting date. The following table sets forth the number of shares underlying the time-vesting stock option granted to each NEO in 2022:

Executive	Time-Vesting Stock Options
Stanley C. Erck	62,211
James P. Kelly	20,737
John J. Trizzino	20,737
Gregory M. Glenn, M.D.	28,341
John A. Herrmann III, J.D.	20,737

Restricted Stock Units
In March 2022, the Board awarded each NEO time-vesting RSUs that vest in three equal annual installments on the first three anniversaries of the date of grant, in each case subject to continued service with the Company through the applicable vesting date. The following table sets forth the RSUs granted to each NEO:

Executive	Time-Vesting RSUs
Stanley C. Erck	41,474
James P. Kelly	13,825
John J. Trizzino	13,825
Gregory M. Glenn, M.D.	18,894
John A. Herrmann III, J.D.	13,825

Clawback Policy
The Board has adopted a policy providing that, if the Company is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under applicable securities laws, with respect to any cash bonus or other cash compensation paid or awarded, or equity-based bonus or other equity-based incentive compensation that was exercised, vested or settled, within three years preceding such restatement, and that was granted or earned or became vested based wholly or in part upon the attainment of any financial reporting measure, if the recipient of such cash or equity-based bonus or other cash or equity-based incentive compensation engaged in fraud, intentional misconduct, or gross negligence that caused or partially caused the need for the restatement, the Board generally may seek reimbursement of any amount paid under an award in excess of what would have been paid had such material noncompliance not occurred. We intend to update our clawback policy to address the recovery of erroneously awarded incentive compensation in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable listing standards.

NOVAVAX, INC. 2023 PROXY STATEMENT	45

Executive Officers and Compensation

Stock Ownership Guidelines
In June 2021, the Board adopted the Stock Ownership Guidelines for our executive team and Board. The Stock Ownership Guidelines require that by the fifth anniversary of the guideline’s effective date (i.e., June 17, 2026) or the fifth anniversary of an individual becoming subject to the policy (whichever is later), that individual is required to hold a number of shares of Common Stock equivalent in value to a multiple of the individual’s salary or, in the case of directors, their annual cash retainer, as follows:

CEO	Executive Vice President and above	Non-Employee Directors

The Stock Ownership Guidelines provide that the following shares or share equivalents count towards satisfaction of the guidelines:
•shares owned outright by the executive or director or a member of his or her immediate family residing in the same household,
•shares held in trust for the benefit of the executive or director or a member of his or her immediate family residing in the same household,
•shares or share equivalents held in any Company employee stock purchase plan, 401(k) plan or deferred compensation retirement plan, and
•unvested restricted stock units.

Other unvested equity awards, vested stock options and unearned performance-based equity awards do not count toward satisfaction of the guidelines.

Until the required ownership level is reached, covered executives and non-employee directors are required to retain at least 50% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options or stock appreciation rights. Once the requisite level has been achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to the Stock Ownership Guidelines.

46	ir.novavax.com

Executive Officers and Compensation
As of December 31, 2022, all of the covered individuals satisfied the ownership guidelines set forth in the Stock Ownership Guidelines, as shown in the following table:

Named Executive Officers

Name	Base Salary ($)	Stock Ownership Guideline	Minimum Value to be Owned ($)	Minimum Shares to be Owned(1)	Total Shares Beneficially Owned(2)	Difference
Stanley C. Erck	758,000	3x Base Salary	2,274,000	50,243	84,933	34,689
James P. Kelly	515,000	1x Base Salary	515,000	11,379	19,781	8,402
John J. Trizzino	520,000	1x Base Salary	520,000	11,489	24,490	13,001
Gregory M. Glenn, M.D.	600,000	1x Base Salary	600,000	13,257	30,003	16,746
John A. Herrmann III, J.D.	530,000	1x Base Salary	530,000	11,710	28,591	16,881

Board of Directors

Name	Cash Retainer ($)	Stock Ownership Guideline	Minimum Value to be Owned ($)	Minimum Shares to be Owned(1)	Total Shares Beneficially Owned(2)	Difference
Gregg H. Alton, J.D.	55,000	3x Cash Retainer	165,000	3,646	3,800	154
Richard H. Douglas, Ph.D.	55,000	3x Cash Retainer	165,000	3,646	37,250	33,604
Rachel K. King	55,000	3x Cash Retainer	165,000	3,646	12,250	8,604
Margaret G. McGlynn, R. Ph.	55,000	3x Cash Retainer	165,000	3,646	3,800	154
Michael A. McManus Jr., J.D.	55,000	3x Cash Retainer	165,000	3,646	10,101	6,455
David M. Mott	55,000	3x Cash Retainer	165,000	3,646	43,800	40,154
Richard J. Rodgers	55,000	3x Cash Retainer	165,000	3,646	11,400	7,754
James F. Young, Ph.D.	55,000	3x Cash Retainer	165,000	3,646	70,090	66,444
(1)Determined based on a Common Stock value of $45.26, the average month-end closing price over the 12 months preceding the end of the fiscal year 2022.
(2)Does not include vested, unexercised stock options held by the individual.
PERQUISITES AND OTHER PERSONAL BENEFITS
The Company does not have any formal executive perquisite programs. From time to time, it may decide to provide other benefits that are related to a business purpose or are customary among peer public companies that may otherwise be considered perquisites. Certain executive officers fly on chartered flights to Company vendor locations and, on occasion, certain of the executive officers’ spouses accompany them on such flights. In addition, we are providing a travel allowance to Mr. Jacobs and agreed to reimburse the legal costs of Mr. Jacobs, Mr. Erck and Dr. Glenn in connection with the negotiation of their arrangements with us. The relevant agreements do not provide for tax gross-ups on these items. All of the NEOs are eligible to participate in the Company’s benefit plans offered to all employees, including health, dental and vision insurance, a prescription drug plan, flexible spending accounts, short- and long-term disability, life insurance, and a 401(k) plan. The NEOs are also eligible to participate in the Company’s Amended and Restated 2013 Employee Stock Purchase Plan (the “ESPP”).
EMPLOYMENT AGREEMENTS AND SEVERANCE BENEFITS
As of December 31, 2022, the Company had employment agreements in place with all of the NEOs. The employment agreements provide for certain payments if the NEO is terminated by the Company without cause or leaves for good reason. The terms of these agreements are described in greater detail in the section titled “Overview of Employment and Change in Control Agreements.” All of the currently employed NEOs are “at will” employees.
The Company has established an Amended and Restated Change in Control Severance Benefit Plan (the “Severance Plan”), which provides for severance payments to participating employees if the participant’s employment is terminated in connection with a change in control. This plan is described in greater detail in the

NOVAVAX, INC. 2023 PROXY STATEMENT	47

Executive Officers and Compensation
section titled “Overview of Employment and Change in Control Agreements.” The Compensation Committee believes it is important to provide such employees with an incentive to remain with the Company amid the uncertainty that often accompanies efforts to consummate a corporate sale or similar transaction that may enhance stockholder value. All of the currently employed NEOs participate in the Severance Plan.
TAX AND ACCOUNTING IMPLICATIONS
Section 162(m) limits to $1 million the amount a company may deduct for compensation paid to certain current and former executive officers, subject to certain limited exceptions. The Compensation Committee believes its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executives necessary for our success. Accordingly, the Compensation Committee has authorized, and will continue to authorize, compensation arrangements that are not deductible in whole or in part. The Compensation Committee may consider the accounting implications of significant equity-related compensation decisions.
PROHIBITION ON HEDGING AND PLEDGING OUR COMMON STOCK
Our insider trading policy prohibits all directors, officers and other employees from engaging in hedging of Common Stock or similar transactions that transfer to another, in whole or in part, any of the economic consequences of ownership of Common Stock, such as put and call options and short and long sales, convertible debentures or preferred stock and debt securities (debentures, bonds and notes). Further, our insider trading policy provides that no director, executive officer, or vice president may engage in any transaction involving pledging of Common Stock.
COMPENSATION RISK ASSESSMENT
The Compensation Committee regularly reviews the Company’s compensation and benefits programs, policies and practices, including its executive compensation program and its incentive-based compensation programs for its executive officers, to determine whether such programs, policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Our compensation and governance-related policies are enhanced by our clawback policy, described in the section titled “Elements of Compensation — Clawback Policy” on page 45 of this Proxy Statement, as well as a policy prohibiting hedging and pledging of our securities by our directors and officers, including our NEOs, and employees, as described above. Based on its assessment, the Compensation Committee does not believe that our compensation programs, policies and practices, in conjunction with our existing processes and controls, create risks that are reasonably likely to have a material adverse effect on our business and operations.

Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE David M. Mott, Chair Richard H. Douglas, Ph.D. Rachel K. King Richard J. Rodgers

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

48	ir.novavax.com

Executive Officers and Compensation
Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our NEOs for the fiscal years ended December 31, 2022, 2021, and, if applicable, 2020.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Stanley C. Erck(6)	2022	749,750	—	3,225,433	4,085,533	305,898	34,669	8,401,283
Former President and CEO	2021	709,250	—	—	—	397,180	11,600	1,118,030
	2020	657,181	—	2,710,730	44,115,244	591,463	11,400	48,086,018
James P. Kelly	2022	508,750	—	1,075,170	1,361,844	123,372	12,200	3,081,336
EVP, Chief Financial Officer and Treasurer	2021	183,750	100,000	1,628,101	2,942,604	68,217	3,267	4,925,939
John J. Trizzino	2022	506,250	—	1,075,170	1,361,844	122,766	12,200	3,078,230
EVP, Chief Commercial Officer and Chief Business Officer	2021	456,250	—	427,329	—	169,383	11,217	1,064,179
	2020	415,892	—	831,410	19,819,717	249,535	11,400	21,327,954
Gregory M. Glenn, M.D.(7)	2022	593,750	—	1,469,386	1,861,216	143,687	25,647	4,093,686
Former President, Research and Development	2021	553,000	—	—	—	226,730	33,714	813,444
	2020	483,443	—	1,206,210	22,859,741	362,582	11,400	24,923,376
John A. Herrmann III, J.D.	2022	520,000	—	1,075,170	1,361,844	126,100	12,200	3,095,314
EVP, Chief Legal Officer and Corporate Secretary	2021	471,250	—	—	—	174,952	11,600	657,802
	2020	402,842	—	1,025,960	18,924,907	241,705	11,400	20,606,814
(1)Includes amounts earned, but deferred at the election of the NEO, such as salary deferrals under the Company’s 401(k) plan.
(2)The amount reported in this column represents the grant date fair value of time-vesting RSUs granted to our NEOs in 2020, 2021, and 2022. The grant date fair value was calculated by multiplying the number of RSUs subject to the award by the closing price of a share of Common Stock on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718. The grant date value of equity awards granted in 2020 also includes the incremental fair value, determined under ASC Topic 718, associated with the satisfaction of the performance contingency with respect to such equity awards.
(3)The amount reported in this column represents the grant date fair value of time-vesting and performance-vesting stock options granted to our NEOs in 2020, time-vesting stock options granted to Mr. Kelly in 2021, and time-vesting stock options granted to our NEOs in 2022. The grant date fair value was calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023. The grant date fair values of the performance-based stock options granted in 2020 as reported in the table above are based on the probable outcome of the performance condition associated with the stock options on the measurement date under FASB ASC Topic 718, which assumes the performance condition is satisfied in full. The grant date value of equity awards granted in 2020 also includes the incremental fair value, determined under ASC Topic 718, associated with the satisfaction of the performance contingency with respect to such equity awards.
(4)Represents annual performance bonuses awarded in 2022, 2021, and 2020 under the Company’s incentive cash bonus program. For a description of the incentive cash bonus program, see page 44 in the CD&A.
(5)For 2022, All Other Compensation consisted of (i) employer matching contributions to the Company’s 401(k) plan for Messrs. Erck ($12,200), Kelly ($12,200), Trizzino ($12,200), and Herrmann ($12,200), and Dr. Glenn ($12,200); and (ii) the incremental cost to the Company associated with Mr. Erck’s and Dr. Glenn’s spouses accompanying them on a Company-chartered plane during official Company travel ($22,469 for Mr. Erck and $13,447 for Dr. Glenn).
(6)As discussed in the CD&A under “Executive Transitions”, effective January 23, 2023, Mr. Erck retired from his position as our President and Chief Executive Officer. Mr. Erck is currently party to a consulting agreement with us, pursuant to which he will provide consulting services to the Company until April 30, 2024.

NOVAVAX, INC. 2023 PROXY STATEMENT	49

Executive Officers and Compensation
(7)As discussed in the CD&A under “Executive Transitions”, effective March 31, 2023, Dr. Glenn retired from his position as our President, Research and Development. Dr. Glenn is currently party to a consulting agreement with us, pursuant to which he will provide consulting services to the Company until December 31, 2024.
GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth information with respect to option awards and other plan-based awards granted to our NEOs during the fiscal year ended December 31, 2022:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
	Target ($)	Maximum ($)
Stanley C. Erck	637,288	955,931
			3/10/2022	—	62,211	77.77	4,085,533
			3/10/2022	41,474	—	—	3,225,433
James P. Kelly	254,375	381,563
			3/10/2022	—	20,737	77.77	1,361,844
			3/10/2022	13,825	—	—	1,075,170
John J. Trizzino	253,125	379,688
			3/10/2022	—	20,737	77.77	1,361,844
			3/10/2022	13,825	—	—	1,075,170
Gregory M. Glenn, M.D.	296,875	445,313
			3/10/2022	—	28,341	77.77	1,861,216
			3/10/2022	18,894	—	—	1,469,386
John A. Herrmann III, J.D.	260,000	390,000
			3/10/2022	—	20,737	77.77	1,361,844
			3/10/2022	13,825	—	—	1,075,170
(1)The target cash bonus amount for fiscal 2022 was based on achievement of 100% of the 2022 Objectives and the individual’s earned base salary for 2022 and represented 85% of Mr. Erck’s base salary, 50% of each of Messrs. Kelly, Trizzino, and Herrmann’s and Dr. Glenn’s base salary. The maximum cash bonus amount for fiscal 2022 was capped at achievement of 150% of target.
(2)Represents time-vesting RSUs granted under the 2015 Stock Plan that vest in three equal annual installments on the first three anniversaries of the grant date, in each case generally subject to the NEO’s continued service with the Company through the applicable vesting date.
(3)Represents time-vesting stock options granted under the 2015 Stock Plan. These stock options have a ten-year term and vest as to 25% of the shares underlying the option on the first anniversary of the grant date and as to the remaining 75% of the shares in equal monthly installments thereafter over a three-year period, in each case generally subject to the NEO’s continued service with the Company through the applicable vesting date.
(4)The stock options granted to the NEOs have an exercise price equal to the closing price of a share of Common Stock as reported on Nasdaq on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).
(5)The grant date fair value of each RSU and option award was calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount for options are included in Note 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023. The grant date fair value of the RSU awards was determined by multiplying the number of RSUs subject to the award by the closing price of a share of Common Stock on the date of grant (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported).

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
During 2022, each of the NEOs was party to an employment agreement that provides for a base salary and other benefits. The NEOs were eligible to participate in the 2015 Stock Plan and the ESPP, and our benefit plans and programs during 2022. Each of the NEO’s annual cash bonus opportunity was established and determined pursuant to the 2022 Objectives, as more fully described in the CD&A above. In March 2022, each

50	ir.novavax.com

Executive Officers and Compensation
NEO was granted annual equity awards of stock options and RSUs that are eligible to vest based on continued service.
The severance arrangements with the NEOs and the effect of a change in control on their outstanding equity awards are described below under “Overview of Employment and Change in Control Agreements.”
OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR END
The following table sets forth certain information with respect to the value of all outstanding equity awards held by the NEOs as of December 31, 2022:

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Stanley C.	3/5/2015	44,999	—	178.80	3/5/2025	—	—
Erck	3/15/2016	44,999	—	99.80	3/15/2026(5)	—	—
	12/15/2017	36,499	—	27.60	12/15/2027(5)	—	—
	12/13/2018	98,499	—	46.00	12/13/2028(5)	—	—
	9/26/2019	56,249	18,751	5.95	9/26/2029(6)	—	—
	9/26/2019	56,249	18,751	5.95	9/26/2029(5)	—	—
	4/17/2020	400,000	—	19.08	4/17/2030(7)	—	—
	12/14/2020	20,849	20,851	129.70	12/14/2030(5)	—	—
	12/14/2020	—	—	—	—	6,967	71,621
	3/10/2022	—	62,211	77.77	3/10/2032(5)	—	—
	3/10/2022	—	—	—	—	41,474	426,353

James P.	8/16/2021	4,733	9,467	229.31	8/16/2031(5)	—	—
Kelly	8/16/2021	—	—	—	—	4,733	48,655
	3/10/2022	—	20,737	77.77	3/10/2032(5)	—	—
	3/10/2022	—	—	—	—	13,825	142,121

John J.	3/10/2014	14,999	—	117.20	3/10/2024	—	—
Trizzino	3/5/2015	9,999	—	178.80	3/5/2025	—	—
	12/15/2017	3,341	—	27.60	12/15/2027(5)
	12/13/2018	10,423	—	46.00	12/13/2028(5)	—	—
	9/26/2019	41,666	18,751	5.95	9/26/2029(5)	—	—
	9/26/2019	7,666	3,451	5.95	9/26/2029(6)	—	—
	4/17/2020	95,000	—	19.08	4/17/2030(7)	—	—
	6/25/2020	—	—	—	—	833	8,563
	12/14/2020	4,749	4,751	129.70	12/14/2030(5)	—	—
	12/14/2020	—	—	—	—	1,600	16,448
	8/19/2021	—	—	—	—	1,310	13,467
	3/10/2022	—	20,737	77.77	3/10/2032(5)	—	—
	3/10/2022	—	—	—	—	13,825	142,121

Gregory M.	3/6/2014	8,749	—	121.00	3/6/2024	—	—
Glenn, M.D.	3/5/2015	14,999	—	178.80	3/5/2025	—	—
	3/15/2016	17,499	—	99.80	3/15/2026(5)	—	—
	12/13/2018	7,944	—	46.00	12/13/2028(5)	—	—
	9/26/2019	27,083	18,751	5.95	9/26/2029(5)	—	—
	9/26/2019	17,092	12,394	5.95	9/26/2029(6)	—	—
	4/17/2020	82,500		19.08	4/17/2030(7)	—	—
	12/14/2020	9,349	9,351	129.70	12/14/2030(5)	—	—
	12/14/2020	—	—	—	—	3,100	31,868
	3/10/2022	—	28,341	77.77	3/10/2032(5)	—	—

NOVAVAX, INC. 2023 PROXY STATEMENT	51

Executive Officers and Compensation

	3/10/2022	—	—	—	—	18,894	194,230

John A.	3/6/2014	7,499	—	121.00	3/6/2024	—	—
Herrmann III,	3/5/2015	9,999	—	178.80	3/5/2025	—	—
J.D.	12/15/2017	2,095	—	27.60	12/15/2027(5)	—	—
	12/13/2018	7,092	—	46.00	12/13/2028(5)	—	—
	9/26/2019	35,063	18,563	5.95	9/26/2029(5)	—	—
	4/17/2020	80,000	—	19.08	4/17/2030(7)	—	—
	6/25/2020	—	—	—	—	833	8,563
	12/14/2020	6,349	6,351	129.70	12/14/2030(5)	—	—
	12/14/2020	—	—	—	—	2,100	21,588
	3/10/2022	—	20,737	77.77	3/10/2032(5)	—	—
	3/10/2022	—	—	—	—	13,825	142,121
(1)All stock options and SARs included in this table were awarded under the Amended and Restated 2005 Stock Incentive Plan (the “2005 Stock Plan”) or 2015 Stock Plan and, except as noted, vest in four equal annual installments on the first four anniversaries of the date of grant, generally subject to continued service with the Company through the applicable vesting date.
(2)All RSUs included in this table were awarded under the 2015 Stock Plan and, except as noted, vest in three equal annual installments on the first three anniversaries of the date of grant, generally subject to continued service with the Company through the applicable vesting date.
(3)The exercise price of stock options and base value of SARs is equal to the closing price of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).
(4)Amounts in this column have been calculated by multiplying the number of RSUs subject to the applicable award by $10.28, which was the closing price of the Common Stock on December 30, 2022, the last trading day in 2022.
(5)Twenty-five percent of the shares subject to this stock option vest on the first anniversary of the grant date, and the remaining 75% vest in equal monthly installments over the following three years, generally subject to continued service with the Company through the applicable vesting date.
(6)Twenty-five percent of the shares underlying this stock appreciation right vested on the first anniversary of the grant date, and the remaining 75% vest in equal monthly installments over the following three years, generally subject to continued service with the Company through the vesting date.
(7)Represents performance- and time-vesting stock options that vest subject to the satisfaction of a performance-based vesting requirement, followed by time-based vesting. The performance metric required that the Company initiate a COVID-19 Phase 2 clinical trial within 12 months of the grant date, which occurred when the Company initiated its Phase 2 clinical trial of NVX-CoV2373 in the U.S. on August 24, 2020. As a result of the attainment of the performance objective, these options vested as to 50% of the underlying shares on August 24, 2021 and as to 50% of the underlying shares on August 24, 2022, generally subject to continued service with the Company through such applicable vesting date.
OPTIONS EXERCISED AND STOCK VESTED
The following table sets forth certain information concerning the exercise of stock options held by the NEOs and the vesting of RSUs during the fiscal year ended December 31, 2022.

	Options		Stock Awards
Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Stanley C. Erck	—	—	13,512	243,547
James P. Kelly	—	—	2,367	101,497
John J. Trizzino	—	—	6,626	161,095
Gregory M. Glenn, M.D.	—	—	3,100	53,413
John A. Herrmann III, J.D.	5,000	609,133	6,906	154,195
(1)This amount represents the difference between the market price of a share of Common Stock at the time of exercise and the exercise price of the stock option or SAR, multiplied by the number of shares acquired on exercise.
(2)Amounts in this column represent RSUs that vested during 2022.
(3)The dollar amount in this column is determined by multiplying the number of shares of Common Stock underlying RSUs that vested during 2022 by the closing price of a share of Common Stock on the date the RSUs vested.

52	ir.novavax.com

Executive Officers and Compensation
OVERVIEW OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Employment Agreements; Consulting Agreements
The Company has employment agreements in place with each of our currently employed NEOs and, prior to their retirement, the Company had employment agreements in place with each of Mr. Erck and Dr. Glenn. The following summary describes the material terms of the agreements for each of our NEOs (in the case of each of Mr. Erck and Dr. Glenn, as in effect prior to his retirement).
Each employment agreement provides (or provided, in the case of Mr. Erck and Dr. Glenn) for a base salary subject to review each year, an incentive bonus, and equity awards. Salary information and the target amount of the incentive bonus are described in greater detail on page 43 in the CD&A. The amount of any incentive bonus and the form of payment (cash, equity, or some combination of the two) are at the discretion of the Board.
The employment agreements with Messrs. Erck, Kelly, Trizzino and Herrmann and Dr. Glenn also provide (or provided, in the case of Mr. Erck and Dr. Glenn) that additional equity may be awarded to the NEO based upon his performance and subject to the Board’s approval. The employment agreements with all of our NEOs further provide (or provided, in the case of Mr. Erck and Dr. Glenn) for the reimbursement of reasonable expenses incurred in connection with the performance of duties and for the NEO to participate in the Severance Plan (discussed below). Each NEO must devote his full business time to the performance of services to the Company.
The employment agreements require each NEO to maintain the confidentiality of the Company’s proprietary information and provide that all work product discovered or developed by the NEO in the course of the NEO’s employment belongs to the Company. In addition, in the employment agreements, the NEOs have agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his employment and for the duration of the severance period provided for the NEO following the termination of his employment.
If an NEO’s employment is terminated without “cause” or the NEO leaves the Company for “good reason”, the NEO may receive a lump sum separation payment pursuant to the employment agreements. The amount of these payments is more specifically described in the section “Potential Payments Upon Termination” beginning on page 59. To be entitled to such a payment, the NEO must execute and deliver to the Company a waiver and separation agreement, releasing the Company from any claims. For purposes of the NEO’s employment agreements, cause means (i) the executive’s willful failure (or, with respect to Mr. Kelly’s agreement, the executive’s failure) or refusal to perform in all material respects the services required to be performed by him; (ii) the executive’s willful failure (or, with respect to Mr. Kelly’s agreement, the executive’s failure) or refusal to carry out any proper and material direction by the President and Chief Executive Officer or Board (or, with respect to Mr. Erck’s agreement, the Board, and with respect to Mr. Herrmann’s agreement, the CMO, the CEO, or the Board) with respect to the services to be rendered by him or the manner of rendering such services; (iii) the executive’s willful misconduct or gross negligence in the performance of his duties (or, with respect to Mr. Kelly’s, Mr. Herrmann’s and Mr. Trizzino’s agreements, the executive’s misconduct in the performance of his duties); (iv) the executive’s commission of an act of fraud, embezzlement, or theft or felony involving moral turpitude; (v) the executive’s use of confidential information, other than for the benefit of the Company in the course of rendering services to the Company; or (vi) a breach of the executive’s non-competition obligations. For purposes of the NEO’s employment agreements, good reason means (a) the Company’s material reduction or diminution of Executive’s responsibilities and authority, other than for cause, without his consent or (b) the relocation of Executive’s primary place of employment without his consent.
In connection with Mr. Erck’s retirement from employment as President and CEO, effective January 23, 2023, the Company and Mr. Erck entered into the Erck Consulting Agreement pursuant to which Mr. Erck will provide consulting services to the Company following his retirement until April 30, 2024 (subject to earlier termination, the “Erck consulting period”). The Erck Consulting Agreement provides that Mr. Erck will receive a consulting fee (the “Erck Consulting Fee”) of $50,000 per month in respect of his consulting services for the first six months of the Erck consulting period and $25,000 per month in respect of his consulting services for the remaining nine months of the Erck consulting period. Mr. Erck continued to be eligible to receive his 2022 annual bonus, as disclosed in the Summary Compensation Table above. The equity awards previously granted to Mr. Erck will continue to be eligible to vest based on his continued service during the Erck consulting period in accordance with their existing terms, and any stock options and stock appreciation rights that remain outstanding and

NOVAVAX, INC. 2023 PROXY STATEMENT	53

Executive Officers and Compensation
unexercised as of the last day of the Erck consulting period will remain exercisable until the earlier of (i) the end of the one-year period following the last day of the Erck consulting period and (ii) the stated expiration date of such awards (collectively, the “Erck Equity Treatment”). In the event of a change in control (as defined in the Severance Plan (described below)) during the Erck consulting period, Mr. Erck will be entitled to accelerated vesting of 100% of his outstanding equity awards. The Company will also reimburse Mr. Erck for certain attorneys’ fees incurred in the negotiation of the Erck Consulting Agreement.
Under the terms of the Erck Consulting Agreement, if Mr. Erck’s service is terminated by the Company without cause or if Mr. Erck terminates his service with the Company for good reason (as such terms are defined in the Erck Consulting Agreement) prior to the end of the Erck consulting period, the Company will pay Mr. Erck the Erck Consulting Fee through April 30, 2024 and his outstanding equity awards will remain eligible for the Erck Equity Treatment. The post-termination period applicable to Mr. Erck’s current non-competition and non-solicitation covenants commenced upon his retirement with the Company on January 23, 2023.

In connection with Dr. Glenn’s retirement from employment as President, Research and Development, effective March 31, 2023, the Company and Dr. Glenn entered into the Glenn Consulting Agreement on March 20, 2023, pursuant to which Dr. Glenn will serve as the Company’s Strategic Research & Development Advisor and will provide consulting services to the Company following his retirement until December 31, 2024 (subject to earlier termination and extension, the “Glenn consulting period”). The Glenn Consulting Agreement provides that Dr. Glenn will receive a consulting fee (the “Glenn Consulting Fee”) of $25,000 per month in respect of his consulting services for the first twelve (12) months of the Glenn consulting period and $12,500 per month in respect of his consulting services for the remainder of the Glenn consulting period and, if applicable, any extended consulting period. The equity awards previously granted to Dr. Glenn will continue to be eligible to vest based on his continued service during the Glenn consulting period (but not any extended consulting period following December 31, 2024) in accordance with their existing terms, and any stock options and stock appreciation rights that remain outstanding and unexercised as of the last day of the Glenn consulting period will remain exercisable in accordance with the terms specified in the Glenn Consulting Agreement (collectively, the “Glenn Equity Treatment”). The Company will also reimburse Dr. Glenn for certain attorneys’ fees incurred in the negotiation of the Glenn Consulting Agreement. The Company may terminate the Glenn Consulting Agreement at any time for cause (as defined in the Glenn Consulting Agreement), and the Glenn Consulting Agreement may be terminated at any time without cause (as defined in the Glenn Consulting Agreement) by mutual written agreement of the parties and Dr. Glenn may terminate the Glenn Consulting Agreement at any time.

Under the terms of the Glenn Consulting Agreement, if Dr. Glenn’s service is terminated by the Company without cause or if Dr. Glenn terminates his service with the Company for good reason (as such terms are defined in the Glenn Consulting Agreement) prior to the end of the Glenn consulting period (but not, for the avoidance of doubt, during any consulting period following December 31, 2024), the Company will pay Dr. Glenn, in a lump sum payment, the amount of unpaid Glenn Consulting Fees, if any, that would otherwise be payable from the date of termination through December 31, 2024 and his outstanding equity awards will remain eligible for the Glenn Equity Treatment. The post-termination period applicable to Dr. Glenn’s current non-competition and non-solicitation covenants commenced upon his retirement with the Company on March 31, 2023.

Amended and Restated Change in Control Severance Benefit Plan
In 2021, the Board adopted the Severance Plan. The purpose of the Severance Plan is to provide severance pay and benefits to employees of the Company at the level of Executive Vice President and above in the event their employment with the Company is terminated following a change in control event, to provide such employees with an incentive to remain with the Company, and help the Company consummate a strategic corporate sale or transaction that maximizes stockholder value. Each of our currently employed NEOs participates in the Severance Plan and, prior to their retirement, Mr. Erck and Dr. Glenn were eligible to participate in the Severance Plan. This section summarizes the terms of the Severance Plan for each of our NEOs and, in the case of each of Mr. Erck and Dr. Glenn, as in effect prior to the respective executive officer’s retirement. Mr. Erck and Dr. Glenn are no longer eligible for severance payments and benefits under the Severance Plan, except as provided by their consulting agreements, described above.
The Severance Plan provides for the payment of benefits upon certain triggering events. A triggering event occurs if a participant’s employment is terminated due to an “Involuntary Termination without Cause” for a

54	ir.novavax.com

Executive Officers and Compensation
reason other than death or disability or as a result of a “Constructive Termination” either (i) within a certain period (not to exceed 24 months) after the effective date of a “Change in Control” or (ii) within the one-year period prior to the Change in Control but after the first day on which the Board and/or senior management of the Company has entered into formal negotiations with a potential acquirer that results in the consummation of the Change in Control.
The specific periods of time following the effective date of a Change in Control during which payment of benefits under the Severance Plan may be triggered by termination, and the severance payment and benefits provided pursuant to the Severance Plan, are as follows (in the case of each of Mr. Erck and Dr. Glenn, as in effect prior to the respective executive officer’s retirement):

Severance(1)(2)
Executive	Protected Period	Payment	Continuation of Benefits Period
Stanley C. Erck	24 months	24 months salary	18 months
James P. Kelly	12 months	12 months salary	12 months
John J. Trizzino	12 months	12 months salary	12 months
Gregory M. Glenn, M.D.	12 months	12 months salary	12 months
John A. Herrmann III, J.D.	12 months	12 months salary	12 months
(1)If a triggering event occurs, the participant is entitled to a lump sum severance payment; a bonus equal to 100% of the target annual performance bonus for the year in which the termination date occurred multiplied by the length in years of the participant’s severance benefit period; and Company-paid continuation of medical, dental, and vision benefits for the same number of months as the severance period, with the exception of Mr. Erck, whose benefits would have continued for 18 months.
(2)The NEOs are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and accrued but unused vacation pay, and availability for distribution of plan balances under the Company’s 401(k) plan.
In addition, all time-based equity or equity-based awards held by the participant will vest in full upon the triggering event and all performance-based equity or equity-based awards will become vested as to the number of shares that would have vested based on the greater of (A) assumed achievement of the applicable performance goals at the target level of performance and (B) actual achievement of the applicable performance goals through the date of the Change in Control, in either case determined as if any applicable service-based vesting requirement had been met. In addition, all vested awards will remain exercisable, as applicable, for a specified period (24 months for Mr. Erck and 12 months for Dr. Glenn and Messrs. Kelly, Trizzino, and Herrmann) or for the original term of the award, if shorter.
As used in the Severance Plan, the below terms have the following meanings:

NOVAVAX, INC. 2023 PROXY STATEMENT	55

Executive Officers and Compensation

Term	Definition
Involuntary Termination without Cause	The termination of an eligible employee’s employment which is initiated by the Company for a reason other than Cause

Cause
•conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the eligible employee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement, or any crime that results in or is intended to result in personal enrichment at the expense of the Company

•material breach of any agreement entered into between the eligible employee and the Company that impairs the Company’s interest therein

•willful misconduct, significant failure to perform the eligible employee’s duties, or gross neglect by the eligible employee of the eligible employee’s duties

•engagement in any activity that constitutes a material conflict of interest with the Company

56	ir.novavax.com

Executive Officers and Compensation

Term	Definition
Constructive Termination
A termination initiated by an eligible employee because any of the following events or conditions has occurred:
•a change in the eligible employee’s position or responsibilities (including reporting responsibilities) which represents an adverse change from the eligible employee’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; the assignment to the eligible employee of any duties or responsibilities which are inconsistent with the eligible employee’s position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; except in connection with the termination of the eligible employee’s employment for Cause or the termination of an eligible employee’s employment because of an eligible employee’s disability or death, or except resulting from a voluntary termination by the employee other than as a result of a Constructive Termination
•a material reduction in the eligible employee’s pay or any material failure to pay the eligible employee any compensation or benefits to which the eligible employee is entitled within five days of the date due
•the Company’s requiring the eligible employee to relocate his principal worksite to any place outside a 50 mile radius of the eligible employee’s current worksite, except for reasonably required travel on the business of the Company or its affiliates which is not materially greater than such travel requirements prior to the Change in Control
•the failure by the Company to continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the eligible employee was participating immediately preceding the effective date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the eligible employee
•any material breach by the Company of any provision of the Severance Plan
•the failure of the Company to obtain an agreement, from any successors and assigns to assume and agree to perform the obligations created under the Severance Plan as a result of a Change in Control

NOVAVAX, INC. 2023 PROXY STATEMENT	57

Executive Officers and Compensation

Term	Definition

Change in Control
•A sale, lease, license, or other disposition of all or substantially all of the assets of the Company
•A consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger, or reorganization, own less than 50% of the outstanding voting power of the surviving entity and its parent following the consolidation, merger, or reorganization
•Any transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities that were not stockholders of the Company immediately prior to their acquisition of the Company securities as part of such transaction become the owners, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction and other than as part of a private financing transaction by the Company
•A change in the Incumbent Board, which occurs if the existing members of the Board on the date the Severance Plan was initially adopted by the Board (the “Incumbent Board”) cease to constitute at least a majority of the members of the Board, provided, however, that any new Board member shall be considered a member of the Incumbent Board for this purpose if the appointment or election (or nomination for such election) of the new Board member is approved or recommended by a majority vote of the members of the Incumbent Board who are then still in office

58	ir.novavax.com

Executive Officers and Compensation
POTENTIAL PAYMENTS UPON TERMINATION
The following table summarizes the payment that would be payable to our NEOs as of December 31, 2022, in the event of the various termination scenarios, including termination of employment other than for cause, termination of employment for cause, and termination of employment in connection with a change in control. Amounts are included for Mr. Erck and Dr. Glenn as required by SEC rules but neither executive received severance payments at the time their employment terminated. The payments and benefits that Mr. Erck and Dr. Glenn are entitled to receive under the terms of the consulting agreements entered into in connection with their respective retirements are described above under “Employment Agreements; Consulting Agreements.”

		Triggering Event
Executive	Benefit	Termination Other Than for Cause(1) ($)	Termination For Cause(2) ($)	Termination in Connection with a Change in Control(3) ($)
Stanley C. Erck	Severance Payment	1,137,000	—	1,516,000
	Bonus	—	—	1,288,600(4)
	Equity Awards	330,179	—	660,357(5)
	Health Insurance	34,334(6)	—	34,334(6)
	Total	1,501,513	—	3,499,291
James P. Kelly	Severance Payment	515,000	—	515,000
	Bonus	—	—	257,500(4)
	Equity Awards	—	—	190,776(5)
	Health Insurance	28,199(6)	—	28,199(6)
	Total	543,199	—	991,475
John J. Trizzino	Severance Payment	520,000	—	520,000
	Bonus	—	—	260,000(4)
	Equity Awards	—	—	276,734(5)
	Health Insurance	28,199(6)	—	28,199(6)
	Total	548,199	—	1,084,933
Gregory M. Glenn, M.D.	Severance Payment	600,000	—	600,000
	Bonus	—	—	300,000(4)
	Equity Awards	—	—	360,956(5)
	Health Insurance	28,199(6)	—	28,199(6)
	Total	628,199	—	1,289,155
John A. Herrmann III, J.D.	Severance Payment	530,000	—	530,000
	Bonus	—	—	265,000(4)
	Equity Awards	—	—	252,650(5)
	Health Insurance	21,816(6)	—	21,816(6)
	Total	551,816	—	1,069,466
(1)On December 31, 2022, the Company had employment agreements with Dr. Glenn and Messrs. Erck, Kelly, Trizzino and Herrmann, which provided for a lump sum cash severance payment equal to 18 months’ base salary for Mr. Erck and 12 months’ base salary for Dr. Glenn and Messrs. Kelly, Herrmann, and Trizzino if the executive’s employment was terminated without “cause” or the executive resigned for “good reason” (or, in the case of Mr. Erck, by reason of non-renewal of his employment agreement). Under their respective employment agreements, all vested and exercisable stock options held by Dr. Glenn and Messrs. Kelly, Herrmann, and Trizzino must be exercised within three months following the termination date and all vested and exercisable stock appreciation rights held by Dr. Glenn and Messrs. Erck and Trizzino must be exercised within three months following the termination date. In addition, each of Dr. Glenn and Messrs. Erck, Kelly, Trizzino, and Herrmann was also entitled to continuation of medical, dental, and vision benefits (for 18 months for Mr. Erck and 12 months for Dr. Glenn and Messrs. Kelly, Trizzino, and Herrmann) following the date of termination. Mr. Erck was further entitled to the accelerated vesting of 50% of the unvested portion of each stock option or restricted stock grant made by the Company and was entitled to exercise all outstanding vested stock options held at termination (including any accelerated options or grants) during the 12-month period following the date of termination.

NOVAVAX, INC. 2023 PROXY STATEMENT	59

Executive Officers and Compensation
(2)In the event an NEO’s employment is terminated for cause or the NEO resigns without good reason, the Company has no further obligation to the executive other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date.
(3)On December 31, 2022, each of our NEOs was eligible to participate in the Severance Plan, which provides for payments and benefits upon an executive’s qualifying termination during the protected period, as described in more detail above under “Amended and Restated Change in Control Severance Benefit Plan.” Under the Severance Plan, all time-based equity or equity-based awards held by the participant will vest in full upon the triggering event and all performance-based equity or equity-based awards will become vested as to the number of shares that would have vested based on the greater of (A) assumed achievement of the applicable performance goals at the target level of performance and (B) actual achievement of the applicable performance goals through the date of the Change in Control, in either case determined as if any applicable service-based vesting requirement had been met.
(4)Bonus equals 100% of the NEO’s target annual bonus award for 2022, expressed as a monthly payment, multiplied by the participant’s severance benefit period, expressed monthly (24 months for Mr. Erck and 12 months for each of Dr. Glenn and Messrs. Kelly, Trizzino and Herrmann).
(5)Represents the value of all unvested equity awards outstanding at the closing price on December 31, 2022, minus any applicable exercise price.
(6)Reflects the premiums for health, dental, and vision coverage under the Company’s group health insurance program. Amounts are based on the premiums in effect at December 31, 2022.

Termination as a Result of Death or Disability
In the event an NEO’s employment is terminated as a result of death or disability, all outstanding equity awards granted to the executive on or after March 2016 will vest as to 50% of the unvested portion of each grant as of the termination date. Otherwise, the Company has no further obligation to the executive other than the obligation to pay any unpaid base salary and unused vacation accrued through the termination date. If the executive dies while he is a service provider to the Company (or within three months after the date on which the executive ceases to be a service provider), vested and exercisable options may be exercised by the executive’s estate for one year following the executive’s death (or until the end of the original term of the option, if earlier). If the executive becomes disabled while he is a service provider to the Company, vested and exercisable options may be exercised by the executive for a period of one year after the executive ceases to be a service provider due to a disability (or until the end of the original term of the option, if earlier).

2022 CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following information describes the relationship of the annual total compensation of our employees and the annual total compensation of Stanley C. Erck, our Former President and Chief Executive Officer (our “CEO”).
For 2022:

	2022 Annual Total Compensation ($)	Pay Ratio Estimate (Approximately)
Mr. Erck, our former Chief Executive Officer	8,401,283
The median of all employees, other than Mr. Erck	115,082
		73:1
To identify its median employee and determine the annual total compensation of that median employee and the CEO:
•The Company determined that, as of December 31, 2022, its employee population consisted of approximately 1,927 individuals, with approximately 1,286 employees based in the United States, 429 employees located in the Czech Republic, 198 employees located in Sweden, and 14 employees located in Switzerland. All employees are included, whether employed as full-time, part-time, temporary, or seasonal employees, and compensation was annualized for any full-time employee that was not employed for all of fiscal year 2022.

60	ir.novavax.com

Executive Officers and Compensation
•We identified our median employee by reviewing compensation data reflected in payroll records consisting of base salary and annual cash incentive payments, which was consistently applied to all employees included in the calculation. Base salary and annual cash incentive payments were used because they represent the Company’s principal broad-based compensation elements.
•No cost-of-living adjustments were made in identifying the median employee. For compensation of employees located in Sweden, Switzerland, and the Czech Republic, the exchange rate used was the same as for financial statement translation purposes at December 31, 2022.
•After identifying the median employee, all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, were totaled, resulting in annual total compensation of $115,082. With respect to the annual total compensation of the CEO, the Company used the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement.
The CEO Pay Ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records, and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the CEO Pay Ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the following table reports the compensation of our CEO (our Principal Executive Officer, or PEO) and the average compensation of the Named Executive Officers other than our PEO (Other NEOs or Non-PEO NEOs) as reported in the Summary Compensation Table in our proxy statements for the past three years, as well as their “compensation actually paid” (CAP), as calculated pursuant to recently adopted SEC rules and certain financial performance measures required by the rules. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Value of Initial Fixed $100 Investment Based On:
Year(1) (a)	Summary Compensation Table Total for PEO(2) (b)	Compensation Actually Paid to PEO(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(4) (d)	Average Compensation Actually Paid to Non-PEO NEOs(5) (e)	Total Shareholder Return(6) (f)	Peer Group Total Shareholder Return(7) (g)	Net Income (in thousands)(8) (h)	Revenue (in thousands)(9) (i)
2022	$8,401,283	$(36,557,042)	$3,337,772	$(11,908,990)	$258	$78	$(657,939)	$1,981,872
2021	$1,118,030	$43,604,574	$1,546,408	$10,871,879	$3,595	$107	$(1,743,751)	$1,146,290
2020	$48,086,018	$84,787,218	$17,068,972	$29,793,244	$2,802	$153	$(418,259)	$475,598

(1) Mr. Stanley C. Erck (our former Chief Executive Officer) served as our PEO in each year shown. The Other NEOs reflected in columns (d) and (e) above represent the following individuals for each of the years shown:
2022 – James Kelly, John Trizzino, Gregory Glenn, and John Herrmann III
2021 – James Kelly, Gregory Covino, John Trizzino, Gregory Glenn, and John Herrmann III
2020 – Gregory Covino, John Trizzino, Gregory Glenn, and John Herrmann III

(2)(4) The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Erck for each corresponding year in the “Total” column of the Summary Compensation Table. The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s Other NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

NOVAVAX, INC. 2023 PROXY STATEMENT	61

Executive Officers and Compensation
(3)(5) The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Erck, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Other NEOs as a group , as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO or the Other NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO’s and the Other NEOs’ total compensation for each year to determine the compensation actually paid for the relevant year:

	2022		2021		2020
	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs
Summary Compensation Table Total	$8,401,283	$3,337,772	$1,118,030	$1,546,408	$48,086,018	$17,068,972
Adjustments
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table(a)	$(7,310,966)	$(2,660,411)	$—	$(999,607)	$(46,825,974)	$(16,497,414)
Year End Fair Value of Equity Awards Granted in the Year	$850,358	$309,440	$—	$582,765	$49,077,607	$13,584,409
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$(8,258,670)	$(3,694,679)	$10,034,931	$2,592,920	$22,186,722	$8,538,763
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$(30,239,047)	$(9,201,112)	$32,451,613	$7,477,076	$12,262,845	$7,098,514
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$—	$—	$—	$(327,683)	$—	$—
Total Equity Award Adjustments	$(44,958,325)	$(15,246,762)	$42,486,544	$9,325,471	$36,701,200	$12,724,272
Compensation Actually Paid	$(36,557,042)	$(11,908,990)	$43,604,574	$10,871,879	$84,787,218	$29,793,244

(A) Compensation Actually Paid excludes the amounts reported in the Stock Awards and Option Awards columns from the relevant fiscal year’s Summary Compensation Table.

For the values of equity awards included in the above table, fair values are calculated in accordance with FASB ASC Topic 718 which, in the case of performance-based awards, are based on the probable outcome of the performance conditions as of the applicable measuring date or actual performance results approved by the Compensation Committee as of the applicable vesting date. Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant date.

(6) Represents the cumulative total return on $100 invested in the Company’s Common Stock as of the last day of public trading of the Company’s Common Stock in fiscal year 2019 through the last day of public trading of the Company’s Common Stock in the applicable fiscal year for which the cumulative total return is reported. The Company did not pay dividends for any of 2022, 2021 or 2020.

(7) Represents the weighted cumulative total return on $100 invested as of the last day of public trading in fiscal year 2019 through the last day of public trading in the applicable fiscal year for which the cumulative total return is reported, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Russell 2000 Growth Biotechnology Subsector Index for all three fiscal years disclosed, which is the same peer group used in our Annual Report on Form 10-K for each of these years for purposes of Item 201(e) of Regulation S-K. The return of this index is calculated assuming reinvestment of dividends during the period presented.

(8) The dollar amounts reported represent the amount of net income (loss) reflected in our Annual Report on Form 10-K for the applicable year.

62	ir.novavax.com

Executive Officers and Compensation

(9) The dollar amounts reported represent the amount of revenue reflected in our Annual Report on Form 10-K for the applicable year. We have identified revenue as our company selected measure (“CSM”) as we believe it represents the most important financial performance measure used to link compensation actually paid to our NEOs to company performance.

Graphs & Narratives
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

1.TSR: Company versus Peer Group

The following chart compares the cumulative total return on $100 invested as of the end of fiscal year 2019 in the Company’s Common Stock and (ii) the weighted cumulative total return on $100 invested as of the end of fiscal year 2019 for the Russell 2000 Growth Biotechnology Subsector Index, in each case, for the three most recently completed fiscal years:

Company TSR vs Peer Group TSR
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
Value of Initial Fixed $100 Investment
$3,595
$2,802
$258
$100
$153
$107
$78
2019
2020
2021
2022
Company TSR
Peer Group TSR

2.    TSR: Compensation Actually Paid and Cumulative TSR

The following chart compares compensation actually paid to (i) the cumulative total return on $100 invested as of the end of fiscal year 2019 in the Company’s Common Stock and (ii) the weighted cumulative total return on $100 invested as of the end of fiscal year 2019 for the Russell 2000 Growth Biotechnology Subsector Index, in each case, for the three most recently completed fiscal years:

NOVAVAX, INC. 2023 PROXY STATEMENT	63

Executive Officers and Compensation

CAP vs. TSR
$100.0
$80.0
$60.0
$40.0
$20.0
$—
$(20.0)
$(40.0)
$(60.0)
CAP (In Millions)
$4,000
$3,200
$2,400
$1,600
$800
$—
$(800)
$(1,600)
$(2,400)
TSR
$84.8
$2,802
$29.8
$153
$3,595
$43.6
$10.9
$107
$258
$78
$(11.9)
$(36.6)
2020
2021
2022
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Company TSR
Peer Group TSR

3.     Net Income: Compensation Actually Paid and Net Income (Loss)

The following chart compares compensation actually paid to our net income (loss) during the three most recently completed fiscal years:

64	ir.novavax.com

Executive Officers and Compensation

CAP vs. Net Income
CAP (In Millions)
Net Income (In Thousands)
$100.0
$80.0
$60.0
$40.0
$20.0
$—
$(20.0)
$(40.0)
$(60.0)
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$—
$(1,000,000)
$(2,000,000)
$(3,000,000)
$84.8
$29.8
$43.6
$10.9
$(36.6)
$(11.9)
$(418,259)
$(1,743,751)
$(657,939)
2020
2021
2022
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Net Income

4.     Revenue: Compensation Actually Paid and Company Selected Measure – Revenue

The following chart compares compensation actually paid to our revenue during the three most recently completed fiscal years:

NOVAVAX, INC. 2023 PROXY STATEMENT	65

Executive Officers and Compensation

CAP vs. Revenue
CAP (In Millions)
$100.0
$80.0
$60.0
$40.0
$20.0
$—
$(20.0)
$(40.0)
$(60.0)
Revenue (In Thousands)
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$—
$(500,000)
$(1,000,000)
$(1,500,000)
$84.8
$29.8
$475,598
$43.6
$1,146,290
$10.9
$1,981,872
$(36.6)
$(11.9)
2020
2021
2022
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Revenue

Financial Performance Measures

The performance measures listed below represent the most important financial performance measures used by the Company to link compensation actually paid to the PEO and Other NEOs in 2022 to the Company’s performance:

•Revenue (our CSM)
•Relative TSR (the Company’s TSR as compared to a peer group)
•Net income

66	ir.novavax.com

Executive Officers and Compensation

EXECUTIVE OFFICERS AND COMPENSATION

Proposal 3—Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes
As described in Proposal No. 2 above, we are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to rules promulgated by the SEC. In this Proposal No. 3, we are asking our stockholders to cast a non-binding, advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote in favor of holding an executive compensation advisory vote every three years, every two years, or every year, or may abstain from voting.
After careful consideration, the Board recommends that an executive compensation advisory vote be held every year. Since 2017, we have held our advisory vote on executive compensation annually, consistent with the views of our stockholders expressed in 2017. The Board believes that an annual executive compensation advisory vote will provide our Board and Compensation Committee with regular stockholder feedback on our executive compensation decisions and give us the opportunity to respond appropriately to such feedback. The Board believes that an annual vote is consistent with the Company’s efforts to engage in an ongoing dialogue with stockholders on executive compensation and corporate governance matters.
Although this vote is advisory and non-binding, the Board will review voting results and give serious consideration to the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. In the future, we will propose an advisory vote on the frequency of executive compensation advisory votes at least once every six years.

The Board recommends that stockholders vote FOR “holding future executive compensation advisory votes every year.”

NOVAVAX, INC. 2023 PROXY STATEMENT	67

Executive Officers and Compensation
Proposal 4—Approval of the Amendment to the Certificate of Incorporation to Reflect Delaware Law Provisions Allowing Officer Exculpation
Background

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law. Prior to such legislation, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. In light of this update, we are proposing to amend the Company’s Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on June 18, 2015, as amended on May 8, 2019 (the “Certificate of Incorporation”) to amend and restate Article Eighth, a provision which provides for the limitation of liability of directors of the Company for personal liability to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, in order to extend such provision to certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law.

The proposed Certificate of Amendment to the Certificate of Incorporation (“Certificate of Amendment”) reflecting the amendment and restatement of Article Eighth is attached as Exhibit A to this Proxy Statement (the “Amendment”).

Purpose of the Proposed Amendment

The new Delaware legislation permits, and the proposed Amendment would permit, exculpation only for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The Board desires to amend the Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the Delaware law and believes that amending the Certificate of Incorporation to add the authorized liability protection for certain officers of the Company, consistent with the protection in the Certificate of Incorporation currently afforded directors of the Company, is necessary in order to attract and retain experienced and qualified officers and would potentially reduce litigation costs associated with frivolous lawsuits. Further, the Company has undertaken in its indemnification agreements with its officers and directors to at all times provide for indemnification and exculpation of officers and directors to the fullest extent permitted under applicable law.

For the reasons stated above, the Board unanimously determined that the proposed Amendment is advisable and in the best interest of the Company and its stockholders and authorized and approved the proposed Amendment and directed that it be considered at the Annual Meeting. The Board recommends that the stockholders approve the Amendment.

Required Vote; Effect of Proposal

To be approved, this proposal requires the approval of a majority of the shares outstanding and entitled to vote thereon. You may vote for, against, or abstain on the Amendment. If you abstain from voting on the Amendment, your shares will not be counted as having been voted on that matter and will therefore have the same effect as a vote ‘against’ the Amendment, but will be counted as in attendance at the Annual Meeting for purposes of establishing a quorum. Broker non-votes will have the effect of a negative vote.

If the proposed Amendment is approved by our stockholders at the Annual Meeting, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware to effect the proposed Amendment

68	ir.novavax.com

Executive Officers and Compensation
as soon as practicable after the Annual Meeting. The form of the Certificate of Amendment that would be enacted if the Amendment is adopted is set forth in Exhibit A to this Proxy Statement. If the proposed Amendment is not approved by our stockholders at the Annual Meeting, the Certificate of Incorporation would remain unchanged.

Discretionary Authority of the Board to Abandon the Amendment

The Board reserves the right to abandon the Amendment without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the proposed Amendment has been authorized by our stockholders at the Annual Meeting.

The Board recommends that stockholders vote
FOR the approval of an amendment to the Company’s Second
Amended and Restated Certificate of Incorporation, as amended, to reflect Delaware law provisions allowing officer exculpation.

NOVAVAX, INC. 2023 PROXY STATEMENT	69

Executive Officers and Compensation
Proposal 5—Amendment and Restatement of the 2015 Stock Plan
At the Annual Meeting, stockholders will be asked to approve the adoption of the Amended and Restated 2015 Stock Incentive Plan adopted by our Board on March 30, 2023 (the “Amended 2015 Stock Plan”). The 2015 Stock Plan was originally adopted by our Board on March 5, 2015 and approved by Novavax stockholders on June 18, 2015, with an amendment thereto approved by our stockholders on June 9, 2016, and an amendment and restatement thereof approved by our stockholders on each of June 15, 2017, June 14, 2018, June 28, 2019, June 25, 2020, June 17, 2021, and June 16, 2022. Currently, 14,800,000 shares are authorized for issuance under the 2015 Stock Plan.
As discussed further below, stockholders are being asked to approve the Amended 2015 Stock Plan to enable us to increase the number of shares of Common Stock available for issuance pursuant to awards under the plan by 6,170,000 shares.

If stockholders do not approve this proposal, the Amended 2015 Stock Plan will not become effective and our 2015 Stock Plan will remain in effect in accordance with its terms.
Equity grants are an essential element of our compensation program. Stockholder approval of the Amended 2015 Stock Plan will allow us to continue to attract and retain high quality and high performing directors, executives, and other employees with equity incentives.

The Company is in a critical stage for its ultimate long-term success. As we continue our global rollout of our COVID-19 vaccine, it is essential that we continue to be able to attract and retain best-in-class talent, and our ability to grant equity awards is key to our successful retention efforts.

The Board approved the Amended 2015 Stock Plan and the additional shares of Common Stock authorized for issuance under it based upon its review and consideration of:
•the Company’s historic rates of equity award issuances
•the dilutive impact to stockholders
•equity plan guidelines established by certain institutional investors and proxy advisory firms
•advice provided by Pearl Meyer, the Compensation Committee’s independent consultant
The Board believes that it is in the best interest of the Company’s stockholders for the Company’s employees (including its officers), directors, and consultants to have an ownership interest in the Company and that granting equity awards to such persons motivates them to contribute to the Company’s success.

During 2022, we grew our employee headcount by 496 employees, representing a 35% growth rate.
Given the emphasis placed on equity awards in the Company’s compensation philosophy and, the Company’s continued growth during 2022, we anticipate that the remaining shares of Common Stock available for issuance under the 2015 Stock Plan are not sufficient to continue implementing the Company’s stock incentive program over the next two years, taking into account our historical burn rate (discussed below) and certain other factors, including the Company’s anticipated need to attract new employees with appropriate levels of experience and talent. Accordingly, on March 30, 2023, our Board approved the Amended 2015 Stock Plan, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Amended 2015 Stock Plan by 6,170,000 shares and to increase the number of shares of Common Stock that may be issued under the Amended 2015 Stock Plan upon the exercise of incentive stock options by 6,170,000 shares. The Amended 2015 Stock Plan is being submitted to the Company’s stockholders for approval.

70	ir.novavax.com

Executive Officers and Compensation
The Board believes the Amended 2015 Stock Plan continues to promote the interests of our stockholders and continues to be consistent with principles of good corporate governance including:
    Independent Committee. The Amended 2015 Stock Plan will continue to be administered by the Compensation Committee and its authorized delegates. The Compensation Committee is composed entirely of independent directors who meet the Nasdaq Global Select Market (“Nasdaq”) standards for independence and “non-employee directors” under Rule 16b-3(b)(3) of the Exchange Act.
    Stockholder Approval is Required for Additional Shares. The Amended 2015 Stock Plan does not contain an annual “evergreen” provision. The Amended 2015 Stock Plan authorizes a fixed number of shares and, as a result, stockholder approval is required to issue any additional shares under awards under the Amended 2015 Stock Plan. This gives our stockholders the opportunity to provide direct input on our equity compensation programs.
    Limit on Non-Employee Director Compensation. Under the Amended 2015 Stock Plan, the aggregate value of all compensation paid or granted to a non-employee director for services to the Board in any year, including awards under the Amended 2015 Stock Plan and cash fees or other compensation paid outside the Amended 2015 Stock Plan in respect of such individual’s service on the Board, may not exceed $1,500,000 in the case of the chairman of the Board and $1,000,000 in the case of any other non-employee director (or $1,500,000 with respect to the year in which a non-employee director commences service on the Board).
    No Discounted Stock Options or SARs. All stock options and SARs under the Amended 2015 Stock Plan must have an exercise price or base value that is not less than the closing price of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported).
    Performance Awards. Under the Amended 2015 Stock Plan, the Compensation
Committee may grant performance-based awards designed to reward individual and Company performance.
    No Repricing. Other than in connection with a corporate transaction affecting the Company, the Amended 2015 Stock Plan prohibits any repricing of stock options or SARs without obtaining stockholder approval in accordance with Nasdaq requirements.
    No Liberal Share Recycling. Shares retained or withheld by or delivered to the Company to satisfy the purchase or exercise price of (or withholding taxes applicable to) an award and the total number of shares subject to a SAR any portion of which is settled in shares reduce the number of shares available for issuance under the Amended 2015 Stock Plan. In addition, the number of shares available for delivery under the Amended 2015 Stock Plan will not be increased by any shares that have been delivered under the Amended 2015 Stock Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.
    Minimum Vesting Provisions. The Amended 2015 Stock Plan requires a minimum vesting period of at least one year for all awards granted under the plan, subject to a carve-out for awards not exceeding five percent of the total shares of Common Stock reserved for issuance under the Amended 2015 Stock Plan.
    Accelerated Vesting on a Change in Control. The Amended 2015 Stock Plan provides that, upon the consummation of a corporate transaction (as described below), the plan administrator may not accelerate the time-based vesting of an award unless such award is not assumed or substituted by the acquiring or succeeding company in such transaction. Further, the Amended 2015 Stock Plan requires that, on the consummation of a corporate transaction, the performance-based vesting of any award be determined based on the greater of (a) assumed achievement of the applicable performance goals at 100% of target with the result prorated based on the period of the Participant’s actual employment or service relationship with the Company prior to the corporate transaction during the applicable full performance period, or (b) actual achievement of the applicable performance

NOVAVAX, INC. 2023 PROXY STATEMENT	71

Executive Officers and Compensation
goals through the date of the corporate transaction.
    Clawback Policy. Awards under the Amended 2015 Stock Plan are subject to recoupment in accordance with any applicable Company clawback or recoupment policy that may be adopted by the Board or as otherwise required by law or applicable listing standards. The Company’s current clawback policy, as adopted by the Board, provides that, if the Company is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under applicable securities laws, with respect to any cash bonus or other cash compensation paid or awarded, or equity-based bonus or other equity-based incentive compensation that was exercised, vested or settled, within three years preceding such restatement, and that was granted or earned or became vested based wholly or in part upon the attainment of any financial reporting measure, if the recipient of such cash or equity-based bonus or other cash or equity-based incentive compensation engaged in fraud, intentional misconduct, or gross negligence that caused or partially caused the need for the restatement, the Board generally may seek reimbursement of any amount paid under an award in excess of what would have been paid had such error not been made.
    Payment of Dividends. The Amended 2015 Stock Plan expressly prohibits the payment of dividends or dividend equivalents on unvested awards.

72	ir.novavax.com

Executive Officers and Compensation
EXISTING EQUITY PLAN INFORMATION
We maintain our 2015 Stock Plan under which we have granted equity awards since its adoption in 2015. In 2023, our Board adopted the Novavax, Inc. 2023 Inducement Plan (the “Inducement Plan”), pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company (see “Equity Compensation Plan Information” below for more information on the Inducement Plan).

In 2022, the Company granted stock options covering a total of 633,626 shares and 1,882,987 RSUs under the 2015 Stock Plan. Our 2022 burn rate (which excludes shares granted under our ESPP) was determined to be 3.2%. Under our ESPP, we granted 58,561 shares in 2022, 91,101 shares in 2021 and 38,623 shares in 2020. The following table provides information regarding the three-year average burn rate for the preceding three fiscal years as follows:

	Stock Options and SARs Granted	Full Value Awards Granted	Performance- Vesting Stock Options and Full Value Awards Granted	Total	Burn Rate(1)
2022	633,626	1,882,987	—	2,516,613	3.2%
2021	81,959	316,571	—	398,530	0.5%(2)
2020	862,166	511,846	2,827,650	4,201,662	7.3%
Three-year average	525,917	903,801	942,550	2,372,268	3.7%
(1)Our weighted average common shares outstanding in each of the last three years was: 2022, 78,183,000, 2021, 74,400,000; and 2020, 57,554,000.
(2)In June 2021, the Compensation Committee determined to move the timing of annual equity grants from December of each year to the first quarter of each year. As a result, annual equity awards were not granted in 2021.
In 2022 and through April 18, 2023, the Company granted stock options covering a total of 1,562,528 shares and 4,521,325 RSUs under our 2015 Stock Plan. In 2023, the Company has granted stock options covering a total of 358,600 shares and 308,390 RSUs under the Inducement Plan. As of April 18, 2023, our 2015 Stock Plan had 406,719 shares of Common Stock available for future grant as equity awards. If the Amended 2015 Stock Plan is approved, the total number of shares of Common Stock that will be available for future awards under the Amended 2015 Stock Plan will be 6,576,719, which is the sum of 6,170,000 shares, plus the number of shares currently available under the 2015 Stock Plan. If the stockholders do not approve the Amended 2015 Stock Plan, the Amended 2015 Stock Plan will not become effective, and additional awards will only be granted from the shares currently available under the 2015 Stock Plan.

Our burn rate does not include the ESPP. The number of shares issued under the ESPP in the past three years is: 2022, 58,561; 2021, 91,101; and 2020, 38,623.

NOVAVAX, INC. 2023 PROXY STATEMENT	73

Executive Officers and Compensation
POTENTIAL DILUTION
As of April 18, 2023, 86,304,383 shares of Common Stock were outstanding. The following table provides information regarding the number of shares subject to each type of outstanding award under the 2015 Stock Plan, the 2005 Stock Plan, and the Inducement Plan, the number of shares of our Common Stock available for future awards under the 2015 Stock Plan and the Inducement Plan, the number of additional shares that would be available for future awards under the Amended 2015 Stock Plan, if approved by stockholders, and the dilutive impact of each to our stockholders as of April 18, 2023.

	Number of Outstanding Shares	As a Percentage of Stock Outstanding on a Fully Diluted Basis
Outstanding stock options and SARs (with performance-based stock options measured at maximum)	5,375,533	5.6%
Outstanding RSUs (with performance-based RSUs measured at maximum)	4,647,413	4.8%
Total shares subject to outstanding awards under the 2015 Stock Plan, the 2005 Stock Plan, and the Inducement Plan	10,021,133	10.4%
Total shares available for future awards under the Inducement Plan	333,010	0.3%
Total shares available for future awards under the 2015 Stock Plan	406,719	0.4%
Proposed additional shares available for future awards under the Amended 2015 Stock Plan	6,170,000	6.0%
Total potential dilution	16,930,862	16.4%
As indicated by the numbers in the table above, as of April 18, 2023, the potential dilution under our 2015 Stock Plan, 2005 Stock Plan, and the Inducement Plan was 11.2%. If the Amended 2015 Stock Plan is approved by our stockholders, our potential dilution will be 16.4%.
SUPPLEMENTAL EQUITY COMPENSATION PLAN INFORMATION
The following table provides supplemental information on the Company’s equity compensation plans as of April 18, 2023 in addition to the required information presented under “Equity Compensation Plan Information” included elsewhere in this Proxy Statement. Under the plans included in the table below, the Company’s Common Stock may be issued upon the exercise of options.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(3)	Weighted- Average Remaining Term of Outstanding Options, Warrants, and Rights (c)	Number of Restricted Stock Awards Outstanding (d)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (e)
Equity compensation plans approved by security holders(1)	5,015,120	$39.62	7.4	4,339,023	946,475
Equity compensation plans not approved by security holders(2)	358,600	$10.96	9.8	308,390	333,010
Total	5,373,720	$37.71	7.5	4,647,413	1,279,485
(1)Includes our 2015 Stock Plan, 2005 Stock Plan, and ESPP. The 2005 Stock Plan terminated pursuant to its terms on February 23, 2015 and no further awards will be made pursuant to that plan.
(2)Includes the Inducement Plan, pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4).

74	ir.novavax.com

Executive Officers and Compensation
(3)The weighted-average exercise price in column (b) excludes RSUs, which do not have an exercise price.
REASONS FOR SEEKING STOCKHOLDER APPROVAL
Our Board believes the ability to grant equity compensation to all employees has been, and will continue to be, essential to the Company’s ability to attract and retain the highest quality and highest performing employees and directors. Our Board also believes equity compensation motivates our employees, including our executive officers, and our directors to contribute to the achievement of our corporate objectives and encourages the alignment of their interests with the interests of our stockholders. After a review of its routine historical practice and an estimation of the Company’s future growth, the Company believes the availability of 6,170,000 additional shares of Common Stock under the Amended 2015 Stock Plan would provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for the next year. The Compensation Committee determined that reserving shares sufficient for approximately one year of new awards at historical grant rates is in line with the practice of our peer public companies.
SUMMARY OF THE AMENDED 2015 STOCK PLAN
The following summary describes the material terms of the Amended 2015 Stock Plan. This summary of the Amended 2015 Stock Plan is not a complete description of all provisions of the Amended 2015 Stock Plan and is qualified in its entirety by reference to the Amended 2015 Stock Plan, which is filed as Appendix B to this Proxy Statement.

Purpose
The purpose of the Amended 2015 Stock Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers, and directors of, as well as consultants and advisors to, the Company, its parents and its subsidiaries.

Administration
The Amended 2015 Stock Plan is administered by the Compensation Committee and its authorized delegates. Subject to the terms of the Amended 2015 Stock Plan, the Compensation Committee has the authority to determine the individuals to whom, and the time or times at which, awards are made, the number of shares of Common Stock subject to each award, and the terms of all awards and all award agreements; to construe the plan and the award agreements under the plan; to prescribe the forms, rules and procedures relating to the plan; to determine the form of settlement of awards (whether in cash, shares of Common Stock, or other property); and to make all other determinations and take all other actions that are, in the Compensation Committee’s judgment, necessary or desirable for the administration of the Amended 2015 Stock Plan. Notwithstanding the foregoing, except in connection with a change in control of the Company or the death or disability of a participant after the time an award has been granted, the Compensation Committee may not accelerate the time or times at which an award vests or becomes exercisable. The Compensation Committee’s construction and interpretation of the terms and provisions of the Amended 2015 Stock Plan and any award agreement are final and conclusive.

Shares Reserved
Subject to adjustment as described below, the number of shares of Common Stock that are reserved for issuance under the Amended 2015 Stock Plan is 20,970,000 shares. Shares of Common Stock underlying any award made under the Amended 2015 Stock Plan to the extent the award expires, terminates or is forfeited, in whole or in part, without the issuance of shares become available for issuance again under the Amended 2015 Stock Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR, any portion of which is settled in shares of Common Stock, are treated as issued under the Amended 2015 Stock Plan. The shares available for issuance under the Amended 2015 Stock Plan are not increased by any shares that have been delivered under the Amended 2015 Stock Plan that are subsequently repurchased using the proceeds directly attributable to stock option exercises. The closing price of a share of Common Stock as reported on Nasdaq on April 18, 2023 was $9.30 per share.

NOVAVAX, INC. 2023 PROXY STATEMENT	75

Executive Officers and Compensation

Maximum Number of Shares Available under Incentive Stock Options
The maximum aggregate number of shares that may be issued under the Amended 2015 Stock Plan upon the exercise of incentive stock options is 20,970,000.

Individual Limits
The maximum number of shares of Common Stock subject to stock options and the maximum number of shares of Common Stock subject to SARs that may be granted to any person in any calendar year is, in each case, 500,000 shares. The maximum number of shares subject to other awards that may be granted to any person in any calendar year is 250,000 shares.

Non-Employee Director Limits
The aggregate value of all compensation paid or granted to a non-employee director solely for services to the Board in any year, including awards under the Amended 2015 Stock Plan and cash fees or other compensation paid outside the Amended 2015 Stock Plan, may not exceed $1,500,000 in the case of the chairman of the Board and $1,000,000 in the case of any other non-employee director (or $1,500,000 with respect to the year in which a non-employee director commences service on the Board). These limitations do not apply to any compensation granted or paid to a non-employee director for his or her services to the Company other than as a non-employee director, including as a consultant or advisor.

Eligible Participants
The Compensation Committee may select recipients of awards from among key employees, officers, or directors of, or consultants or advisors to the Company and its parents and subsidiaries who are expected to contribute to the Company’s future growth and success. Eligibility for stock options intended to be “incentive stock options” within the meaning of Section 422 of the Code is limited to employees of the Company or its parents and subsidiaries, in accordance with Section 422 of the Code. As of April 18, 2023, 1,959 employees, 51 consultants, and 8 directors are eligible to participate in the Amended 2015 Stock Plan.

Awards
The Amended 2015 Stock Plan provides for grants of stock options, restricted stock, unrestricted stock, SARs, stock units, RSUs, and performance awards. Dividend equivalents may also be provided in connection with awards under the Amended 2015 Stock Plan.
•Restricted and Unrestricted Stock. A restricted stock award is an award of stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.
•Stock Options and SARs. The Amended 2015 Stock Plan provides for the grant of incentive stock options, non-statutory stock options and SARs. Stock options entitle the holder to acquire shares of Common Stock upon payment of the exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the closing price of the shares of Common Stock subject to the SAR on the exercise date over the base value from which appreciation under the SAR is to be measured. The exercise price of a stock option, and the base value against which a SAR is to be measured, may not be less than the closing price (or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of the closing price) of a share of Common Stock on the date of grant (or, if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported). The Amended 2015 Stock Plan will be administered based on closing prices on the dates of grants (or, on the immediately preceding date on which a closing price was reported, as described above), which may differ substantially from market prices shortly following the grants. The Compensation Committee will determine when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs will generally have a maximum term of ten years (or, in the case of an incentive stock option granted to a ten percent stockholder, five years); however, in general, if (i) a participant holds an outstanding but unexercised stock option or SAR on the date that is ten years from the date of grant (or, in the case of a stock option or SAR with a maximum term of less than ten years, the last day of such maximum term) and has not exercised such stock option or SAR as of

76	ir.novavax.com

Executive Officers and Compensation
the regular closing time of the exchange on which shares of Common Stock are traded on the last day of the applicable term of the stock option or SAR, (ii) on such date shares of Common Stock is publicly traded, and (iii) at such time the value of a share of Common Stock (measured based on the closing price of a share of Common Stock) is greater than the exercise price or base value applicable to such stock option or SAR, such stock option or SAR to the extent then vested and exercisable will be automatically exercised on the last day of the applicable term and the number of shares of Common Stock otherwise to be delivered upon exercise of the stock option or SAR will be reduced by, in the case of a stock option, a number of shares having a value equal to the aggregate exercise price of the stock option being exercised and, in the case of a stock option or SAR, a number of shares having a value equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under FASB ASC Topic 718 or any successor provision).
•Stock Units. A stock unit award is denominated in shares of Common Stock and entitles the recipient to receive stock or cash measured by the value of the shares in the future. The delivery of Common Stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.
•Performance Awards. A performance award is an award of a stock option, SAR, restricted stock, or RSU the vesting, settlement or exercisability of which is subject to specified performance criteria.

Vesting
The Compensation Committee will determine the time or times at which awards will vest or become exercisable, provided that no award may vest prior to the first anniversary of the grant date, subject to the Compensation Committee’s discretion to accelerate the vesting of an award upon a change in control of the Company or the death or disability of a participant. However, a number of shares of Common Stock not exceeding five percent of the number of shares of Common Stock that may be delivered in satisfaction of awards under the Amended 2015 Stock Plan may be delivered in satisfaction of awards that are not subject to the minimum one-year vesting period.

Termination of Employment or Service
The Compensation Committee determines the effect of the termination of employment or service on an award. Unless otherwise provided by the Compensation Committee, upon a termination of employment or service, all unvested stock options and SARs will terminate, all other unvested awards will be forfeited, and vested stock options and SARs then held by the participant will remain exercisable for a period of three months, or 12 months in the case of death or disability, following such termination of employment or, in each case, until the applicable expiration date, if earlier. All stock options and SARs held by a participant, whether vested or unvested, immediately prior to the participant’s termination of employment or service will terminate if such termination is for cause.

Non-transferability of Awards
In general, awards under the Amended 2015 Stock Plan may not be transferred except by will or the laws of descent and distribution, unless, in the case of awards other than incentive stock options, expressly permitted in the agreement evidencing the award. Awards other than incentive stock options may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a-12 of the Exchange Act).

Recovery of Compensation
The Compensation Committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time under the Amended 2015 Stock Plan if the participant is not in compliance with the provisions of the Amended 2015 Stock Plan or the award or if the participant breaches any agreement with the Company with respect to non-competition, non-solicitation, or confidentiality. The Compensation Committee also may recover any award or payments or gain with respect to any award under the Amended 2015 Stock Plan in accordance with any applicable Company clawback or recoupment policy, as such policy may be in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards. The Board has adopted a policy providing that, if the Company is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements under applicable securities laws, with respect to any cash

NOVAVAX, INC. 2023 PROXY STATEMENT	77

Executive Officers and Compensation
bonus or other cash compensation paid or awarded, or equity-based bonus or other equity-based incentive compensation that was exercised, vested or settled, within three years preceding such restatement, and that was granted or earned or became vested based wholly or in part upon the attainment of any financial reporting measure, if the recipient of such cash or equity-based bonus or other cash or equity-based incentive compensation engaged in fraud, intentional misconduct, or gross negligence that caused or partially caused the need for the restatement, the Board generally may seek reimbursement of any amount paid under an award in excess of what would have been paid had such error not been made. We intend to update our clawback policy to address the recovery of erroneously awarded incentive compensation in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable listing standards.

Adjustment Provisions
If the outstanding shares of Common Stock are exchanged for a different number or kind of shares or other securities of the Company or increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment will be made to (a) the maximum number and kind of shares reserved for issuance under the Amended 2015 Stock Plan, (b) the maximum number of shares that can be issued upon exercise of incentive stock options under the Amended 2015 Stock Plan, (c) the limitations on the number of shares of Common Stock that may be delivered through awards granted to any person in any calendar year and the limitations on awards granted to our non-employee directors, (d) the number and kind of shares or other securities subject to any then outstanding awards under the Amended 2015 Stock Plan, and (e) the exercise or purchase prices (or base values) relating to awards and any other provision of awards affected by such change, without (in the case of stock options or SARs) changing the aggregate exercise price (or base values) for such awards.

Change in Control
In the event of a corporate transaction (as defined in the Amended 2015 Stock Plan) in which awards are not assumed or substituted by the acquiring or succeeding corporation (or an affiliate thereof), the Compensation Committee will provide for the accelerated vesting or delivery of shares under awards and may provide for (a) the cash-out of outstanding awards or (b) the termination of awards that are not exercised prior to the consummation of the transaction. In the event of a corporate transaction in which awards are assumed or substituted by the acquiring or succeeding corporation (or an affiliate thereof), the Compensation Committee will provide that such awards will continue in existence with appropriate adjustments or modifications. The performance-based vesting of any award is determined based on the greater of (a) assumed achievement of the applicable performance goals at 100% of target with the result prorated based on the period of the Participant’s actual employment or service relationship with the Company prior to the corporate transaction during the applicable full performance period, or (b) actual achievement of the applicable performance goals through the date of the corporate transaction. Except as the Compensation Committee may otherwise provide in any case, all awards will terminate automatically or, in the case of restricted stock, will be forfeited automatically upon the consummation of a covered transaction other than awards that are assumed by the acquiring or succeeding corporation. In general, a corporate transaction under the Amended 2015 Stock Plan means a consolidation, merger, combination or reorganization of the Company, the sale, lease or other disposition of all or substantially all of the assets of the Company, a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, or a dissolution or liquidation of the Company.

Prohibition on Repricing
Except in connection with certain corporate transactions involving the Company, the Company may not, without obtaining stockholder approval, amend the terms of outstanding stock options or SARs to reduce the exercise price or base value of such awards, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base value that is less than the exercise price or base value applicable to the original award, or cancel outstanding stock options or SARs that have an exercise price or base value greater

78	ir.novavax.com

Executive Officers and Compensation
than the closing price of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.

Plan Amendments and Termination
The Board may at any time, and from time to time, modify or amend the Amended 2015 Stock Plan in any respect, except that any such modification or amendment will be subject to stockholder approval to the extent required by applicable tax or securities laws or stock exchange listing requirements, and no such modification or amendment may adversely affect the rights under an award previously granted to a participant without such participant’s consent. The Compensation Committee may amend outstanding award agreements only with the consent of the affected participant, except that the Administrator, without the consent of the affected participant, may amend or modify the terms and provisions of the Amended 2015 Stock Plan and of any outstanding incentive stock options granted under the Amended 2015 Stock Plan to the extent necessary to qualify any or all such stock options as incentive stock options or to the extent necessary to ensure the qualification of the Amended 2015 Stock Plan under Rule 16b-3 (if then applicable) or compliance with, or exemption from, Section 409A of the Code. The Board may at any time suspend or terminate the Amended 2015 Stock Plan except that any such suspension or termination may not adversely affect the rights under an award previously granted to a participant while the Amended 2015 Stock Plan is in effect without the consent of the affected participant. Unless sooner terminated by the Board, the Amended 2015 Stock Plan will terminate on March 30, 2033. Awards outstanding on that date will remain in force and effect in accordance with their terms.
FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the Amended 2015 Stock Plan under current federal tax laws and certain other tax considerations associated with awards under the Amended 2015 Stock Plan. The summary does not address tax rates or non-U.S., state, or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

Restricted Stock
A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the Amended 2015 Stock Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount realized (if any) in connection with the forfeiture.

Incentive Stock Options
In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized on the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these

NOVAVAX, INC. 2023 PROXY STATEMENT	79

Executive Officers and Compensation
one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.

Non-statutory Stock Options
In general, a participant has no taxable income upon the grant of a non-statutory stock option but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An incentive stock option that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as a non-statutory stock option. Incentive stock options are also treated as non-statutory stock options to the extent they first become exercisable by an individual in any calendar year for shares having a value (determined as of the date of grant) in excess of $100,000.

SARs
The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Units
The grant of an RSU does not itself result in taxable income. Instead, the participant is taxed upon delivery of the underlying shares (and a corresponding deduction is generally available to the Company). If the shares delivered are restricted for tax purposes, the participant will be subject to the rules described above for restricted stock.

Section 162(m)
Section 162(m) limits to $1 million the amount a company may deduct for compensation paid to certain current and former executive officers, subject to limited exceptions.

Certain Change in Control Payments
Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payment of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments contingent on the change in control in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

80	ir.novavax.com

Executive Officers and Compensation
NEW PLAN BENEFITS
No awards under the Amended 2015 Stock Plan have been granted to date. Because future awards under the Amended 2015 Stock Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.

The following table sets forth the awards that were granted to our Named Executive Officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the 2015 Stock Plan during 2022.

Name and Position	Time-Vesting Stock Options	Time-Vesting RSUs
Stanley C. Erck, Former President and CEO	62,211	41,474
James P. Kelly, EVP, Chief Financial Officer and Treasurer	20,737	13,825
John J. Trizzino, EVP, Chief Commercial Officer, and Chief Business Officer	20,737	13,825
Gregory M. Glenn, M.D., Former President, Research and Development	28,341	18,894
John A. Herrmann III, J.D., EVP, Chief Legal Officer and Corporate Secretary	20,737	13,825
Executive Group	152,763	101,843
Non-Executive Director Group	46,995	31,500
Non-Executive Officer Employee Group	433,868	1,749,644
REQUIRED VOTE
Approval of the Amended 2015 Stock Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on this matter and accordingly will have no effect on the approval of this Proposal 5.
BOARD RECOMMENDATION

The Board recommends that stockholders vote FOR the adoption of the Amended 2015 Stock Plan to increase the number of shares available for issuance thereunder by 6,170,000 shares.

NOVAVAX, INC. 2023 PROXY STATEMENT	81

Executive Officers and Compensation
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Common Stock authorized for issuance under our equity compensation plans as of December 31, 2022. See also the information regarding stock options in Note 14 to the Company’s consolidated financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders(2)	6,151,589	$47.11	4,501,492
Equity compensation plans not approved by security holders(3)	—	—	—
Total	6,151,589	$47.11	4,501,492
(1)Consists of the 2015 Stock Plan, 2005 Stock Plan, and ESPP. The 2005 Stock Plan terminated pursuant to its terms on February 23, 2015 and no further awards will be made pursuant to that plan.
(2)Our Board adopted the Inducement Plan in January 2023. No awards were granted under the Inducement Plan in 2022. See summary below.
(3)The weighted-average exercise price in column (b) excludes RSUs, which are not subject to an exercise price.

2023 Inducement Plan
On January 5, 2023, our Board adopted the Inducement Plan, pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company. Pursuant to the terms of the Inducement Plan, the Company may grant nonstatutory stock options, restricted stock, unrestricted stock, SARs, stock units, RSUs and performance awards to individuals who were not previously an employee or director of the Company or individuals returning to employment after a bona fide period of non-employment with the Company. The Inducement Plan allows the Company to deliver up to 1,000,000 shares, subject to adjustment as contemplated by the provisions of the Inducement Plan. No awards were granted pursuant to the Inducement Plan during the year ended December 31, 2022.

82	ir.novavax.com

Executive Officers and Compensation

AUDIT MATTERS

Proposal 6—Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023
The Audit Committee, comprised solely of independent directors, has appointed the firm Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board recommends the stockholders of the Company ratify this appointment. Although ratification is not required by the Company’s By-laws or otherwise, the Company believes it is advisable to give stockholders an opportunity to ratify this selection.

The affirmative vote of the majority of the shares present in person virtually or represented by proxy at the Annual Meeting and voting on this proposal shall constitute ratification of the appointment of Ernst & Young LLP. If the appointment of Ernst & Young LLP as the Company’s independent auditor is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and its stockholders. If the stockholders, however, do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may proceed with the retention of Ernst & Young LLP if it deems it to be in the best interest of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to address the Annual Meeting if they desire to do so. They will also be available to respond to appropriate questions from stockholders.
Fees and Services
The following table shows the fees billed by Ernst & Young LLP for professional services rendered as the Company’s independent registered public accounting firmx` the 2022 and 2021 fiscal years.

	Fiscal Year Ending December 31,
	2022	2021
E&Y Fee Category	($)	($)
Audit fees	4,097,756	3,177,791
Audit-related fees	—	—
Tax fees	3,342,578	4,232,311
All other fees	189,000	—
Total fees	7,629,334	7,410,102
Audit fees. Consists of fees for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2022 and 2021 and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q. These amounts included fees billed for annual financial statement and internal control audits, quarterly reviews, consultations on accounting matters, and registration statement filings and consents.
Audit-related fees. Consists of fees for assurance and related services that were reasonably related to the performance of the independent registered public accounting firm’s audit or review of the Company’s financial statements.
Tax fees. Consists of fees for professional services rendered for tax compliance, tax advice, and tax planning for the Company. Tax fees related to tax compliance, including the preparation, review and filing of tax returns, was $770,878 and $542,914, for the years ended December 31, 2022 and 2021, respectively. These amounts represent those billed for tax return preparation for the Company and its subsidiaries.
All other fees. Consists of fees for products and services provided other than those described above.

NOVAVAX, INC. 2023 PROXY STATEMENT	83

Audit Matters
Audit Committee Pre-Approval Policies and Procedures
As contemplated by applicable law and as provided by the Audit Committee’s charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent registered public accounting firm. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.
Under the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require separate pre-approval by the Audit Committee. If fees for a proposed service of a type that has been pre-approved exceed the pre-approved amount, the Audit Committee and the independent registered public accounting firm must confer, and the Audit Committee must grant its approval before further work may be performed. For audit services (including the annual financial statement audit, quarterly statement reviews, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company’s consolidated financial statements), the independent registered public accounting firm must provide to the Audit Committee in advance an engagement letter, outlining the scope of audit services proposed to be performed with respect to the audit for that fiscal year and associated fees. If, in advance of its meeting, the Audit Committee agrees to the engagement letter, the engagement will be formally accepted by the Audit Committee at its next regularly scheduled meeting.
All permissible non-audit services not specifically approved in advance must be separately pre-approved by the Audit Committee, as noted above, with the exception of certain services of limited financial expense for which the Audit Committee has authorized the Audit Committee Chair to hire at their discretion. Generally, requests or applications to provide services must be in writing and include a description of the proposed services, the anticipated costs and fees, and the business reasons for engaging the independent registered public accounting firm to perform the services. The request must also include a statement as to whether the request or application is consistent with SEC rules on registered public accounting firm independence.
To ensure prompt handling of unexpected matters, the Audit Committee has delegated authority to pre-approve audit and permissible non-audit services between regularly scheduled meetings of the Audit Committee to its Chair, who is responsible for reporting any pre-approval decisions to the Audit Committee at its next scheduled meeting. Except as noted above, the Audit Committee has not and will not delegate to management of the Company the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee pre-approved all audit services provided to the Company by each independent registered public accounting firm engaged during the fiscal years ended December 31, 2022 and 2021.

The Board recommends that stockholders vote FOR
the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

84	ir.novavax.com

Audit Matters

Audit Committee Report
The Audit Committee operates under a written charter adopted by the Board of Directors and monitors the Company’s financial reporting process on behalf of the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2022 and particularly with regard to the Company’s audited consolidated statements of financial condition as of December 31, 2022, and the related statements of operations, comprehensive loss, changes in stockholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2022.
The Audit Committee believes it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and SEC, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.
The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting, and their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with PCAOB standards. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB independence and ethics rule, Rule 3526, “Communication with Audit Committees Concerning Independence,” relating to the firm’s independence from the Company and its related entities, discussed with Ernst & Young LLP its independence from the Company and considered the compatibility of the firm’s provision of non-audit services with maintaining its independence. Management and the Company’s internal and independent auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, that include but are not limited to:
•information technology systems, controls, and security
•critical accounting policies
•the impact of new accounting guidance
•compliance with internal controls required under Section 404 of the Sarbanes-Oxley Act
•compliance with Company’s Code of Conduct
•risk management initiatives and controls
•significant legal matters
•insider and related party transactions
Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits.
Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
AUDIT COMMITTEE
Gregg H. Alton, J.D., Former Chair
Richard H. Douglas, Ph.D.
Margaret G. McGlynn, R. Ph.
Richard J. Rodgers, Current Chair
This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

NOVAVAX, INC. 2023 PROXY STATEMENT	85

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of April 18, 2023, unless otherwise indicated, with respect to the beneficial ownership of our Common Stock by (i) each person (including any group) known to the Company to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each director of the Company, (iii) each of the Named Executive Officers of the Company, as identified in the “Summary Compensation Table” of this Proxy Statement, and (iv) all directors and current executive officers of the Company as a group.

Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage of Class Outstanding(3)
5% or Greater Stockholders
State Street Corporation(4)	10,833,823	12.6%
The Vanguard Group(5)	8,844,653	10.2%
BlackRock, Inc.(6)	4,808,261	5.6%
Directors and Named Executive Officers
Gregg H. Alton, J.D.(7)	17,400	*
Richard H. Douglas, Ph.D.(8)	86,050	*
Rachel K. King(9)	51,050	*
Margaret G. McGlynn, R. Ph.(10)	17,400	*
David M. Mott(11)	62,100	*
Richard J. Rodgers	—	—
James F. Young, Ph.D.(12)	118,520	*
John C. Jacobs	—	—
Stanley C. Erck(13)	827,658	1.0%
James P. Kelly(14)	16,349	*
John J. Trizzino(15)	216,905	*
Gregory M. Glenn, M.D.(16)	123,979	*
John A. Herrmann III, J.D.(17)	181,139	*
All directors and current executive officers as a group (13 persons)(18)	793,018	0.9%
*Less than 1%
(1)Each beneficial owner named in the table above (except as otherwise indicated in the footnotes below) has an address in c/o Novavax, Inc., 21 Firstfield Road, Gaithersburg, Maryland 20878.
(2)Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of the Common Stock. Unless otherwise indicated, each beneficial owner named in the table has sole voting and investment power over the shares beneficially owned. With respect to each person or group, percentages are calculated based on the number of shares of Common Stock beneficially owned, including shares that may be acquired by such person or group within 60 days of April 18, 2023 upon the exercise of stock options, RSUs, SARs, warrants, or other purchase rights.
(3)Percentages have been calculated based on 86,304,383 shares of the Common Stock outstanding as of April 18, 2023.
(4)As reported on Schedule 13G/A as filed on February 2, 2023 jointly by State Street Corporation (“State Street”) and SSGA Funds Management, Inc. (“SSGA”). State Street is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). SSGA is an investment advisor in accordance with Rule 13D-1(b)(1)(ii)(e). Beneficial ownership (and other information in this footnote) is as of December 31, 2022. State Street beneficially owns 6,076,518 shares of Common Stock, for which it has no sole voting power, shared voting power with respect to 5,908,876 shares of Common Stock and shared dispositive power with respect to 6,076,518 shares of Common

86	ir.novavax.com

Stock Ownership Information
Stock. SSGA beneficially owns 4,807,305 shares of Common Stock, for which it has no sole voting power, shared voting power with respect to 4,784,137 shares of Common Stock and shared dispositive power with respect to 4,807,305 shares of Common Stock. The principal office address of State Street and SSGA is 1 Lincoln St., Boston, Massachusetts 02111.
(5)As reported by the Vanguard Group (“Vanguard”) on Schedule 13G/A as filed on February 9, 2023. Vanguard is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Beneficial ownership (and other information in this footnote) is as of December 31, 2022. Vanguard beneficially owns 8,844,653 shares of Common Stock, for which it has no sole voting power, shared voting power with respect to 33,983 shares of Common Stock, sole dispositive power with respect to 8,731,178 shares of Common Stock and shared dispositive power with respect to 113,475 shares of Common Stock. The principal office address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)As reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A as filed on February 1, 2023. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Beneficial ownership (and other information in this footnote) is as of December 31, 2022. BlackRock beneficially owns 4,808,261 shares of Common Stock, for which it has sole voting power with respect to 4,556,707 shares of Common Stock and sole dispositive power with respect to 4,808,261 shares of Common Stock. The principal office address of BlackRock is 55 East 52nd Street, New York, New York 10055.
(7)Includes 13,600 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023.
(8)Includes 48,800 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023.
(9)Includes 38,800 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023. Includes 2,200 shares of Common Stock indirectly owned by Ms. King as a result of shares held in trusts for the benefit of Ms. King’s children.
(10)Includes 13,600 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023.
(11)Includes 18,300 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023.
(12)Includes 48,430 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023. Also includes 1,500 shares of Common Stock owned by Dr. Young’s spouse. Dr. Young disclaims beneficial ownership of these securities, and this report shall not be deemed an admission that Dr. Young is the beneficial owner of the securities for purposes of Section 16 or for any other purpose.
(13)Includes 728,667 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023. Also includes 62,499 shares of Common Stock that would be acquired if Mr. Erck’s SARs that are exercisable or scheduled to vest within 60 days of April 18, 2023, were exercised at $9.30, the closing price of Novavax’ Common Stock on April 18, 2023 and settled in shares of Common Stock.
(14)Includes 12,988 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023.
(15)Includes 198,262 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023. Also includes 9,583 shares of Common Stock that would be acquired if Mr. Trizzino’s SARs that are exercisable or scheduled to vest within 60 days of April 18, 2023, were exercised at $9.30, the closing price of Novavax’ Common Stock on April 18, 2023 and settled in shares of Common Stock.
(16)Includes 83,607 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023. Also includes 22,033 shares of Common Stock that would be acquired if Dr. Glenn’s SARs that are exercisable or scheduled to vest within 60 days of April 18, 2023, were exercised at $9.30, the closing price of Novavax’ Common Stock on April 18, 2023 and settled in shares of Common Stock.
(17)Includes 166,477 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023. Also includes 3,384 shares of Common Stock owned by Mr. Herrmann’s spouse. Mr. Herrmann disclaims beneficial ownership of these securities, and this report shall not be deemed an admission that Mr. Herrmann is the beneficial owner of the securities for purposes of Section 16 or for any other purpose.
(18)Includes 588,191 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of April 18, 2023. Also includes 9,583 shares of Common Stock that would be acquired if Mr. Trizzino’s SARs that are exercisable or scheduled to vest within 60 days of April 18, 2023 were exercised at $9.30, the closing price of Novavax’ Common Stock on April 18, 2023, and settled in shares of Common Stock.

NOVAVAX, INC. 2023 PROXY STATEMENT	87

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This Proxy Statement (“Proxy Statement”) is being furnished to stockholders in connection with the solicitation of proxies by the Board for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held:

WHEN	VIRTUAL WEBCAST	RECORD DATE
Thursday, June 15, 2023 8:30 a.m. Eastern Time	www.virtualshareholdermeeting.com/NVAX2023	Stockholders of record at the close of business on April 18, 2023 are entitled to notice of and to vote
This Proxy Statement, the form of proxy, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) are being mailed or made available to our Record Date stockholders on or about May 5, 2023.

Why am I receiving these materials?
The Company has made these proxy materials available to you on the Internet or, upon your request, has delivered print versions of these proxy materials to you by mail, in order to provide you with information regarding the matters on which you may vote at the Annual Meeting. You are invited to attend the live virtual webcast of the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Can I access the materials on the Internet instead of receiving paper copies?
Yes, stockholders may access the Proxy Statement and the Annual Report via the Internet and vote online at www.proxyvote.com. On or about May 5, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record as of the close of business on the Record Date. We are furnishing our proxy materials to our stockholders on the Internet in lieu of mailing a printed copy of our proxy materials. You will not receive a printed copy of our proxy materials unless you request one. If you would like to receive a printed or electronic copy of the proxy materials, free of charge, you should follow the instructions for requesting such materials in the Notice. The Notice instructs you as to how you may access and review on the Internet all of the important information contained in these proxy materials or request a printed copy of those materials. The Notice also instructs you as to how you may vote your proxy.

The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of printing and mailing annual meeting materials.

What is “householding” and how does it affect me?
The Company has adopted the process called “householding” for mailing annual meeting materials to stockholders who share the same address. These stockholders will have received a notice from their bank, broker, or other holder of record, indicating they will receive only one copy of this Proxy Statement and Annual Report.
If you own your shares through a bank, broker, or other holder of record and wish to either stop or begin householding, you may do so, or you may request a separate copy of this Proxy Statement and Annual Report, either by contacting your bank, broker, or other holder of record at the telephone number or address provided in the above referenced notice, or contacting Novavax:

TELEPHONE	(240) 268-2000

MAIL	Novavax, Inc. Attention: Corporate Secretary 21 Firstfield Road Gaithersburg, Maryland 20878
If you request to begin or stop householding, you should provide your name, the name of your broker, bank, or other record holder, and your account information.

88	ir.novavax.com

Information about the Annual Meeting and Voting

What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will vote on the following matters:

Proposal

1	Election of three directors as Class I directors to serve on the board of directors, each for a three-year term expiring at the 2026 Annual Meeting of Stockholders

2	Advisory vote to approve the compensation of our Named Executive Officers

3	Advisory vote to approve the frequency of future Named Executive Officer compensation votes

4	Amendment to the Certificate of Incorporation to reflect Delaware law provisions allowing officer exculpation

5	Amendment and restatement of the 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 6,170,000 shares

6	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023

7	Transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof
In addition, management will report on the Company’s performance during fiscal year 2022 and respond to questions from stockholders.

Who is entitled to vote?
The only class of stock of the Company entitled to vote at the Annual Meeting is its Common Stock. Only the record holders of shares of Common Stock at the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, there were 86,304,383 shares of Common Stock outstanding and entitled to be voted. Each share entitles the holder to one vote on each of the matters to be voted upon at the Annual Meeting.

What is the quorum requirement for the Annual Meeting?
The presence in person virtually or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person virtually or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting until a quorum is present, without notice other than an announcement at the Annual Meeting, so long as such adjournment is less than 30 days and a new record date is not fixed. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally scheduled. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when a broker, bank or other nominee who holds shares represented by a proxy has not received voting instructions with respect to a particular item and does not have discretionary authority to vote such shares on the item.

Why is the Company holding a virtual Annual Meeting?
In an effort to encourage greater stockholder participation at our Annual Meeting, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation, and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management. Similar to our in-person meetings, we may answer questions as they come in during the live Q&A session of the Annual Meeting, as well as address questions in advance, to the extent relevant to the business of the Annual Meeting as time permits.

NOVAVAX, INC. 2023 PROXY STATEMENT	89

Information about the Annual Meeting and Voting

How can I attend the virtual Annual Meeting?
The Annual Meeting will be held entirely online. To attend the live webcast of the Annual Meeting, you must demonstrate that you were a Novavax stockholder as of the close of business on April 18, 2023 or hold a valid proxy for the Annual Meeting from such a stockholder.
•To participate in the Annual Meeting live via the Internet you must register at www.virtualshareholdermeeting.com/NVAX2023 by 11:59 p.m. Eastern Time on June 14, 2023.
•On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at www.virtualshareholdermeeting.com/NVAX2023.
Even if you plan to attend the live virtual webcast of the Annual Meeting, we strongly encourage you to vote in advance by Internet, telephone, or mail so your vote will be counted. Please note that no members of management or the Board will be in attendance at the physical location. A replay of the meeting, as well as any questions pertinent to meeting matters and management’s answers (including any questions that could not be answered during the meeting due to time constraints), will be made publicly available on our investor relations website promptly after the Annual Meeting.

How do I vote?
You may vote using any of the following methods:

	Internet	Telephone	Virtual Device	Mail	During the Meeting
Registered Holders	Visit, 24/7 www.proxyvote.com	Dial toll-free, 24/7 1-800-690-6903	Scan the QR code available on your proxy card	Return a properly executed proxy card (if received by mail) in the postage-paid envelope provided	Attend the virtual meeting at www.virtualshareholdermeeting.com/NVAX2023 and follow the instructions provided during the Annual Meeting
Beneficial Owners (holders in street name)	The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee, so please follow the voting instructions in the materials you receive		Scan the QR code if one is provided by your broker, bank, or other nominee	Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank, or other nominee makes available	Contact your broker, bank, or other nominee to request a legal proxy and voting instructions
Deadline	11:59 p.m. Eastern Time on June 14, 2023			Before the polls close at the Annual Meeting on June 15, 2023
Telephone or the Internet. The telephone and Internet voting procedures established by the Company for stockholders are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that these instructions have been properly recorded. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee. Therefore, we recommend you follow the voting instructions in the materials you receive.
At the live virtual webcast of the Annual Meeting. All stockholders may vote at the Annual Meeting. If you are a registered holder, you must register using the virtual 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If you hold your shares beneficially through a bank, broker or other record holder, you must provide a legal proxy from your bank, broker or other record holder during registration and you will be assigned a virtual 16-digit control number in order to vote your shares during the Annual Meeting. If

90	ir.novavax.com

Information about the Annual Meeting and Voting
you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership such as a copy of your proxy card, voter instruction card, Notice of Internet Availability, or brokerage statement showing proof of your ownership of Common Stock as of April 18, 2023. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/NVAX2023.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
•Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
•Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to instruct your broker, bank, or other nominee how to vote your shares.

How does discretionary voting authority apply?
All properly executed proxies will be voted in accordance with the instructions of the stockholder. If you are a stockholder of record and you sign and return a proxy card without giving specific instructions, then the persons named as proxy holders, John C. Jacobs and John A. Herrmann III, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting, including any floor proposals.

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the Nasdaq and the New York Stock Exchange, which generally govern this issue regardless of the exchange on which the company is listed, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, equity compensation matters, and the election of directors, even if they are not contested.
Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular matter is typically determined only after proxy materials are filed with the SEC, we expect that your broker, bank or other nominee will be permitted to vote your shares only with respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2023 (Proposal 6), even if they do not receive instructions from you in a timely manner, so long as they hold your shares in their name and have requested your instructions. Furthermore, we do not expect your broker, bank or other nominee to have authority, discretionary or otherwise, to vote your shares for the election of directors, the approval, on an advisory basis of the compensation paid to our Named Executive Officers, the approval, on an advisory basis, of the frequency of future Named Executive Officer compensation votes, the Amendment to the Certificate of Incorporation to reflect Delaware law provisions allowing officer exculpation or the Amendment and Restatement of the Novavax, Inc. 2015 Stock Plan, (Proposals 1, 2, 3, 4, and 5), unless they receive proper instructions to do so from you in a timely manner.
In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the proxy card or voting instruction form.

NOVAVAX, INC. 2023 PROXY STATEMENT	91

Information about the Annual Meeting and Voting

What are the Board’s recommendations?

Proposal		Board Recommendation
1	Election of directors	FOR all nominees
2	The approval, on an advisory basis, of the compensation paid to our Named Executive Officers	FOR
3	The approval, on an advisory basis, of the frequency of future Named Executive Officer compensation votes	FOR the one year option
4	Amendment to the Certificate of Incorporation to reflect Delaware law provisions allowing officer exculpation	FOR
5	Amendment and restatement of the Novavax, Inc. 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 6,170,000 shares	FOR
6	Ratification of Ernst & Young LLP as independent auditors for 2023	FOR

What is the voting requirement to approve each of the proposals?

Proposal		Vote Required	Broker Non- Votes Allowed	Abstentions / Withhold	You May Vote
1	Election of directors	Majority of votes cast	No	No effect	FOR or WITHHOLD
2	The approval, on an advisory basis, of the compensation paid to our Named Executive Officers	Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
3	The approval, on an advisory basis, of the frequency of future Named Executive Officer compensation votes	Majority of votes cast	No	No effect	1 YEAR, 2 YEARS, 3 YEARS, ABSTAIN
4	Amendment to the Certificate of Incorporation to reflect Delaware law provisions allowing officer exculpation	Majority of shares of common stock outstanding	No	Against	FOR, AGAINST, ABSTAIN
5	Amendment and restatement of the Novavax, Inc. 2015 Stock Plan to increase the number of shares of Common Stock available for issuance thereunder by 6,170,000 shares	Majority of votes cast	No	No effect	FOR, AGAINST, ABSTAIN
6	Ratification of Ernst & Young LLP as independent auditors for 2023	Majority of votes cast	Yes	No effect	FOR, AGAINST, ABSTAIN

92	ir.novavax.com

Information about the Annual Meeting and Voting

Can I change my vote after I have voted?
Stockholders may revoke proxies at any time before they are exercised at the Annual Meeting by:
(a)signing and submitting a later-dated proxy to the Secretary of the Company
(b)delivering written notice of revocation to the Secretary of the Company
(c)voting electronically at the Annual Meeting
If you intend to revoke your proxy by such written notice, we advise that you also send a copy via email to ir@novavax.com with “Attention: Corporate Secretary” in the subject line. Attendance at the live virtual webcast of the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the stockholder’s proxy and vote at the live virtual webcast of the Annual Meeting.

Where can I find the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. The Company will publish the final voting results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of solicitation of proxies?
The Company will bear the cost of soliciting proxies. This cost also includes support for the hosting of the live virtual webcast of the Annual Meeting. In addition to solicitations by mail, the Company’s directors, officers, and regular employees may, without additional remuneration, solicit proxies in person, by telephone, or by electronic transmission and/or facsimile transmission. The Company may also utilize the assistance of third parties in connection with our proxy solicitation efforts and will compensate such third parties for their efforts. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of expenses that are not expected to exceed $25,000 in the aggregate. The Company will also request brokerage houses, custodians, nominees and fiduciaries or other similar organizations to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses, custodians, nominees and fiduciaries or other similar organizations for their reasonable expenses in connection with this distribution.

NOVAVAX, INC. 2023 PROXY STATEMENT	93

ADDITIONAL INFORMATION

Stockholder Proposals
STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT
Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the Company’s 2024 Annual Meeting of Stockholders should follow the procedures prescribed in Rule 14a-8 under the Exchange Act and the Company’s By-laws. Those procedures require that the Company receive a stockholder proposal in writing at the Company’s principal executive offices no later than January 4, 2024. If the date of next year’s Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of this year’s Annual Meeting (June 15, 2023), then the deadline is the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.
OTHER STOCKHOLDER PROPOSALS
Under the Company’s By-laws, stockholders who wish to include a proposal in the Company’s 2024 Annual Meeting of Stockholders (but do not wish to include such proposal in the Company’s proxy materials) must give the Company timely written notice. To be timely, the Company’s By-laws provide that such notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of this year’s Annual Meeting on June 15, 2023. However, in the event the date of the meeting is more than 30 days before or after the anniversary date of the prior year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of such meeting was made, whichever occurs first.
In addition to being timely, any such notice must include the following information regarding each matter the stockholder proposes to bring before the Annual Meeting:
•a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting
•the name and address, as they appear on the Company’s books, of the stockholder proposing such business
•the number of shares of capital stock and other securities of the Company which are beneficially owned by the stockholder and each Stockholder Associated Person
•any derivative positions held of record or beneficially by the stockholder and any Stockholder Associated Person and whether and the extent to which any hedging or other transactions or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement, or understanding has been made, the effect or intent of which is to increase or decrease the voting power or economic interest of, such stockholder or any Stockholder Associated Person with respect to the Company’s securities
•any material interest of the stockholder or any Stockholder Associated Person in such proposal
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2024.
For purposes of this Proxy Statement, a “Stockholder Associated Person” of any stockholder means:
(i)any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Exchange Act) of the stockholder who owns beneficially or of record any capital stock or other securities of the Company or, through one or more derivative positions, has an economic interest (whether positive or negative) in the price of securities of the Company, and

94	ir.novavax.com

Additional Information
(ii)any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Company.
Please note that if the stockholder proposes to nominate a director for election to the Company’s Board, the procedures described under the caption “Nomination Procedures” herein relating to director nominations must be followed.
Other Matters
The Board knows of no other matters which will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.
* * *

The Board of Directors hopes stockholders will attend the live virtual webcast of the Annual Meeting. Whether or not you plan to attend, you are urged to complete, sign, date, and return the enclosed proxy in the accompanying envelope, or vote over the Internet or telephone as described therein. Your prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation is appreciated. Stockholders who attend the virtual webcast of the Annual Meeting may vote their stock personally even if they have sent in their proxies.

By Order of the Board of Directors,

JOHN A. HERRMANN III, J.D. Executive Vice President, Chief Legal Officer and Corporate Secretary

Gaithersburg, Maryland
April 28, 2023

NOVAVAX, INC. 2023 PROXY STATEMENT	95

APPENDIX A— CERTIFICATE OF AMENDMENT OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF NOVAVAX, INC.

Certificate of Amendment
of
The Second Amended and Restated
Certificate of Incorporation
of
Novavax, Inc.

[●], 2023

Novavax, Inc. (the “Corporation”), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: This Certificate of Amendment (the “Certificate”) amends the provisions of the Second Amended and Restated Certificate of Incorporation of Novavax, Inc., filed with the Secretary of State of the State of Delaware on June 19, 2015, as amended on May 8, 2019 (the “Certificate of Incorporation”).

SECOND: Article Eighth of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.”

THIRD: This Certificate was duly adopted in accordance with Section 242 of the DGCL.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of the date first set forth above.

NOVAVAX, INC.
By:_______________________
John A. Herrmann III
Executive Vice President, Chief Legal
Officer and Corporate Secretary

96	ir.novavax.com

Appendix B

APPENDIX B— NOVAVAX, INC. 2015 STOCK INCENTIVE PLAN AMENDED AND RESTATED MARCH 30, 2023

NOVAVAX, INC.
2015 STOCK INCENTIVE PLAN
AMENDED AND RESTATED MARCH 30, 2023

1.Purpose.
The purpose of the Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company. Capitalized terms and operational rules related to such terms not otherwise defined in the Plan are defined on Exhibit A, which is incorporated herein by reference.

2.Type of Stock Awards and Administration.
(a)Types of Stock Awards. The Plan provides for the grant of Options (including Incentive Stock Options and Non-Statutory Options), Restricted Stock, Unrestricted Stock, Stock Appreciation Rights (or SARs), Stock Units, Restricted Stock Units (or RSUs) and Performance Awards.
(b)Administration.
(i) The Plan will be administered by the Administrator, whose construction and interpretation of the terms and provisions of the Plan and any Award Agreement shall be final and conclusive. The Administrator may in its sole discretion grant Stock Awards with respect to shares of Common Stock and direct the Company to issue shares of Common Stock upon the grant, vesting or exercise of such Stock Awards as provided in the Plan.
(ii) Subject to the express provisions of the Plan, the Administrator shall have authority:
(1)To determine the individuals to whom, and the time or times at which, Stock Awards are made, the number of shares subject to each Stock Award and the terms of all Stock Awards and Award Agreements, which need not be identical;
(2)To construe the Plan and Award Agreements;
(3)To prescribe forms, rules and procedures relating to the Plan;
(4)To determine the form of settlement of Stock Awards (whether in cash, shares of Common Stock or other property); and
(5)To make all other determinations and take all other actions that are, in the judgment of the Administrator, necessary or desirable for the administration of the Plan.
(iii) The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement (or any inconsistency between the Plan and any Award Agreement) in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or individual acting pursuant to authority delegated by the Administrator shall be liable for any action or determination under the Plan made in good faith.
3.Participant Eligibility.
(a)General. The Administrator may select Participants from among key employees, officers or directors of, or consultants or advisors to, the Company who are expected to contribute to the Company’s future growth and success; provided, however, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company, and provided, further, that persons to whom Non-Statutory Options or SARs may be granted shall be limited to persons employed by or providing services to the Company and its “qualifying subsidiaries.” For these purposes, a “qualifying subsidiary” means a subsidiary in which the Company owns a “controlling interest” as described in Treasury Regulations §1.409A-1(b)(5)(iii)(E)(1).
(b)Grant of Stock Awards to Directors and Officers. In the discretion of the Administrator, the selection of a director or officer (as defined for purposes of Rule 16b-3) as a Participant, and the terms of any Stock Award granted to such Participant, including the grant date, the purchase or exercise price, the number of shares underlying the Stock Award

NOVAVAX, INC. 2023 PROXY STATEMENT	97

Appendix B
and other terms and conditions, shall be determined either (i) by the Board, of which all members shall be “non-employee directors” (as hereinafter defined) or (ii) by the Compensation Committee, consisting of two or more directors having full authority to act in the matter, each of whom shall be a “non-employee director” (with any action of the Compensation Committee subject to approval or ratification by the Board, if required). For the purposes of the Plan, a director shall be deemed to be a “non-employee director” only if such director qualifies as a “non-employee director” within the meaning of Rule 16b-3.
4.Stock Subject to Plan.
(a)Number of Shares. Subject to adjustment as provided in Section 10 below, the maximum number of shares of Common Stock that may be delivered in satisfaction of Stock Awards under the Plan shall be 20,970,000 shares. Subject to adjustment as provided in Section 10 below, the maximum aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed 20,970,000 shares.
(b)Reversion of Shares to the Share Reserve. Shares of Common Stock underlying any Stock Award to the extent the Stock Award, for any reason, expires, terminates or is forfeited, in whole or in part, without the issuance of shares, shall revert to and again become available for issuance under the Plan. Shares of Common Stock that are retained or withheld by or delivered to the Company to satisfy any purchase or exercise price or tax withholding obligation, and the total number of shares of Common Stock subject to a SAR any portion of which is settled in shares of Common Stock, will be treated as issued under the Plan. The shares of Common Stock available for issuance pursuant to Section 4(a) will not be increased by any shares that have been delivered under the Plan that are subsequently repurchased using the proceeds directly attributable to stock option exercises.
(c)Individual Limits. The following additional limits will apply to Stock Awards of the specified type granted to any person in any calendar year:
(i) Options: 500,000 shares of Common Stock.
(ii) SARs: 500,000 shares of Common Stock.
(iii) Stock Awards other than Options or SARs: 250,000 shares of Common Stock.
In applying the foregoing limits, (A) all Stock Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (B) the limits applicable to Options and SARs refer to the number of shares of Common Stock subject to those Stock Awards; and (C) the share limit under clause (iii) refers to the maximum number of shares of Common Stock that may be delivered, or the value of which could be paid in cash or other property, under a Stock Award or Stock Awards of the type specified in clause (iii) assuming a maximum payout.

(d)Non-employee Director Limits. Notwithstanding any other provision of the Plan to the contrary, including subsection (c) above, effective January 1, 2022, the aggregate value of all compensation paid or granted to a Participant who is a non-employee director with respect to any calendar year, including Stock Awards under the Plan and cash fees or other compensation paid by the Company to such director outside the Plan, solely with respect to his or her services as a director during such calendar year, may not exceed $1,500,000 in the case of the Chairman of the Board or $1,000,000 in the case of any other non-employee director (except with respect to the initial calendar year in which a non-employee director commences service on the Board, such annual limit shall be $1,500,000). In applying the foregoing limits, the value of any Stock Awards is calculated based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout. For the avoidance of doubt, the limitation in this Section 4(d) will not apply to any compensation granted or paid to a non-employee director for his or her services to the Company or a subsidiary other than as a non-employee director, including without limitation, as a consultant or advisor to the Company or a subsidiary.
5.Provisions Applicable to Options and Stock Appreciation Rights.
(a)Forms of Award Agreements. As a condition to the grant of an Option or SAR under the Plan, each recipient of an Option or SAR shall execute an Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. Such Award Agreements may differ among Participants and among Stock Awards.
(b)Exercise Price and Base Value. Subject to Section 3(b), the exercise price, or base value from which appreciation is to be measured, per share of Common Stock subject to a Stock Option or SAR, as applicable, shall be determined by the Administrator; provided, however, that the exercise price of an Option or base value of a SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant of such Option or SAR, or less than 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Participant described in Section 6(b). Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 10 or Section 11 of the Plan, the Company may not, without obtaining stockholder approval in accordance with the applicable requirements of the NASDAQ Global Select Market, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the

98	ir.novavax.com

Appendix B
original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration.
(c)Payment of Exercise Price. Payment of the exercise price of Options granted under the Plan shall be made by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options or through a broker-assisted exercise program acceptable to the Administrator, or, to the extent legally permissible and acceptable to the Administrator, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the Participant having a Fair Market Value equal in amount to the exercise price of the Options being exercised, (ii) through the withholding of shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the aggregate exercise price of the Option being exercised, or (iii) by any other means approved by the Administrator. The fair market value of any non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Administrator.
(d)Maximum Term. Except as otherwise provided in Section 6 regarding Incentive Stock Options, Options and SARs will have a maximum term of 10 years from the date of grant, subject to earlier termination as provided in the Plan or the applicable Award Agreement.
(e)Exercise of Options and SARs. Unless the Administrator expressly provides otherwise, no Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and, in the case of an Option, accompanied by any payment required under the Option. An Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Stock Award has the right to do so. Notwithstanding the foregoing, unless otherwise provided by the Administrator in an Award Agreement, if (i) a Participant holds an outstanding but unexercised Option or SAR on the date that is ten (10) years from the date of grant (or, in the case of an Option or SAR with a maximum term of less than ten (10) years, the last day of such maximum term) and has not exercised such Option or SAR as of the regular closing time of the exchange on which the Common Stock is traded on the last day of the applicable term of the Option or SAR, (ii) on such date the Common Stock is publicly traded, and (iii) at such time the Fair Market Value of a share of Common Stock is greater than the exercise price or base value applicable to such Option or SAR, such Option or SAR, to the extent then vested and exercisable, shall be automatically exercised on the last day of the applicable term, and the number of shares of Common Stock otherwise to be delivered upon exercise of the Option or SAR shall be reduced by, in the case of an Option, a number of shares having a Fair Market Value equal to the aggregate exercise price of the Option being exercised and, in the case of an Option or SAR, a number of shares having a Fair Market Value equal to the amount necessary to satisfy any applicable tax withholding obligation (but not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules).
(f)Vesting and Effect of Termination of Employment or Other Service Relationship. Subject to Section 8(b) below, the Administrator will determine the time or times at which an Option or SAR will vest or become exercisable and the terms on which an Option or SAR will remain exercisable. Unless the Administrator expressly provides otherwise, however, the following rules will apply when a Participant’s employment or other service relationship with the Company ceases:
(i) Immediately upon the cessation of the Participant’s employment or other service relationship and except as provided in (ii) and (iii) below, each Option or SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate.
(ii) Subject to (iii) and (iv) below, all Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(ii), and will thereupon immediately terminate.
(iii) All Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to (A) the cessation of the Participant’s employment or other service relationship due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) or (B) the Participant’s death within three months following the Participant’s termination of employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this Section 5(f)(iii), and will thereupon immediately terminate.
(iv) All Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship with the Company will immediately terminate upon such cessation of employment or other service relationship if the termination is for Cause.

NOVAVAX, INC. 2023 PROXY STATEMENT	99

Appendix B
6.Special Provisions for Incentive Stock Options.
Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:
(a)Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the Award Agreement evidencing the grant of Incentive Stock Options.
(b)10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such employee:
(i) the exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and
(ii) the Option may not be exercisable after the expiration of five years from the date of grant.
(c)Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to be Incentive Stock Options shall not be Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.
(d)Continuous Employment. Except as provided in Section 5(f) above, no Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of the Option, employed by the Company. For all purposes of the Plan and any Incentive Stock Option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-1(h) of the Income Tax Regulations (or any successor regulations).
7.Provisions of Other Stock Awards.
(a)Restricted Stock Awards. As a condition to the grant of an award of Restricted Stock under the Plan, each recipient of Restricted Stock shall execute an Award Agreement. The terms and conditions of such Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(i) Purchase Price. At the time of the grant of an award of Restricted Stock, the Administrator will determine the price to be paid by the Participant for each share subject to the award, if any.
(ii) Consideration. At the time of the grant of an award of Restricted Stock, the Administrator will determine the consideration permissible for the payment of the purchase price of the Restricted Stock. The purchase price of the shares of Common Stock acquired pursuant to an award of Restricted Stock shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Administrator.
(iii) Vesting. At the time of grant of an award of Restricted Stock, the Administrator will determine the conditions under which shares of Restricted Stock will vest or no longer be subject to a substantial risk of forfeiture or repurchase option in favor of the Company, which conditions will be set forth in the applicable Award Agreement.
(iv) Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, shares of Restricted Stock that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason.
(b)Restricted Stock Units. As a condition to the grant of RSUs under the Plan, each recipient of an RSU shall execute an RSU Award Agreement in such form not inconsistent with the Plan as may be approved by the Administrator. The terms and conditions of RSU Award Agreements may change from time to time, and the terms and conditions of separate RSU Award Agreements need not be identical; provided, however, that each RSU Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. At the time of grant of an award of RSUs, the Administrator will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the award.

100	ir.novavax.com

Appendix B
(ii) Vesting. At the time of the grant of an award of RSUs, the Administrator may impose such restrictions or conditions to the vesting of the shares subject to the award as it deems appropriate.
(iii) Payment. RSUs may be settled by the delivery of shares of Common Stock, their cash equivalent, or a combination of the two, as the Administrator deems appropriate. Settlement of RSUs shall occur no later than two and one-half (2½) months following the year in which such RSUs vest, unless the applicable Award Agreement expressly provides that the award of RSUs is intended to comply with the rules applicable to non-qualified deferred compensation under Section 409A.
(iv) Termination of Participant’s Service. Except as otherwise provided in the applicable Award Agreement, RSUs (and any related dividend equivalents) that have not vested will be forfeited upon the termination of the Participant’s employment or other service relationship with the Company for any reason and RSUs, whether vested or unvested, will be forfeited immediately upon the termination of the Participant’s employment or other service relationship with the Company if the termination is for Cause.
8.Additional Terms Applicable to all Stock Awards.
(a)Award Provisions. The Administrator will determine the terms of all Stock Awards, subject to the limitations provided in the Plan. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) a Stock Award, the Participant will be deemed to have agreed to the terms of the Stock Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(b)Vesting. Notwithstanding anything provided in Section 5(f), Section 7(a)(iii), Section 7(b)(ii) or Section 11 hereof, no Stock Award shall vest prior to the first anniversary of the grant date. Notwithstanding the foregoing, a number of shares of Common Stock not exceeding 5% of the number of shares of Common Stock that may be delivered in satisfaction of Stock Awards may be delivered in satisfaction of Stock Awards that are not subject to the minimum vesting period specified in the preceding sentence. Nothing in this Section 8(b) shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Stock Award in connection with or following the cessation of a Participant’s employment or other service relationship due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto), or accelerating the vesting of Stock Awards pursuant to Section 11 below.
(c)Nontransferability of Stock Awards. Except as provided in this Section 8(c), Stock Awards shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, in the case of Options and SARs, during the life of the Participant, shall be exercisable only by the Participant. Awards, other than Incentive Stock Options, may be transferred pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act) or as otherwise expressly permitted by the Administrator in the applicable Award Agreement.
(d)Investment Representations. The Company may require any person to whom a Stock Award is granted, as a condition of receiving or exercising such Stock Award, as applicable, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.
(e)Compliance with Securities Laws. Each Stock Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Award may not be issued or exercised, as applicable in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.
(f)Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Stock Award at any time if the Participant is not in compliance with all applicable provisions of the applicable Award Agreement and the Plan, or if the Participant breaches any agreement with the Company with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Stock Awards made under the Plan and payments under or gain in respect of any Stock Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act.

NOVAVAX, INC. 2023 PROXY STATEMENT	101

Appendix B
(g)Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Common Stock subject to a Stock Award whether or not the holder of such Stock Award is otherwise entitled to share in the actual dividend or distribution in respect of such Stock Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Stock Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose. Notwithstanding the foregoing, no dividends or dividend equivalents may be paid to a Participant in connection with a Stock Award prior to the date on which such Stock Award vests.
(h)[Reserved.]
(i)Coordination with Other Plans. Stock Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Stock Awards under the Plan or awards made under other compensatory plans or programs of the Company. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company may be settled in Common Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).
(j)Section 409A. Each Award Agreement will contain such terms as the Administrator determines, and will be construed and administered, such that the Stock Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
9.Rights as a Stockholder.
Nothing in the Plan will be construed as giving any person the rights as a stockholder with respect to any shares of Common Stock underlying a Stock Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) except as to shares of Common Stock actually issued under the Plan. Except as otherwise provided in an Award Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares of Common Stock are issued.
10.Adjustment Provisions for Recapitalizations and Related Transactions.
(a)If (i) the outstanding shares of Common Stock are (A) exchanged for a different number or kind of shares or other securities of the Company or (B) increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made to (1) the maximum number and kind of shares reserved for issuance under the Plan, (2) the maximum number of shares that can be issued upon exercise of Incentive Stock Options under the Plan, (3) the limitations on Stock Awards pursuant to Section 4(c) and (d), (4) the number and kind of shares or other securities subject to any then outstanding Stock Awards under the Plan, and (5) the exercise or purchase prices (or base values) relating to Stock Awards and any other provision of Stock Awards affected by such change, without (in the case of Options or SARs) changing the aggregate exercise price or base values for such Stock Awards. Any adjustment made pursuant to this Section 10 shall be made by the Administrator having due regard, where applicable, for the qualification of Incentive Stock Options under Section 422 and the requirements of Section 409A.
(b)Any adjustments under this Section 10 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.
11.Merger, Consolidation, Asset Sale, Liquidation, etc.
(a)General. In the event of (i) a consolidation, merger, combination or reorganization of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, (ii) the sale, lease or other disposition of all or substantially all of the assets of the Company, (iii) a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (a “Securities Acquisition”) other than by virtue of a merger, consolidation or similar transaction, or (iv) a dissolution or liquidation of the Company (hereinafter, each of the events described in (i) through (iv) above shall be a “Corporate Transaction”), if Stock Awards are not assumed, or equivalent stock awards are not substituted, by the acquiring or succeeding corporation (or an affiliate thereof), the Administrator will provide that all or any outstanding Stock Awards shall become vested and exercisable (or that any reacquisition or repurchase rights held by the Company shall lapse) at or immediately prior to such event, and will (1) upon written notice to the Participants, provide that all Stock Awards that are outstanding, whether vested or unvested and whether exercisable or unexercisable, including Stock Awards that are “out-of-the-money” or “underwater,” will terminate immediately prior to the consummation of a Corporate Transaction, unless exercised (to the extent then vested

102	ir.novavax.com

Appendix B
and exercisable) by the Participant within a specified period following the date of such notice, if applicable, or (2) in the event of a consolidation, merger, combination, reorganization or Securities Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the transaction (the “Sale Price”), make or provide for a cash payment to the Participant equal to the difference between (A) the Sale Price times the number of shares of Common Stock subject to such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price), and (B) the aggregate exercise price of all such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price) in exchange for the termination of such Stock Awards. In the event of a Corporate Transaction, if such Stock Awards are assumed, or equivalent stock awards are substituted, by the acquiring or succeeding corporation (or an affiliate thereof), the Administrator shall provide that such Stock Awards shall continue in existence with appropriate adjustments or modifications, provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code. Notwithstanding anything to the contrary in this Section 11(a), the vesting of any performance-based Stock Awards will be determined based on the greater of (i) assumed achievement of the applicable performance goals at 100% of the performance target, as provided in the Award Agreement with the result prorated based on the period of the Participant’s actual employment or other service relationship with the Company prior to the Corporate Transaction during the applicable full performance period, or (ii) actual achievement of the applicable performance goals, as provided in the Award Agreement, through the date of the consummation of the Corporate Transaction. Except as the Administrator may otherwise determine in any case, each Stock Award will automatically terminate (and in the case of outstanding shares of Restricted Stock will be forfeited automatically) upon consummation of the Corporate Transaction, other than Stock Awards assumed pursuant to clause (1) of this Section 11(a).
(b)Substitute Options. The Company may grant Stock Awards under the Plan in substitution for Stock Awards held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger, consolidation, combination or reorganization of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Stock Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.
12.No Employment Rights.
Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her employment or other service relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant. The loss of existing or potential profit in a Stock Award will not constitute an element of damages in the event of a termination of a Participant’s employment or other service relationship with the Company for any reason, even if the termination is in violation of an obligation of the Company to the Participant.
13.Other Employee Benefits.
Except as to plans which by their terms include such amounts as compensation or as otherwise specifically determined by the Administrator, the amount of any compensation deemed to be received by an employee as a result of the issuance of a Stock Award, the lapse of any restrictions thereon, or the exercise of an Option or SAR, or the sale of shares received upon such exercise will not constitute compensation for purposes of determining any other employee benefits of such employee, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan.
14.Amendment of the Plan and Stock Awards.
(a)The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that any such modification or amendment (i) shall be subject to stockholder approval if the approval of the stockholders of the Company is required under Section 422 or any successor provision with respect to Incentive Stock Options, Rule 16b-3 (if then applicable), or any other applicable tax or securities law or stock exchange listing requirements, and (ii) shall not adversely affect the rights under any Stock Award previously granted to a Participant without the Participant’s consent.
(b)With the consent of the affected Participant, the Administrator may amend outstanding Stock Award Agreements in a manner not inconsistent with the Plan, provided, however, that, without the consent of the affected Participant, the Administrator shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422, (ii) the terms and provisions of the Plan and of any outstanding Stock Award to the extent necessary to ensure (A) the qualification of the Plan under Rule 16b-3 (if then applicable) or (B) compliance with, or exemption from, Section 409A.
15.Withholding.
(a)The delivery, vesting and retention of Common Stock, cash or other property under a Stock Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect thereto. The Administrator will prescribe such rules for the withholding of taxes as it deems appropriate. The Company shall have the

NOVAVAX, INC. 2023 PROXY STATEMENT	103

Appendix B
right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any shares of Common Stock issued, or cash or other property delivered, in settlement of a Stock Award, upon the exercise of Options or SARs, and upon the lapse of any restrictions with respect to a Stock Award. Subject to the prior approval of the Administrator, which may be withheld in its sole discretion, a Participant may elect (i) to cause the Company to hold back shares of Common Stock from a Stock Award or (ii) to deliver to the Company shares of Common Stock already owned by the Participant in satisfaction of tax withholding obligations but, in each case, not in excess of the maximum withholding amount consistent with the award being subject to equity accounting treatment under the Accounting Rules. The shares of Common Stock so delivered or held back shall have a Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 15(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(b)Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).
16.Effective Date and Duration of the Plan.
(a)Effective Date. The Plan is effective as of the Amendment Date, subject to its approval by the Company’s stockholders at the Company’s annual meeting in 2023. If such stockholder approval is not obtained within twelve months after the Amendment Date, Options and SARs granted under the Plan shall not vest and shall terminate and neither Options nor SARs shall be granted thereafter under the Plan. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board; amendments requiring stockholder approval (as provided in Section 14) shall become effective when adopted by the Board, but no Options or SARs granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Options or SARs) and no other Stock Award shall become vested, unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Options or SARs granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such Options or SARs. Subject to this limitation, Stock Awards may be granted under the Plan at any time after the Amendment Date and before the termination of the Plan as provided in Section 16(b) below.
(b)Termination. The Board may suspend or terminate the Plan at any time, except that such suspension or termination of the Plan shall not adversely affect a Participant’s rights under a Stock Award previously granted to the Participant while the Plan is in effect without the consent of the Participant. Unless sooner terminated in accordance with this Section or Section 11, the Plan shall terminate upon the close of business on the day immediately preceding the (10th) tenth anniversary of the Amendment Date. Stock Awards outstanding on such date shall remain in force and effect in accordance with their terms.
17.Provision for Foreign Participants; Sub Plans.
(a)The Administrator may, without amending the Plan, modify Stock Awards granted to Participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
(b)The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Board’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).
18.Miscellaneous.
(a)Waiver of Jury Trial. By accepting a Stock Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Stock Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting a Stock Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Stock Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving a Stock Award hereunder.

104	ir.novavax.com

Appendix B
(b)Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of a Stock Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), by reason of the failure of a Stock Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Stock Award.
19.Governing Law.
(a)Certain Requirements of Corporate Law. Stock Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Common Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)Other Matters. Except as otherwise provided by the express terms of an Award Agreement, under a sub-plan described in Section 17(b) or as provided in Section 19(a) above, the provisions of the Plan and of Stock Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Stock Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Maryland without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)Jurisdiction. By accepting a Stock Award, each Participant will be deemed (a) to have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Stock Award; (b) to agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or a Stock Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Maryland; and (c) to have waived and agreed not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or a Stock Award or the subject matter thereof may not be enforced in or by such court.

NOVAVAX, INC. 2023 PROXY STATEMENT	105

Appendix B
Exhibit A
“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Stock Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.
“Adoption Date”: March 5, 2015
“Amendment Date”: March 30, 2023
“Award Agreement”: An agreement evidencing the grant of a Stock Award under the Plan.
“Board”: The Board of Directors of the Company.
“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean willful misconduct in connection with the Participant’s employment or service on behalf of the Company, or the willful failure of the Participant to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach, whether willful or not, by the Participant of any provision of any employment or services agreement, nondisclosure, non-competition, non-solicitation or other similar agreement between the Participant and the Company), as determined by the Board, which determination is conclusive. The Participant shall be considered to have been discharged “for cause” if the Administrator determines, within 30 days after the termination of the Participant’s employment or other service relationship with the Company for any other purported reason, that discharge for cause was warranted (and the Company may rescind the delivery of shares pursuant to any Stock Award in those circumstances).
“Code”: Internal Revenue Code of 1986, as amended or replaced from time to time.
“Compensation Committee”: The Compensation Committee of the Board.
“Common Stock”: The Company’s common stock, $.01 par value.
“Company”: Novavax, Inc. and the parent and all present and future subsidiaries of Novavax, Inc. as defined in Sections 424(e) and 424(f) of the Code; provided, however, that status as a “parent” or “subsidiary” corporation depends on satisfaction of the criteria in Sections 424(e) and (f) of the Code as of the date on which such determination is being made and does not necessarily continue to exist merely because it existed as of the date of grant of an Option or other Stock Award.
“Corporate Transaction”: The meaning set forth in Section 11(a).
“Exchange Act”: The Securities Exchange Act of 1934, as amended.
“Fair Market Value”: As of any date, the value of the Common Stock determined as follows:
(1) If the Common Stock is listed on any established stock exchange, including but not limited to the NASDAQ Global Select Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or in the case of multiple exchanges, the exchange with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the day of determination is not a market trading day, then the trading day immediately preceding the day of determination shall be used.
(2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator consistent with the requirements of Section 409A.
“Incentive Stock Options”: An Option intended to be an “incentive stock option” within the meaning of Section 422.
“Non-Statutory Options”: An Option that is not intended to be an Incentive Stock Option.
“Option”: An option entitling the holder to acquire shares of Common Stock upon payment of the exercise price.

106	ir.novavax.com

Appendix B
“Participant”: An individual who is granted or receives a Stock Award under the Plan.
“Performance Award”: A Stock Award subject to Performance Criteria.
“Performance Criteria”: Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of a Stock Award. A Performance Criterion may include any measure or measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, strategic alliances, licenses or collaborations; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; manufacturing or process development; or achievement of clinical trial or research objectives, regulatory or other filings or approvals or other product development milestones. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss and may be based on objective or subjective individual goals. The Administrator may provide that a Stock Award will be adjusted to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary or other unplanned items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
“Plan”: The Novavax, Inc. 2015 Stock Incentive Plan, as amended and restated on the Amendment Date, and as further amended from time to time.
“Reporting Person”: Individuals who are required to file reports under Section 16(a) of the Exchange Act.
“Restricted Stock”: Common Stock subject to forfeiture or restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
“Restricted Stock Unit” or “RSU”: A Stock Unit that is, or as to which the delivery of Common Stock or cash in lieu of Common Stock is, subject to the satisfaction of specified performance or other vesting conditions.
“Rule 16b-3”: Rule 16b-3 promulgated under the Exchange Act, or any successor rule.
“Sale Price”: The meaning set forth in Section 11(a).
“Section 422”: Section 422 of the Code.
“Securities Acquisition”: The meaning set forth in Section 11(a).
“Stock Appreciation Right” or “SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Common Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Common Stock subject to the right over the base value from which appreciation under the SAR is to be measured.
“Stock Awards”: Any or a combination of the following:
(1)Options (including Incentive Stock Options and Non-Statutory Options),
(2)Stock Appreciation Rights,
(3)Restricted Stock,
(4)Unrestricted Stock,
(5)Stock Units,
(6)Restricted Stock Units, and
(7)Performance Awards.
“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Common Stock, to deliver Common Stock or cash measured by the value of Common Stock in the future.
“Unrestricted Stock”: Common Stock not subject to any restrictions under the terms of the Stock Award.

NOVAVAX, INC. 2023 PROXY STATEMENT	107

21 Firstfield Road, Gaithersburg, MD 20878 240-268-2000 | www.novavax.com Nasdaq: NVAX

108	ir.novavax.com
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V13565-P92816 For Withhold For Against Abstain For Against Abstain ! !!! !! !! !! ! !! NOVAVAX, INC. 21 FIRSTFIELD ROAD GAITHERSBURG, MD 20878 1b. Gregg H. Alton, J.D. 1c. Richard J. Rodgers 1a. John C. Jacobs The Board of Directors recommends you vote 1 YEAR for proposal 3 and FOR proposals 2, 4, 5 and 6. 2. The approval, on an advisory basis, of the compensation paid to our Named Executive Officers. 3. The approval, on an advisory basis, of holding future executive compensation advisory votes every three years, every two years, or every year. 4. Amendment to the Second Amended and Restated Certificate of Incorporation of Novavax, Inc., as amended, to reflect Delaware law provisions allowing officer exculpation. 5. Amendment and restatement of the Novavax, Inc. Amended and Restated 2015 Stock Incentive Plan, as amended to increase the number of shares of common stock available for issuance thereunder by 6,170,000 shares. NOTE: To consider such other business as may properly come before the meeting or any adjournment or postponement thereof. 6. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors recommends you vote FOR the following: 1. Election of Class I directors to serve on the Board of Directors, each for a three-year term expiring at the 2026 Annual Meeting of Stockholders. Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOVAVAX, INC. ! !! !! 3 Years1 Year 2 Years Abstain ! !!! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NVAX2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V13566-P92816 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Materials are available at www.proxyvote.com. NOVAVAX, INC. Annual Meeting of Stockholders June 15, 2023 8:30 AM Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John C. Jacobs and John A. Herrmann III, or either of them, as proxies and attorneys-in-fact, each with the power to act without the other and to appoint his substitute, and hereby authorize(s) them to vote, as designated on the reverse side of the proxy card and in their discretion on such other business as may properly come before such meeting, all of the shares of Common Stock of Novavax, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Eastern Time on June 15, 2023, and any adjournment or postponement thereof and otherwise to represent the stockholder(s) at such meeting with all powers possessed by the stockholder(s) if personally present at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations, and the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side